EXHIBIT 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

August 2, 2004

Among

THE GENLYTE GROUP INCORPORATED, GENLYTE THOMAS GROUP LLC,
GENLYTE HOLDINGS INC., GENLYTE LIGHTING CORPORATION,
GENLYTE CLP NOVA SCOTIA ULC and GENLYTE CGP NOVA SCOTIA ULC

as the Borrowers

and

THE LENDING INSTITUTIONS NAMED THEREIN

as the Lenders

NATIONAL CITY BANK OF KENTUCKY

as a Lender, a Letter of Credit Issuer,

the Swing Line Lender, a Co-Lead Arranger and

the Domestic Administrative Agent

BANK ONE, NA, CANADA BRANCH

as a Lender, a Letter of Credit Issuer and the

Canadian Administrative Agent

BANK ONE, N.A.

as a Lender and a Letter of Credit Issuer

BANK OF AMERICA, N.A.

as a Lender, a Letter of Credit Issuer and a Co-Documentation Agent

J.P. MORGAN SECURITIES INC.

as a Co-Lead Arranger

and

SUNTRUST BANK

as a Lender and a Co-Documentation Agent

TABLE OF CONTENTS

SECTION 1. DEFINITIONS AND TERMS
1.1. Certain Defined Terms
1.2. COMPUTATION OF TIME PERIODS
1.3. ACCOUNTING TERMS
1.4. TERMS GENERALLY
1.5. ADDITIONAL BORROWERS.
1.6. APPOINTMENT OF GENLYTE GROUP AS REPRESENTATIVE.
1.7. QUALIFIED RECEIVABLES TRANSACTION.
1.8. CURRENCY EQUIVALENTS; CANADIAN FACILITY AMOUNTS.
SECTION 2. AMOUNT AND TERMS OF LOANS
2.1. EXISTING LETTERS OF CREDIT; COMMITMENTS FOR LOANS
2.2. MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS
2.3. PROCEDURES FOR BORROWING
2.4. DISBURSEMENT OF FUNDS
2.5. REFUNDING OF, OR PARTICIPATION IN, SWING LINE REVOLVING LOANS
2.6. NOTES AND LOAN ACCOUNTS
2.7. CONVERSIONS OF DOMESTIC REVOLVING LOANS; CANADIAN REVOLVING LOANS AND DOMESTIC TERM LOANS
2.8. INTEREST
2.9. SELECTION AND CONTINUATION OF INTEREST PERIODS
2.10. INCREASED COSTS, ILLEGALITY, ETC.
2.11. BREAKAGE COMPENSATION
2.12. SAME INDEBTEDNESS; OTHER REFERENCES
SECTION 3. DOMESTIC FACILITY LETTERS OF CREDIT
3.1. DOMESTIC FACILITY LETTERS OF CREDIT
3.2. DOMESTIC FACILITY LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE
3.3. AGREEMENT TO REPAY DOMESTIC FACILITY LETTER OF CREDIT DRAWINGS
3.4. DOMESTIC FACILITY LETTER OF CREDIT PARTICIPATIONS

i

3.5. INCREASED COSTS
SECTION 4. CANADIAN FACILITY LETTERS OF CREDIT
4.1. CANADIAN FACILITY LETTERS OF CREDIT
4.2. CANADIAN FACILITY LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE
4.3. AGREEMENT TO REPAY CANADIAN FACILITY LETTER OF CREDIT DRAWINGS
4.4. CANADIAN FACILITY LETTER OF CREDIT PARTICIPATIONS
4.5. INCREASED COSTS
SECTION 5. FEES
5.1. FACILITY FEE
5.2. CLOSING, LETTER OF CREDIT AND OTHER FEES
5.3. COMPUTATIONS OF FEES
SECTION 6. REDUCTIONS AND TERMINATION OF COMMITMENTS
6.1. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS
6.2. MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC.
SECTION 7. PAYMENTS
7.1. VOLUNTARY PREPAYMENTS
7.2. MANDATORY PREPAYMENTS
7.3. METHOD AND PLACE OF PAYMENT
7.4. NET PAYMENTS
SECTION 8. CONDITIONS PRECEDENT
8.1. CONDITIONS PRECEDENT AT CLOSING DATE
8.2. CONDITIONS PRECEDENT TO ALL LOANS
SECTION 9. REPRESENTATIONS AND WARRANTIES
9.1. CORPORATE STATUS, ETC.
9.2. SUBSIDIARIES
9.3. CORPORATE POWER AND AUTHORITY, ETC.
9.4. NO VIOLATION
9.5. GOVERNMENTAL APPROVALS
9.6. LITIGATION
9.7. USE OF PROCEEDS; MARGIN REGULATIONS
9.8. FINANCIAL STATEMENTS, ETC.

9.9. NO MATERIAL ADVERSE CHANGE
9.10. TAX RETURNS AND PAYMENTS
9.11. TITLE TO PROPERTIES, ETC.
9.12. LAWFUL OPERATIONS, ETC.
9.13. ENVIRONMENTAL MATTERS
9.14. COMPLIANCE WITH ERISA AND CANADIAN BENEFIT PLANS
9.15. INTELLECTUAL PROPERTY, ETC.
9.16. INVESTMENT COMPANY
9.17. BURDENSOME CONTRACTS; LABOR RELATIONS
9.18. EXISTING INDEBTEDNESS
9.19. TRUE AND COMPLETE DISCLOSURE
9.20. SOLVENCY
9.21. MATERIAL AGREEMENTS
9.22 INSURANCE
9.23. SECURITY INTERESTS
9.24 THOMAS PURCHASE.
SECTION 10. AFFIRMATIVE COVENANTS
10.1. REPORTING REQUIREMENTS
10.2. BOOKS, RECORDS AND INSPECTIONS
10.3. INSURANCE
10.4. PAYMENT OF TAXES AND CLAIMS
10.5. CORPORATE FRANCHISES
10.6. GOOD REPAIR
10.7. COMPLIANCE WITH STATUTES, ETC.
10.8. COMPLIANCE WITH ENVIRONMENTAL LAWS
10.9. FISCAL YEARS, FISCAL QUARTERS
10.10. HEDGE AGREEMENTS, ETC.
10.11. SENIOR DEBT
10.12. SECURITY DOCUMENTS
10.13. USE OF PROCEEDS
SECTION 11. NEGATIVE COVENANTS
11.1. CHANGES IN BUSINESS
11.2. CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC.

11.3. LIENS
11.4. INDEBTEDNESS
11.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS
11.6. RESTRICTED PAYMENTS
11.7 RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA
11.8. CONSOLIDATED INTEREST COVERAGE RATIO
11.9. TRANSACTIONS WITH AFFILIATES
11.10. PLAN TERMINATIONS, MINIMUM FUNDING, ETC.
11.11. CERTAIN LEASES
11.12. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS, ETC.
11.13. ACCOUNTING CHANGES
SECTION 12. EVENTS OF DEFAULT
12.1. EVENTS OF DEFAULT
12.2. ACCELERATION, ETC.
12.3. APPLICATION OF LIQUIDATION PROCEEDS
SECTION 13. THE ADMINISTRATIVE AGENTS
13.1. APPOINTMENT
13.2. DELEGATION OF DUTIES
13.3. EXCULPATORY PROVISIONS
13.4. RELIANCE BY ADMINISTRATIVE AGENTS
13.5. NOTICE OF DEFAULT
13.6. NON-RELIANCE
13.7. INDEMNIFICATION
13.8. THE ADMINISTRATIVE AGENTS IN INDIVIDUAL CAPACITY
13.9. SUCCESSOR ADMINISTRATIVE AGENT
13.10. OTHER AGENTS
SECTION 14. GUARANTY BY GENLYTE GROUP
14.1. GUARANTY OF SUBSIDIARY BORROWINGS
14.2. ADDITIONAL UNDERTAKING
14.3. GUARANTY UNCONDITIONAL, ETC.
14.4. GENLYTE GROUP OBLIGATIONS TO REMAIN IN EFFECT; RESTORATION
14.5. WAIVER OF ACCEPTANCE, ETC.
14.6. SUBROGATION

14.7. EFFECT OF STAY
SECTION 15. MISCELLANEOUS
15.1. PAYMENT OF EXPENSES ETC.
15.2. RIGHT OF SETOFF
15.3. NOTICES
15.4. BENEFIT OF AGREEMENT
15.5. NO WAIVER: REMEDIES CUMULATIVE
15.6. PAYMENTS PRO RATA
15.7. CALCULATIONS: COMPUTATIONS
15.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL
15.9. COUNTERPARTS
15.10. EFFECTIVENESS; INTEGRATION
15.11. HEADINGS DESCRIPTIVE
15.12. AMENDMENT OR WAIVER
15.13. SURVIVAL
15.14. DOMICILE OF LOANS
15.15. JUDGMENT CURRENCY
15.16. LENDER REGISTER
15.17. GENERAL LIMITATION OF LIABILITY
15.18. NO DUTY
15.19. LENDERS AND AGENTS NOT FIDUCIARY TO BORROWERS, ETC.
15.20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES
15.21. INDEPENDENCE OF COVENANTS
15.22. OBLIGATIONS OF BORROWERS
15.23. SEPARATE OBLIGATIONS OF FOREIGN BORROWERS AND CANADIAN FACILITY GUARANTORS

v

ANNEX I	-	INFORMATION AS TO LENDERS
ANNEX II	-	INFORMATION AS TO SUBSIDIARIES
ANNEX III	-	DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV	-	DESCRIPTION OF EXISTING LIENS
ANNEX V	-	DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND GUARANTEES
ANNEX VI	-	TRANSACTION WITH AFFILIATES

EXHIBIT A-1	-	FORM OF DOMESTIC REVOLVING NOTE
EXHIBIT A-2	-	FORM OF SWING LINE REVOLVING NOTE
EXHIBIT A-3	-	FORM OF CANADIAN REVOLVING NOTE
EXHIBIT A-4		FORM OF DOMESTIC TERM LOAN NOTE
EXHIBIT B-1	-	FORM OF NOTICE OF BORROWING
EXHIBIT B-2	-	FORM OF NOTICE OF CONVERSION
EXHIBIT B-3	-	DOMESTIC FACILITY LETTER OF CREDIT REQUEST
EXHIBIT B-4	-	CANADIAN FACILITY LETTER OF CREDIT REQUEST
EXHIBIT C	-	FORM OF CORPORATE CERTIFICATES
EXHIBIT D	-	OPINIONS OF COUNSEL TO THE BORROWER
EXHIBIT E	-	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F	-	FORM OF STOCK PLEDGE AGREEMENT
EXHIBIT G-1	-	FORM OF GUARANTY AGREEMENT FOR CANADIAN FACILITY GUARANTORS
EXHIBIT G-2	-	FORM OF GUARANTY AGREEMENT FOR DOMESTIC FACILITY GUARANTORS
EXHIBIT G-3	-	GENLYTE THOMAS, GENLYTE GROUP GUARANTY AGREEMENT
EXHIBIT H	-	FORM OF ADDITIONAL BORROWER JOINDER

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 2, 2004 (herein, as amended, supplemented or otherwise modified from time to time, “this Agreement”), among the following:

(i)            THE GENLYTE GROUP INCORPORATED, a Delaware corporation (“Genlyte Group”); GENLYTE THOMAS GROUP LLC, a Delaware limited liability company (“Genlyte Thomas”); GENLYTE HOLDINGS INC., a Delaware corporation (“Genlyte Holdings”); GENLYTE LIGHTING CORPORATION, a Delaware corporation (“Genlyte Lighting”); GENLYTE CLP NOVA SCOTIA ULC, a Nova Scotia unlimited liability company (“Genlyte Limited Nova Scotia”; and GENLYTE CGP NOVA SCOTIA ULC, a Nova Scotia unlimited liability company (“Genlyte General Nova Scotia”) (Genlyte Group, Genlyte Thomas, Genlyte Holdings, Genlyte Lighting, Genlyte Limited Nova Scotia and Genlyte General Nova Scotia are herein each a “Borrower” and, collectively, together with each of their respective successors and assigns, the “Borrowers”);

(ii)           the lending institutions listed in Annex I hereto (herein, together with its or their successors and assigns, each a “Lender” and collectively, the “Lenders”);

(iii)          NATIONAL CITY BANK OF KENTUCKY, a national banking association, as one of the Lenders, as the Lender under the Swing Line Revolving Facility referred to herein (herein, together with its successors and assigns, the “Swing Line Lender”), as a Letter of Credit Issuer (herein, together with its successors and assigns, a “Letter of Credit Issuer”), as a Co-Lead Arranger (a “Co-Lead Arranger”), and as the administrative agent for the Domestic Revolving Facility and the Domestic Term Loan Facility referred to herein (the “Domestic Administrative Agent” or an “Administrative Agent”);

(iv)          BANK ONE, NA, CANADA BRANCH a national banking association, as one of the Lenders, as a Letter of Credit Issuer (herein, together with its successors and assigns, a “Letter of Credit Issuer”) and as the administrative agent for the Canadian Revolving Facility referred to herein (the “Canadian Administrative Agent” or an “Administrative Agent” and collectively with the Domestic Administrative Agent, the “Administrative Agents”);

(v)           BANK ONE, NA, a national banking association, as one of the Lenders, as a Letter of Credit Issuer (herein, together with its successors and assigns, a “Letter of Credit Issuer”);

(vi)          BANK OF AMERICA, N.A., a national banking association, as one of the Lenders, as a Letter of Credit Issuer (herein, together with its successors and assigns, a “Letter of Credit Issuer”) and as a co-documentation agent (a “Co-Documentation Agent”);

(vii)         J.P. MORGAN SECURITIES INC., a Delaware corporation, as one of the co-lead arrangers (a “Co-Lead Arranger” and together with National City Bank of Kentucky, the “Co-Lead Arrangers”); and

(viii)        SUNTRUST BANK, a Georgia corporation, as a Lender and as a co-documentation agent (a “Co-Documentation Agent”, and together with Bank of America, N.A., the “Co-Documentation Agents”).

PRELIMINARY STATEMENTS:

A.            Genlyte Thomas and Genlyte Thomas Group Nova Scotia ULC, a Nova Scotia unlimited liability company (“GTG Nova Scotia” and, collectively with Genlyte Thomas, the “Existing Agreement Borrowers”) are the borrowers under that certain Credit Agreement dated as of July 29, 2003 (the “Existing Credit Agreement”), as in effect immediately prior to the Closing Date (as defined herein), under which:

(i)            National City Bank of Kentucky and Bank One, NA, Canada Branch are the administrative agents (the “Existing Agreement Agents”);

(ii)           National City Bank of Kentucky and Banc One Capital Markets, Inc. are the co-lead arrangers;

(iii)          National City Bank of Kentucky, Bank One, NA, Canada Branch, Bank One, NA, and Bank of America, N.A. are letter of credit issuers (the “Existing Agreement Issuers”);

(iv)          PNC Bank, National Association and Suntrust Bank are the co-documentation agents; and

(v)           various financial institutions, including those identified in clauses (i) through (iv), above, are the lender parties (the “Existing Agreement Lenders”).

B.            Pursuant and subject to the Existing Credit Agreement, the Existing Agreement Lenders agreed to advance to the Borrowers revolving credit loans (collectively, the “Existing Revolving Loans”), and the Existing Agreement Issuers agreed to issue letters of credit (collectively, the “Existing Letters of Credit”) in an aggregate principal amount not to exceed $130,000,000 under a domestic revolving credit facility and in an aggregate principal amount not to exceed CDN$27,000,000 under a Canadian revolving credit facility.

C.            On the close of business July 30, 2004, there were no Existing Revolving Loans outstanding under either of said revolving credit facilities;  and the aggregate undrawn face amount of the Existing Letters of Credit was $19,270,254 under said domestic revolving credit facility and CDN $-0- under said Canadian revolving credit facility.

D.            The Existing Agreement Borrowers and the Borrowers have requested the Existing Agreement Agents, the Existing Agreement Issuers, the Existing Agreement Lenders, the Administrative Agents and the Lenders to enter into this Agreement to amend and restate in their entirety the terms and conditions of the Existing Credit Agreement, inter alia, to (i) extend the maturity of both of said revolving credit facilities of the Existing Credit Agreement and increase the aggregate amount of credit available under said domestic revolving credit facility, (ii) advance to certain of the Borrowers a term loan hereunder, (iii) permit Genlyte Group, Genlyte Holdings, Genlyte Lighting, Genlyte Limited Nova Scotia and Genlyte General Nova Scotia to join in said amendment and restatement as additional “Borrowers” hereunder and (iv) permit GTG Nova Scotia to cease being a “Borrower”.

E.             Subject to the satisfaction of the terms and conditions set forth in this Agreement, the Existing Agreement Agents, the Existing Agreement Issuers, the Existing Agreement Lenders, the Administrative Agents and the Lenders have agreed to such requests.

F.             Certain of the proceeds of the “Loans” advanced hereunder will be used by Genlyte Holdings and Genlyte Lighting to acquire from Thomas Industries Inc. and certain of its Subsidiaries (collectively, the “Thomas Sellers”) all of the direct and indirect equity interests (collectively, the “Thomas Interests”) of the Thomas Sellers in Genlyte Thomas and GTG Intangible Holdings, LLP, a Delaware limited liability company (together with its successors and assigns, “GTG Intangible”).

G.            Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

NOW, THEREFORE, it is agreed:

SECTION 1.         DEFINITIONS AND TERMS.

1.1.         Certain Defined Terms.  As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Acquisition” shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of a Borrower, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

“Additional Borrower Joinder” shall mean an Additional Borrower Joinder in the Form of Exhibit H to this Agreement pursuant to which the signatory thereto becomes a Borrower hereunder pursuant to section 1.5.

“Administrative Agent(s)”, “Domestic Administrative Agent” and “Canadian Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to either Administrative Agent appointed pursuant to section 13.9.

“Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status or the exercise of authority pursuant to such status, be considered an Affiliate of such person; and (y) none of the Administrative Agents, the Co-Lead Arrangers, the Co-Documentation Agents or any Lender shall in any event be considered an Affiliate of any Borrower or any Subsidiary.

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Applicable Eurodollar Margin” shall have the meaning provided in section 2.8(j).

“Applicable Facility Fee Rate” shall have the meaning provided in section 5.1(b).

“Applicable Lending Office” shall mean, with respect to each Lender, (i) such Lender’s Domestic Lending Office in the case of Borrowings under the Domestic Revolving Facility or the Domestic Term Loan Facility consisting of Domestic Prime Rate Loans, (ii) such Lender’s Eurodollar Lending Office in the case of Borrowings under the Domestic Revolving Facility, the Domestic Term Loan Facility or the Canadian Revolving Facility consisting of Eurodollar Loans, (iii) the Domestic Lending Office of the Swing Line Lender in the case of Borrowings of Swing Line Revolving Loans from the Swing Line Lender, and (iv) such Lender’s Canadian Lending Office in the case of Borrowings consisting of Canadian Revolving Loans that are not Eurodollar Loans; provided that a Canadian Facility Lender that makes a Canadian Revolving Loan denominated in Dollars may, in addition, by notice to the Canadian Administrative Agent designate a branch, affiliate or correspondent office as its Applicable Lending Office with respect to Canadian Revolving Loans denominated in Dollars.

“Asset Sale” shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of a Borrower, or any of its Subsidiaries) by a Borrower or any of its Subsidiaries to any person of any of their respective assets, other than (i) the sale of inventory in the ordinary course of business of such Credit Party and (ii) the sale of Receivables Facility Assets pursuant to a Qualified Receivables Transaction.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit E hereto.

“Authorized Officer” shall mean any officer or employee of the Borrowers designated as such in writing to the Administrative Agents by the Borrowers.

“Bank One” shall mean Bank One, N.A., a national banking association, together with its successors and assigns.

“Bank One Canada” shall mean Bank One, NA, Canada Branch, a national banking association, together with its successors and assigns.

“Bankruptcy Code” shall have the meaning provided in section 12.1(g).

“Basis Point” shall mean one one-hundredth of one percent (0.01%).

“Borrower” shall mean any of the Domestic Facility Borrowers and the Canadian Facility Borrowers, as applicable, and “Borrowers” shall mean, collectively, the Domestic Facility Borrowers and the Canadian Facility Borrowers.

“Borrowing” shall mean (i) the incurrence of Domestic Revolving Loans consisting of one Type of Loan, by a Borrower from all of the Domestic Revolving Facility Lenders on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period, (ii) the incurrence of a Swing Line Revolving Loan by a Borrower from the Swing Line Lender, (iii) the incurrence of Canadian Revolving Loans consisting of one Type of Loan, by a Borrower from all of the Canadian Facility Lenders on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of CDOR Loans the same Interest Period, or (iv) the incurrence of Domestic Term Loans consisting of one Type of Loan, by a Borrower from all of the Domestic Term Loan Lenders on a pro rata basis on a given date (or resulting from Conversions or Continuations of a given date), having in the case of Eurodollar Loans the same Interest Period.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) or (iii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans or Flex Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Canadian Revolving Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Canadian Dollar deposits in Canada and, further, with respect to all notices and determinations in connection with, and payments of principal and interest on, Canadian Revolving Loans that are Eurodollar Loans, which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

“Canadian Deposit Offered Rate” shall mean on any day the annual rate of interest which is the rate determined as being the arithmetic average of the quotations of all institutions listed in respect of the “BA 1 Month” Rate for Canadian Dollar denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 am Toronto, Ontario local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Administrative Agent after 10:00 am Toronto, Ontario local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); and if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian Dollar Offered Rate on that day shall be calculated as the cost of funds quoted by the Canadian Administrative Agent to raise Canadian Dollars for the applicable Interest Period as of 10:00 A.M. Toronto, Ontario local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a

Business Day, then as quoted by the Canadian Administrative Agent on the immediately preceding Business Day.

“Canadian Dollar” and the sign “CDN$” each shall mean lawful money of Canada.

“Canadian Facility Borrower” shall mean each of Genlyte Limited Nova Scotia and Genlyte General Nova Scotia, together with their respective successors and assigns.

“Canadian Facility Guarantors” shall mean any Material Subsidiary that in accordance with section 10.12(a) executes and delivers to the Canadian Administrative Agent a Guaranty Agreement in substantially the form attached as Exhibit G-1 for the benefit of each of the Administrative Agents and each of the Canadian Facility Lenders.

“Canadian Facility Lender” shall mean a Lender having a Canadian Revolving Commitment.

“Canadian Facility Letter of Credit” shall have the meaning provided in section 4.1.

“Canadian Facility Letter of Credit Obligor” shall have the meaning provided in section 4.1.

“Canadian Facility Letter of Credit Outstandings” shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Canadian Facility Letters of Credit and (ii) the aggregate amount of all Unpaid Canadian Facility Drawings.

“Canadian Facility Letter of Credit Request” shall have the meaning provided in section 4.2.

“Canadian Facility Participant” shall have the meaning provided in section 4.4(a).

“Canadian Lending Office” shall mean, with respect to any Canadian Facility Lender, the office of such Lender specified as its Canadian Lending Office in Annex I or in the Assignment and Assumption Agreement pursuant to which it became a Canadian Facility Lender, or such other office or offices for Canadian Revolving Loans of such Lender as such Lender may from time to time specify to the Borrowers and the Canadian Administrative Agent.

“Canadian Prime Rate” shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the percentage rate per annum determined by the Canadian Administrative Agent (rounded up to two decimal places) to be the greater of (i) the rate of interest which the Canadian Administrative Agent establishes at that time as the reference rate of interest for determination of interest rates it will charge for loans in Canadian Dollars in Canada and which it refers to as its prime rate (or its equivalent or analogous such rate) or (ii) the sum of (A) the yearly rate of interest to which the one month Canadian Deposit Offered Rate is equivalent plus (B) one percent (1.0%).

“Canadian Prime Rate Loan” shall mean each Loan bearing interest at the rates provided in section 2.8(c).

“Canadian Revolving Commitment” shall mean, with respect to each Canadian Facility Lender, the amount set forth opposite such Canadian Facility Lender’s name in Annex I as its “Canadian Revolving Commitment” as the same may be reduced from time to time pursuant to any one or more of sections 6.1, 6.2 and 12.2 or adjusted from time to time as a result of assignments to or from such Canadian Facility Lender pursuant to section 15.4.

“Canadian Revolving Commitment Acceptance” shall have the meaning provided in section 2.1(f).

“Canadian Revolving Facility” shall mean the credit facility evidenced by the Total Canadian Revolving Commitment.

“Canadian Revolving Facility Percentage” shall mean at any time for any Canadian Facility Lender, the percentage obtained by dividing such Canadian Facility Lender’s Canadian Revolving Commitment by the Total Canadian Revolving Commitment, provided, that if the Total Canadian Revolving Commitment has been terminated, the Canadian Revolving Facility Percentage for each Canadian Facility Lender shall be determined by dividing such Lender’s Canadian Revolving Commitment immediately prior to such termination by the Total Canadian Revolving Commitment immediately prior to such termination.

“Canadian Revolving Loan(s)” shall have the meaning provided in section 2.1(c).

“Canadian Revolving Note” shall have the meaning provided in section 2.6(a).

“Capital Lease” as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

“Capitalized Lease Obligations” shall mean all obligations under Capital Leases of any Credit Party, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a balance sheet of such Credit Party as prepared in accordance with GAAP.

“Cash Equivalents” shall mean any of the following:

(i)            securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(ii)           U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than 365 days from the date of acquisition;

(iii)          commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank maturing within 365 days of the date of acquisition, commercial paper issued by, or guaranteed by, any industrial or financial company, having a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within 365 days after the date of acquisition;

(iv)          investments in money market funds or mutual funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above and (v) below; and

(v)           obligations issued or guaranteed by any state or political subdivision thereof and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (if rated as short-term obligations) or with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may (if rated as long-term obligations).

“Cash Proceeds” shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrowers and/or any Subsidiary from such Asset Sale.

“CDOR Loans” shall mean each Loan bearing interest at the rates provided in section 2.8(d).

“CDOR Rate” shall mean, for a CDOR Loan, the rate per annum that is equal to the cost of raising Canadian Dollars for the applicable Interest Period as determined by the Canadian Administrative Agent; provided that such cost of funds shall not exceed the Canadian Deposit Offered Rate, plus 10 Basis Points.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” means the occurrence of any of the following:

(a)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding capital stock in Genlyte Group;

(b)           individuals who constituted the Board of Directors of Genlyte Group at any given time (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Genlyte Group as approved by a vote of 66-2/3% of the directors of Genlyte Group then still in office who were either directors at such time or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(c)           the adoption of a plan relating to the liquidation or dissolution of Genlyte Group; or

(d)           the merger or consolidation of Genlyte Group with or into another Person or the merger of another Person with or into Genlyte Group, or the sale of all or substantially all the assets of Genlyte Group (determined on a consolidated basis) to another Person, other than a merger or consolidation transaction in which holders of capital stock representing 100% of the ordinary voting power represented by capital stock in Genlyte Group immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least 80% of the ordinary voting power represented by, as the case may be, shares of capital stock, membership interests, partnership interests or equivalent equity interests in the surviving Person in such merger or consolidation transaction issued and outstanding immediately after such transaction and in substantially the same proportion as before the transaction.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Canadian Revolving Loans, Domestic Revolving Loans or Domestic Term Loans.

“Closing Date” shall mean the date, on or after the Effective Date, upon which the conditions specified in section 8.1 are satisfied.

“Co-Documentation Agent” shall have the meaning provided in the preamble to this Agreement.

“Co-Lead Arrangers” shall have the meaning provided in the preamble to this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean any collateral covered by any Security Document.

“Commitment” shall mean with respect to each Lender its Domestic Revolving Commitment, if any, its Swing Line Revolving Commitment, if any, its Canadian Revolving Commitment, if any, or its Domestic Term Loan Commitment, as the case may be.

“Commodity Hedge Agreement” shall mean any commodity swap agreement, forward commodity purchase agreement, forward commodity option agreement or similar agreement or arrangement.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expenses of Genlyte Group and its Subsidiaries, calculated on a consolidated basis and determined in accordance with GAAP.

“Consolidated Capital Expenditures” shall mean, for any period, the sum of all expenditures for property, plant or equipment (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases and Synthetic Leases but excluding any amount representing capitalized interest) by Genlyte Group and its Subsidiaries on a consolidated basis during that period.

“Consolidated Depreciation Expense” shall mean, for any period, the consolidated depreciation expenses of Genlyte Group and its Subsidiaries, calculated on a consolidated basis and determined in accordance with GAAP.

“Consolidated EBIT” shall mean, for any period, Consolidated Net Income for such period; plus (A) the sum (without duplication) of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) extraordinary and other non-recurring non-cash losses and charges, and (iv) a non-cash inventory charge under purchase accounting in connection with the acquisition of the Thomas Interests by Subsidiaries of Genlyte Group; minus (B) extraordinary gains on sales of assets and other extraordinary or other non-recurring gains, of Genlyte Group and its Subsidiaries, calculated on a consolidated basis, and determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated EBIT for such period; plus the sum (without duplication) of the amounts for such period included in determining Consolidated Net Income of Consolidated Depreciation Expense, and Consolidated Amortization Expense of Genlyte Group and its Subsidiaries, calculated on a consolidated basis and determined in accordance with GAAP.

“Consolidated Income Tax Expense” shall mean, for any period, all provisions for taxes based on the net income of Genlyte Group and its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), calculated on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean, for any Testing Period the ratio of (i) Consolidated EBIT for such Testing Period, to (ii) Consolidated Interest Expense for such Testing Period as determined at the end of any fiscal quarter; provided, however, that in computing Consolidated EBIT and Consolidated Interest Expense for each of the Testing Periods ending on or prior to June 30, 2005, Consolidated EBIT and Consolidated Interest Expense shall be determined as if Genlyte Group had owned, directly or indirectly, 100% of, as the case may be, the partnership interests or the membership interests in Genlyte Thomas and GTG Intangible during all of such Testing Period.

“Consolidated Interest Expense” shall mean, for any period, the total interest expense (including that which is capitalized, that which is attributable to Capital Leases (but not to Synthetic Leases) and the pre-tax equivalent of dividends payable on Redeemable Stock that has a liquidation preference over common stock, and that which is “Yield”, as defined in the Qualified Receivables Purchase Agreement) of Genlyte Group and its Subsidiaries, calculated on a consolidated basis and determined in accordance with GAAP, with respect to all outstanding Indebtedness of the Genlyte Group and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net obligations under Financial Hedge Agreements, but excluding, however, any interest expense in respect of any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness.

“Consolidated Net Income” shall mean for any period, the net income (or loss) of Genlyte Group and its Subsidiaries for such period taken as a single accounting period, calculated on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Worth” shall mean, as of any date, the difference between the assets and liabilities as referred on Genlyte Group’s consolidated balance sheet, determined in accordance with GAAP.

“Consolidated Total Debt” shall mean, at any time, the total of (i) the principal amount (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of any Synthetic Lease, or the higher of liquidation value or stated value, in the case of Redeemable Stock) of all Indebtedness of Genlyte Group and its Subsidiaries, without duplication, determined on a consolidated basis, including, without limitation, the “Aggregate Capital” (as defined in the Qualified Receivables Purchase Agreement) at such time.

“Continue”, “Continuation” and “Continued” each refers to a continuation of a (i) Domestic Revolving Loan which is a Eurodollar Loan for an additional Interest Period as provided in section 2.9 or (ii) Canadian Revolving Loan which is a CDOR Loan for an additional Interest Period as provided in section 2.9.

“Convert”, “Conversion” and “Converted” each refers to a conversion of (i) Loans of one Class and of one Type into Loans of such Class of another Type, pursuant to section 2.7, 2.9(b), 2.10 or 7.2.

“Credit Documents” shall mean this Agreement, any Security Documents and the Notes and any Letter of Credit Documents.

“Credit Party” shall mean each of the Borrowers, the Guarantors and any other Subsidiary that is a party to any of the Credit Documents.  Without limiting the generality of the preceding sentence, the Receivables Facility Subsidiary shall not be deemed to be a Credit Party.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Dollars”, “U.S. dollars”, “dollars” and the sign “$” each means lawful money of the United States.

“Domestic Facility Borrower” shall mean Genlyte Group, Genlyte Thomas, Genlyte Holdings, and Genlyte Lighting and its successors and assigns, together with such Wholly-Owned Subsidiaries of Genlyte Group as may from time to time execute an Additional Borrower Joinder which is accepted by the Administrative Agents and the Required Lenders pursuant to section 1.5 of this Agreement and otherwise satisfies the terms and conditions of this Agreement.

“Domestic Facility Guarantors” shall mean Genlyte Intangible Inc., Shakespeare Composite Structures LLC, GTG Intangible and Genlyte Canadian Holdings, LLC, and their respective successors and assigns, and any other Material Subsidiary, and its respective successors and assigns, that in accordance with section 10.12(a) executes and delivers to the Administrative Agents a Guaranty Agreement in substantially the form attached as Exhibit G-2 for the benefit of each of the Administrative Agents and each of the Lenders.

“Domestic Facility Letter of Credit” shall have the meaning provided in section 3.1.

“Domestic Facility Letter of Credit Exposure” means, at any time, the aggregate undrawn amount of all Domestic Facility Letter of Credit Outstandings at such time.  The Domestic Facility Letter of Credit Exposure of any Domestic Revolving Facility Lender at any time will be its Domestic Revolving Facility Percentage of the total Domestic Facility Letter of Credit Exposure at such time.

“Domestic Facility Letter of Credit Obligor” shall have the meaning provided in section 3.1.

“Domestic Facility Letter of Credit Outstandings” shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Domestic Facility Letters of Credit and (ii) the aggregate amount of all Unpaid Domestic Facility Drawings.

“Domestic Facility Letter of Credit Request” shall have the meaning provided in section 3.2.

“Domestic Facility Participant” shall have the meaning provided in section 3.4(a).

“Domestic Lending Office” shall mean, with respect to any Domestic Revolving Facility Lender or Domestic Term Loan Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment and Assumption Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Domestic Administrative Agent.

“Domestic Prime Rate” shall mean, for any period, (a) except in the case of Canadian Revolving Loans denominated in Dollars, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by National City Bank at its principal office in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time plus 1/2 of 1% per annum, and (b) in the case of Canadian Revolving Loans denominated in Dollars, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by Bank One at its principal office in Chicago, Illinois, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time plus 1/2 of 1% per annum.

“Domestic Prime Rate Loan” shall mean each Loan bearing interest at the rate provided in section 2.8(a).

“Domestic Revolving Commitment” shall mean, with respect to each Domestic Revolving Facility Lender, the amount set forth opposite such Lender’s name in Annex I as its “Domestic Revolving Commitment” as the same may be reduced from time to time pursuant to any one or more of sections 6.1, 6.2 and 12.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 15.4.

“Domestic Revolving Commitment Acceptance” shall have the meaning provided in section 2.1(e).

“Domestic Revolving Facility” shall mean the credit facility evidenced by the Total Domestic Revolving Commitment.

“Domestic Revolving Facility Lender” shall mean a Lender having a Domestic Revolving Commitment.

“Domestic Revolving Facility Percentage” shall mean at any time for any Domestic Revolving Facility Lender, the percentage obtained by dividing such Lender’s Domestic Revolving Commitment by the Total Domestic Revolving Commitment, provided, that if the Total Domestic Revolving Commitment has been terminated, the Domestic Revolving Facility Percentage for each Domestic Revolving Facility Lender shall be determined by dividing such Lender’s Domestic Revolving Commitment immediately prior to such termination by the Total Domestic Revolving Commitment immediately prior to such termination.

“Domestic Revolving Loan” shall have the meaning provided in section 2.1(a).

“Domestic Revolving Note” shall have the meaning provided in section 2.6(a).

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions.

“Domestic Term Loan Commitment” shall mean, with respect to each Domestic Term Loan Lender, the amount set forth opposite such Lender’s name in Annex I as its “Domestic Term Loan Commitment”.

“Domestic Term Loan Facility” shall mean the term loan facility evidenced by the Total Domestic Term Loan Commitment.

“Domestic Term Loan Lender” shall mean a Lender having a Domestic Term Loan Commitment.

“Domestic Term Loan” shall have the meaning provided in section 2.1(d).

“Domestic Term Loan Note” shall have the meaning provided in section 2.6(a).

“Effective Date” shall have the meaning provided in section 15.10.

“Eligible Transferee” shall mean and include a commercial bank, financial institution or other “accredited investor” (as defined in SEC Regulation D), in each case which is identified in a written notice from the Domestic Administrative Agent or a requesting Lender to the Borrowers, and not disapproved in writing by Genlyte Group in a notice given to the Domestic Administrative Agent and any such requesting Lender, specifying the reasons for such disapproval, within five Business Days following the receipt by the Borrowers of such notice disclosing the identity of any proposed transferee (any such disapproval by Genlyte Group must be reasonable), provided that Genlyte Group shall not be entitled to exercise the foregoing right of disapproval if and so long as any Default under section 12.1(a) or an Event of Default shall have occurred and be continuing, unless a Borrower would incur additional costs, withholding obligations or other reimbursement obligations under any one or more of section 2.10, section 3.5, section 4.5 and section 7.4(a) that are not then being paid or performed in respect of the transferring Lender and such Borrower has not otherwise exercised its right to replace such Eligible Transferee under section 7.4(b), in which case Genlyte Group will be entitled to exercise the foregoing right of disapproval.

“Employee Plans” shall have the meaning provided in section 9.14(b).

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against a Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in section 3(9) of ERISA) which together with a Borrower or any or their respective Subsidiaries would be deemed to be a “single employer” (i) within the meaning of section 414(b), (c), (m) or (o) of the Code or (ii) as a result of that Borrower’s or that Subsidiary’s being or having been a general partner of such person.

“Eurodollar Lending Office” shall mean, with respect to any Domestic Revolving Facility Lender and any Domestic Term Loan Lender, the office of such Lender specified as its Eurodollar Lending Office in Annex I or in the Assignment and Assumption Agreement pursuant to which it became a Lender, or such other office or offices for Eurodollar Loans of such Lender as such Lender may from time to time specify to the Borrowers and the Domestic Administrative Agent.

“Eurodollar Loans” shall mean each Loan bearing interest at the rates provided in section 2.8(b).

“Eurodollar Rate” shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum which appears on page 5 of the Telerate Screen for Eurodollar loans (or on any successor or substitute page, or on any electronic publication of a recognized service organization providing comparable rate quotations, in any case as determined from time to time by, as applicable, the Domestic Administrative Agent or the Canadian Administrative Agent) for deposits of $1,000,000 in same day funds for a maturity corresponding to such Interest Period, as of 11:00 A.M. (as the case may be, Cleveland, Ohio or Toronto, Ontario time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to, as the case may be, any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) or any Canadian Facility Lender.

In the event that such rate is not available at such time for any reason, the rate referred to in clause (i) above shall be the interest rate per annum equal to the average (rounded upward to the nearest 1/16th of 1% per annum), of the rate per annum at which Dollar deposits of $1,000,000 for a maturity corresponding to the Interest Period are offered to each of the Reference Banks by prime banks in the London interbank Eurodollar market, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

“Event of Default” shall have the meaning provided in section 12.1.

“Excluded Taxes” shall mean, with respect to any Lender,

(i)            any income or franchise tax imposed on or measured by the net income or net profits, receipts, capital or net worth of such Lender (a) pursuant to, in the case of a Domestic Revolving Facility Lender or a Domestic Term Loan Lender, the laws of the United States and, in the case of a Canadian Facility Lender, the laws of Canada (or of any jurisdiction within, as the case may be, the United States or Canada, except to the extent that such jurisdiction within the United States or Canada imposes such tax solely in connection with such Lender’s enforcement of its rights or exercise of its remedies under the Credit Documents), (b) pursuant to the laws of the jurisdiction under which such Lender is organized, (c) pursuant to the laws of the jurisdiction in which the principal office of such Lender is located, or (d) pursuant to the laws of the jurisdiction in which the Applicable Lending Office of such Lender is located,

(ii)           any branch profits tax imposed pursuant to, in the case of a Domestic Revolving Facility Lender or a Domestic Term Loan Lender, the laws of the United States and, in the case of a Canadian Facility Lender, the laws of the Dominion of Canada or similar tax pursuant to the laws of any other jurisdiction described in clause (i), above, and

(iii)          in the case of any Foreign Lender, any withholding tax that (a) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new Applicable Lending Office or (b) is attributable to such Foreign Lender’s failure to comply with its obligations under section 7.4(c).

Notwithstanding the foregoing, (A) any tax (even if imposed on or measured by income, profits or receipts) payable pursuant to paragraph (ii) of section 7.4(a) shall not be an Excluded Tax, and (B) a withholding tax will not be an Excluded Tax to the extent that (1) it is imposed on amounts payable to a Foreign Lender by reason of an assignment made to such Foreign Lender at the Borrowers’ request pursuant to section 7.4(b), (2) it is imposed on amounts payable to a Foreign Lender by reason of any other assignment and does not exceed that amount for which the assignor would have been indemnified under section 7.4(a), or (3) in the case of designation of a new Applicable Lending Office, it does not exceed the amount for which such Foreign Lender would have been indemnified if it had not designated a new Applicable Lending Office.

“Existing Agreement Agents”, “Existing Agreement Borrowers”, “Existing Agreement Issuers”, “Existing Agreement Lenders”, “Existing Credit Agreement”, “Existing Letters of Credit” and “Existing Revolving Loans” shall have the meanings provided in the Preliminary Statements.

“Existing Indebtedness” shall have the meaning provided in section 9.18.

“Existing Indebtedness Agreements” shall have the meaning provided in section 9.18.

“Facility” shall mean the Domestic Revolving Facility, the Swing Line Revolving Facility, the Canadian Revolving Facility, or the Domestic Term Loan Facility, as applicable.

“Facility Fee” shall have the meaning provided in section 5.1(a).

“Facing Fee” shall have the meaning provided in section 5.2(c).

“Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Domestic Administrative Agent from three Federal Funds brokers of recognized standing selected by, as applicable, the Domestic Administrative Agent or the Canadian Administrative Agent.

“Fee Letter” shall have the meaning provided in section 5.2(b).

“Fees” shall mean all amounts payable pursuant to, or referred to in, section 5.

“Financial Hedge Agreement” shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement; and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement.

“Financial Projections” shall have the meaning provided in section 9.8(b).

“Flex Eurodollar Loan” shall mean each Swing Line Revolving Loan bearing interest at the rates provided in section 2.8(e).

“Flex Eurodollar Rate” shall mean for each day on which a Flex Eurodollar Loan is outstanding, (i) the rate per annum determined by the Domestic Administrative Agent to appear on such date on page 5 of the Telerate Screen for Eurodollar loans (or on any successor or substitute page, or on any electronic publication of a recognized service organization providing comparable rate quotations, in any case as determined from time to time by the Domestic Administrative Agent) for deposits of $1,000,000 in same day funds, for a maturity corresponding to an Interest Period of one month, as of 11:00 A.M. (Cleveland, Ohio time), with each such Flex Eurodollar Rate being re-determined in such manner on each Business Day on which such Flex Eurodollar Loan is outstanding, divided (and rounded upward to the nearest 1/16th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

In the event that such rate is not available at such time for any reason, the rate referred to in clause (i) above shall be the interest rate per annum equal to the average (rounded upward to the nearest 1/16th of 1% per annum), of the rate per annum at which Dollar deposits of $1,000,000 for a maturity corresponding to the one-month Interest Period are offered to each of the Reference Banks by prime banks in the London interbank Eurodollar market, determined as of 11:00 A.M. (London time) on each day that such Flex Eurodollar Loan is outstanding and being re-determined on a daily basis as provided above.

“Foreign Borrower” shall mean any Borrower which is a Foreign Subsidiary.

“Foreign Lender” shall mean, as to Domestic Revolving Facility Lenders and Domestic Term Loan Lenders, any Lender that is organized under the laws of a jurisdiction outside of the United States; and, as to Canadian Facility Lenders, any Lender that is organized under the laws of a jurisdiction outside of Canada.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean accounting principles generally accepted in the United States as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 11, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 15.7(a).

“Genlyte Group” shall have the meaning in the first paragraph of this Agreement.

“Genlyte General Nova Scotia” shall have the meaning provided in the first paragraph of this Agreement.

“Genlyte Limited Nova Scotia” shall have the meaning provided in the first paragraph of this Agreement.

“Genlyte Thomas” shall have the meaning provided in the first paragraph of this Agreement.

“GTG Intangible” shall have the meaning provided in the Preliminary Statements.

“Guaranteed Obligations” shall have the meaning provided in section 14.1.

“Guaranties” shall mean each of the Guaranty Agreements, of even date herewith, in favor of the applicable Administrative Agents and the applicable Lenders from one of the Guarantors, and any other Guaranty Agreements executed after the date hereof by another Guarantor as the same may be amended or modified from time to time.

“Guarantor” shall mean any of the Domestic Facility Guarantors and the Canadian Facility Guarantors and “Guarantors” shall mean, collectively, the Domestic Facility Guarantors and the Canadian Facility Guarantors.  Without limiting generality of the preceding sentence, the Receivables Facility Subsidiary shall not be a Guarantor.

“Guaranty Obligations” shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness (“primary Indebtedness”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Hazardous Materials” shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “restricted hazardous materials”, “extremely hazardous wastes”, “restrictive hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar meaning and regulatory effect, under any applicable Environmental Law.

“Hedge Agreement” shall mean any Commodity Hedge Agreement and any Financial Hedge Agreement.

“Increased Commitment Canadian Revolving Facility Lender” shall have the meaning provided in section 2.1(f).

“Increased Commitment Domestic Revolving Facility Lender” shall have the meaning provided in section 2.1(e).

“Indebtedness” of any person shall mean without duplication:

(i)            all indebtedness of such person for borrowed money;

(ii)           all bonds, notes, debentures and similar debt securities of such person;

(iii)          the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

(iv)          the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

(v)           all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances;

(vi)          all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such Indebtedness has been assumed;

(vii)         all Capitalized Lease Obligations of such person;

(viii)        the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person;

(ix)           all net obligations of such person under Hedge Agreements;

(x)            the full outstanding balance of trade receivables, notes or other instruments sold with full recourse for amounts that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the applicable obligor thereof (and the portion thereof subject to potential recourse for such amounts, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

(xi)           the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

(xii)          all Guaranty Obligations of such person of any indebtedness or other obligation of the type described in clauses (i) through (xi) above;

provided that (a) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) that are no more than forty-five days delinquent, shall constitute Indebtedness; and (b) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

“Interest Period” with respect to any Eurodollar Loan and any CDOR Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.9; provided, however, that for purposes of determining the fluctuating rate of interest applicable to Flex Eurodollar Loans, “Interest Period” shall mean one month.

“Leaseholds” of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall have the meaning provided in the first paragraph of this Agreement, and shall include any Domestic Revolving Facility Lender, any Canadian Facility Lender and any Domestic Term Loan Lender.

“Lender Default” shall mean (i) the refusal (which has not been retracted) of a Lender in violation of its obligations under this Agreement to make available its portion of any incurrence of Loans, to fund its portion of any Swing Line Participation Amount under section 2.5(b), or to fulfill is obligations as a Participant with respect to Letters of Credit under section 3.4 or Section 4.4  (ii) a Lender having notified the Administrative Agents and/or the Borrowers that it does not intend to comply with such obligations, in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

“Lender Register” shall have the meaning provided in section 15.16.

“Letter of Credit” shall mean a Domestic Facility Letter of Credit or a Canadian Facility Letter of Credit, as applicable, and “Letters of Credit” shall mean, collectively, the Domestic Facility Letters of Credit and Canadian Facility Letters of Credit and shall include without limitation the Existing Letters of Credit.

“Letter of Credit Documents” shall have the meaning provided in section 3.2(a).

“Letter of Credit Fee” shall have the meaning provided in section 5.2(b).

“Letter of Credit Issuer” shall have the meaning provided in the first paragraph of this Agreement, together with such other Lender that is requested, and agrees, to so act by the Borrowers, and is approved by the Administrative Agents.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, lease or charge of any kind (including any agreement or consignment arrangement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” shall have the meaning provided in section 2.1 and shall include any Domestic Revolving Loan, Swing Line Revolving Loan, Canadian Revolving Loan, or Domestic Term Loan, as the case may be.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean any or all of the following:  (i) any material adverse effect on the business, operations, property, prospects, assets, liabilities or condition (financial or otherwise) of, when used with reference to the Borrowers, or any of their respective Subsidiaries, the Borrowers and such Subsidiaries, taken as a whole, or when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be; (ii) any material adverse effect on the ability of each of the Credit Parties to perform its obligations under the Credit Documents to which it is a party; (iii) any material adverse effect on the ability of the Borrowers, the Guarantors and their respective Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Credit Documents to which it is a party.

“Material Subsidiary” shall mean, at any time, any Subsidiary of Genlyte Group (i) that has assets at such time comprising three percent (3%) or more of the consolidated assets of Genlyte Group, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent three percent (3%) or more of the consolidated earnings before interest, taxes, depreciation and amortization of Genlyte Group for such fiscal year; provided, however, that notwithstanding the foregoing , the term “Material Subsidiary” shall (a) include, without limitation, Genlyte Thomas, Genlyte Holdings, Genlyte Lighting, Genlyte Limited Nova Scotia, Genlyte General Nova Scotia, Genlyte Canadian Holdings, LLC, Genlyte Intangible Inc., Shakespeare Composite Structures LLC, GTG Intangible, Genlyte International Acquisitions LP, Canlyte Inc., Ledalite Architectural Products LP, Lumec Holding Corp., Lumec Inc. and any other Subsidiary which becomes a Borrower hereunder and (b) not include the Receivables Facility Subsidiary.

“Maturity Date” shall mean July 31, 2009, or such earlier date on which the Total Commitment is terminated.

“Minimum Borrowing Amount” shall mean (i) for Domestic Revolving Loans which are (A) Domestic Prime Rate Loans, $500,000, with minimum increments thereafter of $100,000, or (B) Eurodollar Loans, $2,000,000, with minimum increments thereafter of $1,000,000; (ii) for Swing Line Revolving Loans, $500,000, with minimum increments thereafter of $100,000; (iii) for Canadian Revolving Loans which are (A) Canadian Prime Rate Loans, CDN$500,000, with minimum increments thereafter of CDN$100,000, (B) CDOR Loans, CDN$2,000,000, with minimum increments thereafter of CDN$500,000, (C) Domestic Prime Rate Loans, $500,000, with minimum increments thereafter of $100,000, or (D) Eurodollar Loans, $2,000,000, with minimum increments thereafter of $1,000,000; and (iv) for Domestic Term Loans which are (A) Domestic Prime Rate Loans, $500,000, with minimum increments thereafter of $100,000 (or at any time such lesser amount that is the difference between the aggregate principal balance of the Domestic Term Loans at such time and the aggregate principal balance of all Eurodollar Loans that constitute a portion of the Domestic Term Loans at such time), or (B) Eurodollar Loans, $2,000,000, with minimum increments thereafter of $1,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which a Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean an employee benefit plan, other than a Multiemployer Plan, to which a Borrower or any ERISA Affiliate, and one or more employers other than the Borrowers or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which a Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“NCB” shall mean National City Bank of Kentucky, a national banking association, together with its successors and assigns.

“Net Cash Proceeds” shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) commissions, cost valuations and other reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, (ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Non-Increasing Canadian Facility Lender” shall have the meaning provided in section 2.1(f).

“Non-Increasing Domestic Revolving Facility Lender” shall have the meaning provided in section 2.1(e).

“Note” shall mean a Domestic Revolving Note, a Domestic Term Loan Note, a Swing Line Revolving Note or a Canadian Revolving Note.

“Notice of Borrowing” shall have the meaning provided in section 2.3(a).

“Notice of Continuation” shall have the meaning provided in section 2.9(a).

“Notice of Conversion” shall have the meaning provided in section 2.7.

“Notice Office” shall mean (i) with respect to the Domestic Administrative Agent, the office of the Domestic Administrative Agent at 629 Euclid Avenue, Second Floor, Cleveland, Ohio 44114, Attention: Agent Services Division, Locator number 3028 (facsimile: (216) 222-0103), or such other office, located in a city in the United States Eastern Time Zone, as the Domestic Administrative Agent may designate to the Borrowers or Lenders from time to time and (ii) with respect to the Canadian Administrative Agent, the office of the Canadian Administrative Agent at 161 Bay Street, Suite 4240, Toronto, Ontario M5J2S1 (facsimile: (416) 363-7574), or such other office as the Canadian Administrative Agent may designate to the Borrowers or Lenders from time to time.

“Notice of Swing Line Refunding” shall have the meaning provided in section 2.5(a).

“Obligations” shall mean (a) all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any of the Borrowers or any other Credit Party to either Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document and (b) all amounts direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by Genlyte Group or any of its Material Subsidiaries under and pursuant to a Specified Hedge Agreement; provided, that (i) Obligations of Genlyte Group or any Material Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements (other than, as to any such holders that are Lenders, in their capacity as Lenders hereunder), and (iii) the amount of Obligations under any Specified Hedge Agreement that is guaranteed and secured by the Security Documents shall not exceed the amount that would be payable (or would permit the Lender or Lender Affiliate counterparty thereto to cause to become payable) by, as the case may be, Genlyte Group or its Material Subsidiary that is party thereto (after giving effect to any netting agreement) upon the occurrence of any default or other termination thereunder (after notice and opportunity to cure to the extent, if any, provided for in such Specified Hedge Agreement).

“Operating Lease” as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

“Participant” shall mean a Domestic Facility Participant and/or a Canadian Facility Participant, as applicable.

“Payment Office” shall mean (i) with respect to Borrowings under the Domestic Revolving Facility or the Swing Line Revolving Facility, the office of the Domestic Administrative Agent at 629 Euclid Avenue, Second Floor, Cleveland, Ohio 44114, Attention: Agent Services Division, Locator number 3028 (facsimile: (216) 222-0103), or such other office, located in a city in the United States Eastern Time Zone, as the Domestic Administrative Agent may designate to the Borrowers or Domestic Revolving Facility Lenders from time to time and (ii) with regard to Borrowings under the Canadian Revolving Facility, the office of the Canadian Administrative Agent at 161 Bay Street, Suite 4240, Toronto, Ontario M5J2S1 (facsimile: (416) 363-7574), or such other office as the Canadian Administrative Agent may designate to the Borrowers or Canadian Facility Lenders from time to time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

“Permitted Acquisition” shall mean and include any Acquisition as to which all of the following conditions are satisfied:

(i)            such Acquisition involves a line or lines of business which is complementary to the lines of business in which a Borrower or any of its Material Subsidiaries, as the case may be, making the Acquisition is engaged on the Effective Date, unless the Required Lenders specifically approve or consent to such Acquisition in writing;

(ii)           such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, unless all of the Lenders specifically approve or consent to such Acquisition in writing; and

(iii)          Genlyte Group has reasonably determined that, on a pro forma basis, such Acquisition is not likely to cause a breach of the financial covenants contained in sections 11.7 and 11.8;

provided, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to section 11.5.

“Permitted Liens” shall mean Liens described in section 11.3.

“Person” or “person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in section 3(2) of ERISA and any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) a Borrower or any Subsidiary or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which a Borrower or any Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement” shall mean each Pledge Agreement between Genlyte Group, Genlyte Thomas, Genlyte Intangible Inc., Canlyte Inc., Lumec Holding Corp. or other Credit Party, and the Administrative Agents, as collateral agents, as the same may be amended or modified from time to time, which secures the Obligations.

“Pledged Entity” shall mean each Person, the capital stock or other equity or ownership interests of which has been pledged under a Pledge Agreement.

“Principal Officer” shall mean any officer of a Borrower whose title is (including any title which is substantially the same as):  (i) Chief Executive Officer, (ii) President, (iii) Chief Financial Officer or Vice President-Finance, or (iv) Treasurer.

“Prohibited Transaction” shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

“Purchase Agreement” shall mean the Purchase Agreement dated May 20, 2004 among the Thomas Industries, Inc., as seller (for itself and its “Transferring Affiliates”), Genlyte Group, as purchaser in respect of the Thomas Interests, and Genlyte Thomas, as amended by the letter agreement among such parties dated July 29, 2004.

“Purchase Date” shall have the meaning provided in section 2.5(b).

“Qualified Receivables Facility Requirements” means, with respect to any accounts receivable securitization facility entered into by Genlyte Group and any one or more of its Subsidiaries after the Closing Date, the following requirements:

(i)            Genlyte Group shall have delivered to the Administrative Agent (A) no later than ten (10) Business Days prior to the effective date of such accounts receivable securitization facility (or such lesser period as the Administrative Agents may approve in writing), drafts of any and all documents evidencing, securing or otherwise governing such accounts receivable securitization facility and (B) no later than three (3) Business Days prior to the effective date of such accounts receivable securitization facility (or such lesser period as the Administrative Agents may approve in writing), final versions of all such documents;

(ii)           the “seller” (or equivalent party otherwise named) to Persons who are not Affiliates of Genlyte Group of accounts receivable under such accounts receivable securitization facility is a Receivables Facility Subsidiary.

(iii)          the maximum amount of “capital” (or equivalent term used to describe obligations outstanding under such accounts receivable securitization facility that would be characterized as loan principal if such accounts receivable securitization facility were structured as a secured lending facility rather than as a purchase facility) that is permitted to be outstanding at any time shall not be greater than $110,000,000;

(iv)          the scheduled maturity of such accounts receivable securitization facility shall not be earlier than 362 days after the initial effective date of such accounts receivable securitization facility;

(v)           the Receivables Facility Subsidiary thereunder is required to apply all funds available to it (after giving effect to the allocation of funds to reserves required under the terms of such accounts receivable securitization facility and to the payment of interest, principal and other amounts owed under such accounts receivable securitization facility) to pay the purchase price for accounts receivable;

(vi)          the Administrative Agents are satisfied that the “amortization events” (or equivalent term used to describe default or termination events in respect of such accounts receivable securitization facility) in such accounts receivable securitization facility shall not be made more onerous on Genlyte Group and its Subsidiaries that are party thereto in any material respect than those contained in the Qualified Receivables Purchase Agreement, as it provides on the date of this Agreement (or is modified in accordance with the provisions of this Agreement);

(vii)         the Administrative Agents are satisfied that the degree of recourse to Genlyte Group and Subsidiaries party thereto under or in respect of such accounts receivable securitization facility shall not be increased in any material respect from the degree of recourse to Genlyte Group and its Subsidiaries that are parties to the Qualified Receivables Sale Agreement, the Qualified Receivables Purchase Agreement and the other Transaction Documents, as they provide on the date of this Agreement (or are modified in accordance with the provisions of this Agreement), and in no event shall Genlyte or any of its Subsidiaries (other than the Receivables Facility Subsidiary) have recourse liability under such accounts receivable securitization facility, other than Standard Securitization Undertakings;

(viii)        the Administrative Agents are satisfied that the covenants of Genlyte Group and its Subsidiaries that are party to such accounts receivable securitization facility shall not be made more restrictive (whether through the modification of existing covenants or the provision of additional covenants) to Genlyte Group and such Subsidiaries in any material respect than those contained in the Qualified Receivables Sale Agreement, the Qualified Receivables Purchase Agreement and the other Transaction Documents, as they provide on the date of this Agreement (or are modified in accordance with the provisions of this Agreement); provided that any such modification that conforms such covenants of such parties to such accounts receivable securitization facility to the covenants of the Borrowers contained in this Agreement shall not be deemed to make such covenants more restrictive for the purposes of this clause (viii);

(ix)           the Administrative Agents are satisfied that such accounts receivable securitization facility does not, in any material respect, provide for the transfer of, or the grant of a Lien in, (A) any property of any Credit Party, other than the Subsidiaries that are parties to such accounts receivable securitization facility or (B) any property of Genlyte Group or any of its Subsidiaries that is not of the type or category of property transferred or encumbered pursuant to, as the case may be, the Qualified Receivables Sale Agreement, the Qualified Receivables Purchase Agreement and the other Transaction Documents, as they provide on the date of this Agreement (or are modified in accordance with the provisions of this Agreement); and

(x)            the parties to this Agreement shall have executed and delivered to the Administrative Agents such amendment to this Agreement as the Administrative Agents deem reasonably necessary to amend the meanings of defined terms used in this Agreement that are defined by reference to the Qualified Receivables Purchase Agreement, as it provides on the date of this Agreement (or is modified in accordance with the provisions of this Agreement), to conform to the equivalent terms defined in the documents evidencing, securing or otherwise governing such accounts receivable securitization facility.

“Qualified Receivables Transaction” means (i) collectively, the transactions entered into by the Receivables Facility Subsidiary and Genlyte Group, Genlyte Thomas and certain of Genlyte Thomas’ Subsidiaries pursuant to, collectively, the Qualified Receivables Sale Agreement, the Qualified Receivables Purchase Agreement and the other Transaction Documents and (ii) any replacement accounts receivable securitization facility that meets the Qualified Receivables Facility Requirements.

“Qualified Receivables Purchase Agreement” means the Receivables Purchase Agreement dated as of August 2, 2004 among the Receivables Facility Subsidiary, as seller, Genlyte Thomas, as servicer, Jupiter Securitization Corporation, the banks and other financial institutions party thereto and Bank One, NA (Main Office Chicago), as agent, as such agreement may be amended, restated or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Qualified Receivables Sale Agreement” means the Receivables Sale Agreement dated as of August 2, 2004, among Genlyte Thomas and certain of its Subsidaries from time to time party thereto, as sellers, and the Receivables Facility Subsidiary, as purchaser, as such agreement may be amended, restated or otherwise modified from time to time in accordance with the provisions of this Agreement.

“RCRA” shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.

“Real Property” of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

“Receivables” shall have the meaning provided in the Qualified Receivables Purchase Agreement.

“Receivables Facility Assets” means, collectively, (i) all Receivables which are described as being transferred by Genlyte Thomas or certain of its Subsidiaries or the Receivables Facility Subsidiary pursuant to a Qualified Receivables Transaction, (ii) all Related Security (as defined in the Qualified Receivables Purchase Agreement), and (iii) all Collections (as defined in the Qualified Receivables Purchase Agreement) and other proceeds of such Receivables.

“Receivables Facility Subsidiary” means (i) Genlyte Receivables Corporation, a Delaware corporation, that is a bankruptcy-remote, special purpose, Wholly-Owned Subsidiary of Genlyte Group created in connection with the Qualified Receivables Transaction that is effective on the Closing Date, which Subsidiary shall engage in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Facility Subsidiary therefor by Genlyte Group’s Board of Directors and (ii) with respect to any other Qualified Receivables Transaction entered into by Genlyte Group or any of its Subsidiaries after the Closing Date, any other bankruptcy-remote, special purpose, Wholly-Owned Domestic Subsidiary of Genlyte Group which engages in no activities other than those incidental to the Qualified Receivables Transaction to which it is a party and which is designated as the Receivables Facility Subsidiary therefor by Genlyte Group’s Board of Directors, in each case so long as neither Genlyte Group nor any of its other Subsidiaries has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.  As used in the foregoing sentence, activities that are “incidental” to a Qualified Receivables Transaction shall include, without limitation, the return to Genlyte Group of capital contributed to the Receivables Facility Subsidiary by Genlyte Group, the repayment to Genlyte Group of loans advanced to the Receivables Facility Subsidiary by Genlyte Group, the advance of loans by the Receivables Facility Subsidiary to Genlyte Group or any Material Subsidiary, and the acceptance by the Receivables Facility Subsidiary of repayments by Genlyte Group of loans advanced to Genlyte Group by the Receivables Facility Subsidiary.

“Receivables Purchase Note” means the “Subordinated Note” as defined in, and issued by the Receivables Facility Subsidiary pursuant to, the Qualified Receivables Sale Agreement to evidence its obligation to pay the purchase price for Receivables to Genlyte Thomas or certain of its Subsidiaries in connection with a Qualified Receivables Transaction.

“Redeemable Stock” shall mean with respect to any person any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, or at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such redemption, repurchase or retirement occasioned by a “change of control” or similar event.

“Reference Banks” shall mean (a) with respect to Domestic Revolving Loans and Domestic Term Loans (i) National City Bank, and (ii) any other Lender or Lenders (A) selected as a Reference Bank by the Domestic Administrative Agent and the Required Domestic Revolving Facility Lenders and Required Domestic Term Loan Lenders, and (B) whose selection is approved by the Domestic Facility Borrowers, such approval not to be unreasonably withheld or delayed and (b) with respect to Canadian Revolving Loans (i) Bank One and (ii) any other Lender or Lenders (A) selected as a Reference Bank by the Canadian Administrative Agent and the Required Canadian Facility Lenders, and (B) whose selection is approved by the Canadian Facility Borrowers, such approval not to be unreasonably withheld or delayed.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reportable Event” shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under the PBGC Regulations.

“Required Canadian Facility Lenders” shall mean Non-Defaulting Lenders whose outstanding Canadian Revolving Loans and Unutilized Canadian Revolving Commitments constitute more than 51% of the sum of the total outstanding Canadian Revolving Loans and Unutilized Canadian Revolving Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, none of the Borrowers nor any Affiliate shall be included in (i) the Lenders holding such amount of the Canadian Revolving Loans or having such amount of the Unutilized Canadian Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the Canadian Revolving Loans or Unutilized Canadian Revolving Commitments).

“Required Domestic Revolving Facility Lenders” shall mean Non-Defaulting Lenders whose outstanding Domestic Revolving Loans and Unutilized Domestic Revolving Commitments constitute more than 51% of the sum of the total outstanding Domestic Revolving Loans and Unutilized Domestic Revolving Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, none of the Borrowers nor any Affiliate shall be included in (i) the Lenders holding such amount of the Domestic Revolving Loans or having such amount of the Unutilized Domestic Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the Domestic Revolving Loans or Unutilized Domestic Revolving Commitments).

“Required Domestic Term Loan Lenders” shall mean, prior to the advance of the Domestic Term Loans, Non-Defaulting Lenders whose Domestic Term Loan Commitments constitute more than 51% of the sum of the total outstanding Domestic Term Loan Commitments of Non-Defaulting Lenders and, thereafter, Domestic Term Loan Lenders whose outstanding Domestic Term Loans constitute more than 51% of the sum of the total outstanding Domestic Term Loans (provided that, for purposes hereof, none of the Borrowers nor any Affiliate shall be included in (i) the Lenders holding such amount of the Domestic Term Loans or having such amount of the Domestic Term Loan Commitments, or (ii) determining the aggregate unpaid principal amount of the Domestic Term Loans or Domestic Term Loan Commitments).

“Required Lenders” shall mean Non-Defaulting Lenders whose outstanding Domestic Revolving Loans, Canadian Revolving Loans, Unutilized Domestic Revolving Commitments, Unutilized Canadian Revolving Commitments and Domestic Term Loans (or prior to the advance of the Domestic Term Loans, Domestic Term Loan Commitments) constitute more than 51% of the sum of the total outstanding Domestic Revolving Loans, Canadian Revolving Loans, Unutilized Domestic Revolving Commitments, Unutilized Canadian Revolving Commitments and Domestic Term Loans (or prior to the advance of the Domestic Term Loans, Domestic Term Loan Commitments) of Non-Defaulting Lenders (provided that, for purposes hereof, none of the Borrowers nor any Affiliate shall be included in (i) the Lenders holding such amount of the Domestic Revolving Loans, Canadian Revolving Loans or Domestic Term Loans or having such amount of the Unutilized Domestic Revolving Commitments, Unutilized Canadian Revolving Commitments or Domestic Term Loan Commitments, or (ii) determining the aggregate unpaid principal amount of the Domestic Revolving Loans, Canadian Revolving Loans, Domestic Term Loans, Unutilized Domestic Revolving Commitments, Unutilized Canadian Revolving Commitments or Domestic Term Loan Commitments).

“Sale and Lease-Back Transaction” shall mean any arrangement with any person providing for the leasing by a Borrower or any Subsidiary of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Regulation D” shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

“Security Documents” shall mean the Pledge Agreements, the Guaranties and each other document pursuant to which any guaranty or Lien is granted by any Borrower or any of their respective Subsidiaries (other than the Receivables Facility Subsidiary) to the Domestic Administrative Agent or the Canadian Administrative Agent, as the case may be, as security for any of the Obligations.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Specified Hedge Agreement” shall mean any Hedge Agreement entered into in compliance with the provisions of section 10.10 and (a) entered into by (i) Genlyte Group or any of its Material Subsidiaries and (ii) any Lender or any Affiliate thereof and (b) which has been designated by such Lender or Affiliate thereof and Genlyte Group, by notice to the Administrative Agents not later than 30 days after the execution and delivery thereof by, as the case may be, Genlyte Group or such Material Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or Affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor (other than, as to any such party that is a Lender, its rights in its capacity as a Lender hereunder); and the amount of exposure of, or owing to, any Lender under any Specified Hedge Agreement shall not be taken into account for the purpose of determining Required Canadian Facility Lenders, Required Domestic Revolving Facility Lenders, Required Domestic Term Loan Lenders, or Required Lenders.

“Standard Permitted Liens” shall mean the following:

(i)            Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

(ii)           Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers or any of their respective Subsidiaries and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(iii)          Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

(iv)          Easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not adversely affecting in any material respect the ordinary conduct of the business of the Borrowers or any of their respective Subsidiaries considered as an entirety;

(v)           Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 12.1(f);

(vi)          Leases or subleases granted to others not interfering in any material respect with the business of the Borrowers or any of their respective Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; and

(vii)         Rights of consignors and consignees in respect of consignment arrangements entered into by a Borrower or any of its Subsidiaries in the ordinary course of business and consistent with past practice.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities made by any Credit Party in connection with a Qualified Receivables Transaction that are customary for accounts receivables securitization facilities, provided that Standard Securitization Undertakings shall not include Indebtedness (other than Obligations, as defined in the Qualified Receivables Purchase Agreement) or Guaranty Obligations or recourse obligations in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the applicable obligor thereof.  By way of clarification and not limitation, the representations, warranties, covenants and indemnities made by certain of the Credit Parties under and pursuant to the Transaction Documents, as they provide on the date of this Agreement (and as modified in accordance with this Agreement), shall be deemed to be Standard Securitization Undertakings.

“Stated Amount” of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

“Subsidiary” of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.  Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of a Borrower.

“Swing Line Exposure” means, at any time, the aggregate outstanding principal amount of the Swing Line Revolving Loans at such time.  The Swing Line Exposure of any Domestic Revolving Facility Lender at any time will be its Domestic Revolving Percentage of the total Swing Line Exposure at such time.

“Swing Line Lender” shall have the meaning provided in the first paragraph of this Agreement and shall include any other single Lender to whom the Swing Line Lender has transferred its entire Swing Line Revolving Commitment and any Swing Line Revolving Loans.

“Swing Line Participation Amount” shall have the meaning provided in section 2.5(b).

“Swing Line Revolving Commitment” shall mean, with respect to the Swing Line Lender, the amount set forth opposite such Lender’s name in Annex I as its “Swing Line Revolving Commitment” as the same may be reduced from time to time pursuant to any one or more of sections 6.1, 6.2 and 12.2 or adjusted from time to time as a result of assignments to or from the Swing Line Lender pursuant to section 15.4.  As of the Closing Date, the Swing Line Revolving Commitment shall be $20,000,000.

“Swing Line Revolving Facility” shall mean the credit facility evidenced by the Swing Line Revolving Commitment.

“Swing Line Revolving Loan” shall have the meaning provided in section 2.1(b).

“Swing Line Revolving Note” shall have the meaning provided in section 2.6(a).

“Synthetic Lease” shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for Federal income tax purposes.

“Taxes” shall have the meaning provided in section 7.4.

“Testing Period” shall mean for any determination, a single period consisting of the four consecutive fiscal quarters of the Borrowers then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters of the Borrowers then last ended which are so indicated in such provision.

“Thomas Interests” and “Thomas Sellers” shall have the meanings provided in the Preliminary Statements.

“Total Commitment” shall mean, collectively, the Total Revolving Commitment and the Total Domestic Term Loan Commitment.

“Total Revolving Commitment” shall mean, collectively, the Total Canadian Revolving Commitment and the Total Domestic Revolving Commitment.

“Total Canadian Revolving Commitment” shall mean, collectively, the Canadian Revolving Commitments of the Canadian Facility Lenders, which, as of the Closing Date, shall be CDN$27,000,000.

“Total Domestic Revolving Commitment” shall mean, collectively, the Domestic Revolving Commitments of the Domestic Revolving Facility Lenders, which, as of the Closing Date, shall be $180,000,000.

“Total Domestic Term Loan Commitment” shall mean, collectively, the Domestic Term Loan Commitments of the Domestic Term Loan Lenders, which shall be $100,000,000.

“Transaction Documents” shall have the meaning provided in the Qualified Receivables Purchase Agreement, as such documents may be amended, restated or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Type” shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Domestic Prime Rate Loan, a Flex Eurodollar Loan, a Eurodollar Loan, a Canadian Prime Rate Loan or a CDOR Loan.

“UCC” shall mean the Uniform Commercial Code.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan.

“United States” and “U.S.” each means United States of America.

“Unpaid Canadian Facility Drawing” shall have the meaning provided in section 4.3(a).

“Unpaid Domestic Facility Drawing” shall have the meaning provided in section 3.3(a).

“Unpaid Drawings” shall mean, collectively, the Unpaid Domestic Facility Drawings and the Unpaid Canadian Facility Drawings.

“Unutilized Canadian Revolving Commitment” for any Canadian Facility Lender at any time such Lender’s Canadian Revolving Commitment at such time, less (1) the principal amount of Canadian Revolving Loans made by such Canadian Facility Lender and outstanding at such time, less (2) such Canadian Facility Lender’s Canadian Revolving Facility Percentage of the Canadian Facility Letter of Credit Outstandings at such time.

“Unutilized Domestic Revolving Commitment” for any Domestic Revolving Facility Lender at any time shall mean such Lender’s Domestic Revolving Commitment at such time, less (1) the principal amount of Domestic Revolving Loans made by such Domestic Revolving Facility Lender and outstanding at such time, less (2) such Domestic Revolving Facility Lender’s Domestic Revolving Facility Percentage of the Domestic Facility Letter of Credit Outstandings at such time, less (3) such Domestic Revolving Facility Lender’s Domestic Revolving Facility Percentage of the aggregate unpaid principal balance of the Swing Line Revolving Loans at such time.

“Unutilized Swing Line Revolving Commitment” for the Swing Line Lender at any time shall mean the excess of (i) the Swing Line Lender’s Swing Line Revolving Commitment at such time over (ii) the aggregate principal amount of Swing Line Revolving Loans made by the Swing Line Lender and outstanding at such time.

“Unutilized Total Canadian Revolving Commitment” shall mean, at any time, the excess of (i) the Total Canadian Revolving Commitment at such time over (ii) the aggregate principal amount of all Canadian Revolving Loans and Canadian Facility Letter of Credit Outstandings then outstanding.

“Unutilized Total Domestic Revolving Commitment” shall mean, at any time, the excess of (i) the Total Domestic Revolving Commitment at such time over (ii) the sum of the aggregate principal amount of all Domestic Revolving Loans and Swing Line Revolving Loans and the Domestic Facility Letter of Credit Outstandings then outstanding.

“Wholly-Owned Material Subsidiary” shall mean each Wholly-Owned Subsidiary that is also a Material Subsidiary.

“Wholly-Owned Subsidiary” shall mean each Subsidiary, at least 95% of whose capital stock, equity interests, membership interests and partnership interests, other than director’s qualifying shares or similar interests, are owned directly or indirectly by the Gentlye Group, provided however for the purposes of this Agreement, the term “Wholly-Owned Subsidiary” shall also include Lumec-Schreder Inc., a corporation organized under the laws of Quebec, for so long as not less than 50.5% of the capital stock of Lumec-Schreder Inc. is owned by a Borrower or a Wholly-Owned Subsidiary of a Borrower.

“Written”, “written” or “in writing” shall mean any form of written communication or a communication by means of telex, facsimile transmission, e-mail electronic transmission, telegraph or cable.

1.2.         Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

1.3.         Accounting Terms.  Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agents that the Borrowers request an amendment to any provision of section 10 or 11 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agents notify the Borrowers that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.  Notwithstanding anything in this section 1.3 to the contrary, in the event that there is a change in GAAP or in the application thereof occurring after the Effective Date mandating the expensing of stock options or comparable equity based compensation, without further action by the Administrative Agents, the Lenders, the Borrowers or any other Credit Party, such changes requiring the expensing of stock options or comparable equity based compensation shall be disregarded and this Agreement shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.

1.4.         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

1.5.         Additional Borrowers.  By execution of an Additional Borrower Joinder by a Wholly-Owned Subsidiary (other than the Receivables Facility Subsidiary) and upon acceptance thereof by the Administrative Agents and the Required Lenders, each in its sole discretion, and such Person’s satisfaction of all conditions and completion of all deliveries specified in the Additional Borrower Joinder, this Agreement shall be deemed to be amended so that such Person shall become for all purposes of this Agreement as if an original signatory hereto, and shall be admitted as a Borrower hereunder, and this Agreement shall be binding for all purposes on such Person as a Borrower as if an original signatory hereto.

1.6.         Appointment of Genlyte Group as Representative.  For purposes of this Agreement, each Borrower other than Genlyte Group (i) authorizes Genlyte Group to make such requests, give such notices or furnish such certificates to either Administrative Agent or any Lender as may be required or permitted by this Agreement for the benefit of such Borrower and (ii) authorizes the Administrative Agents to treat such requests, notices, certificates or consents given or made by Genlyte Group to have been made, given or furnished by the applicable Borrower for purposes of this Agreement.  Each Administrative Agent and each Lender shall be entitled to rely on each such request, notice, certificate or consent made, given or furnished by the Borrower pursuant to the provisions of this Agreement or any other Credit Document as being made or furnished on behalf of, and with the effect of irrevocably binding, such Borrower.

1.7          Qualified Receivables Transaction.   The inclusion of “Aggregate Capital” in the definition of Consolidated Total Debt and “Yield” in the definition of Consolidated Interest Expense, and the inclusion of various other references to a Qualified Receivables Transaction, the Qualified Receivables Purchase Agreement, the Qualified Receivables Sale Agreement and terms defined therein, are made to protect certain interests of the Lenders and the Credit Parties and shall not be construed to impugn the stated intentions of the parties to a Qualified Receivables Transaction, the Qualified Receivables Purchase Agreement and the Qualified Receivables Sale Agreement that the sales and purchases of Receivables Facility Assets contemplated thereby are “true” and outright sales and purchases.

1.8          Currency Equivalents; Canadian Facility Amounts.   For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of Canadian Dollars shall be determined by using the quoted spot rate at which the Canadian Administrative Agent offers to exchange Dollars for Canadian Dollars at its Payment Office at 9:00 A.M. (local time at the Payment Office) on the Business Day on which such equivalent is to be determined, and (ii) the equivalent in Canadian Dollars of Dollars shall be determined by using the quoted spot rate at which the Canadian Administrative Agent’s Payment Office offers to exchange Canadian Dollars for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) on the Business Day on which such equivalent is to be determined.  Unless the context otherwise requires, references in this Agreement or any of the other Credit Documents to the principal amounts of, or outstanding balances of, Canadian Revolving Loans (or words of similar import) shall be deemed to refer to the sum of the aggregate principal balance of Canadian Revolving Loans denominated in Canadian

Dollars then outstanding, plus the Canadian Dollar equivalent of the aggregate principal balance of Canadian Revolving Loans denominated in Dollars then outstanding.

SECTION 2.         AMOUNT AND TERMS OF LOANS.

2.1.         Existing Letters of Credit; Commitments for Loans.  Upon the effectiveness of this Agreement, all of the risk participation exposures in respect of the Existing Letters of Credit shall be deemed to be assumed by the Domestic Revolving Facility Lenders ratably according to their respective, as the case may be, Canadian Revolving Facility Percentages or Domestic Revolving Facility Percentages.  Upon such effectiveness and subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a “Loan” and, collectively, the “Loans”) to the Borrowers, which Loans shall be drawn, to the extent such Lender has a Commitment under a Facility for the Borrowers, under the applicable Facility, as set forth below:

(a)           Domestic Revolving Facility.  Loans to the Borrowers under the Domestic Revolving Facility (each a “Domestic Revolving Loan” and, collectively, the “Domestic Revolving Loans”) (i) shall be made only by a Domestic Revolving Facility Lender, (ii) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (iii) shall only be incurred by a Domestic Facility Borrower, (iv) shall be made only in U.S. Dollars; (v) except as otherwise provided, may, at the option of the Domestic Facility Borrowers, be incurred and maintained as, or Converted into, Domestic Revolving Loans which are either Domestic Prime Rate Loans or Eurodollar Loans, provided that all Domestic Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Domestic Revolving Loans of the same Type; (vi) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and(vii) may only be made if after giving effect thereto the Unutilized Total Domestic Revolving Commitment will not be less than zero.  Without limiting the generality of the foregoing sentence, at no time shall the sum of (X) the aggregate unpaid principal balance of a Domestic Revolving Facility Lender’s Domestic Revolving Loans, plus (Y) such Domestic Revolving Facility Lender’s Domestic Revolving Facility Percentage of the Domestic Facility Letter of Credit Outstandings at such time, plus (Z) such Domestic Revolving Facility Lender’s Domestic Revolving Facility Percentage of the aggregate unpaid principal balance of the Swing Line Revolving Loans at such time, exceed the Domestic Revolving Commitment of such Domestic Revolving Facility Lender.  In addition, no Domestic Revolving Loans shall be incurred at any time if after giving effect thereto the Domestic Facility Borrowers would be required to prepay Revolving Loans in accordance with section 7.2(a).  The Obligations of the Domestic Facility Borrowers in respect of the Domestic Revolving Facility shall be joint and several.

(b)           Swing Line Revolving Facility.  Loans to the Borrowers under the Swing Line Revolving Facility (each a “Swing Line Revolving Loan” and, collectively, the “Swing Line Revolving Loans”) (i) shall be made only by the Swing Line Lender, (ii) may only be incurred by a Domestic Facility Borrower, (iii) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (iv) shall be made only in U.S. Dollars; (v) except as otherwise provided, may, at the option of the Domestic Facility

Borrowers, be incurred and maintained as Swing Line Revolving Loans which are either Domestic Prime Rate Loans or Flex Eurodollar Loans; (vi) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (vii) may only be made if after giving effect thereto the Unutilized Total Domestic Revolving Commitment exceeds zero; and (viii) shall not exceed for the Swing Line Lender at any time outstanding its Swing Line Revolving Commitment at such time.   The Obligations of the Domestic Facility Borrowers in respect of the Swing Line Revolving Facility shall be joint and several.

(c)           Canadian Revolving Facility.  Loans to the Borrowers under the Canadian Revolving Facility (each a “Canadian Revolving Loan” and, collectively, the “Canadian Revolving Loans”) (i) shall be made only by a Canadian Facility Lender, (ii) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (iii) shall only be incurred by a Canadian Facility Borrower, (iv) shall be made only in, at the option of the Canadian Facility Borrowers, (A) Canadian Dollars or (B) Dollars if at the time of such Borrowing Dollars are readily and freely transferable and convertible into Canadian Dollars; (v) except as otherwise provided, may, at the option of the Canadian Facility Borrowers, be incurred and maintained as, or Converted into, Canadian Revolving Loans which are (A) as to Borrowings denominated in Canadian Dollars, either Canadian Prime Rate Loans or CDOR Loans and (B) as to Borrowings denominated in Dollars, either Domestic Prime Rate Loans or Eurodollar Loans and, provided that all Canadian Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Canadian Revolving Loans of the same Type and of the same currency; (vi) may be repaid or prepaid, in the same currency in which they were borrowed, and reborrowed in accordance with the provisions hereof; and (vii) may only be made if after giving effect thereto the Unutilized Total Canadian Revolving Commitment will not be less than zero.  Without limiting the generality of the foregoing sentence, at no time shall the sum of (X) the aggregate unpaid principal balance of a Canadian Facility Lender’s Canadian Revolving Loans denominated in Canadian Dollars, plus (Y) the Canadian Dollar equivalent of the aggregate unpaid principal balance of such Canadian Facility Lender’s Canadian Revolving Loans denominated in Dollars, plus (Z) such Canadian Facility Lender’s Canadian Revolving Facility Percentage of the Canadian Facility Letter of Credit Outstandings at such time, exceed the Canadian Revolving Commitment of such Canadian Facility Lender.  In addition, no Canadian Revolving Loans shall be incurred at any time if after giving effect thereto the Canadian Facility Borrowers would be required to prepay Canadian Revolving Loans in accordance with section 7.2(c).  The Obligations of the Canadian Facility Borrowers in respect of the Canadian Revolving Facility shall be joint and several.

(d)           Domestic Term Loan Facility.  Loans to the Borrowers under the Domestic Term Loan Facility (each a “Domestic Term Loan” and, collectively, the “Domestic Term Loans”) (i) shall be made only by a Domestic Term Loan Lender, (ii) shall be advanced on the Closing Date, (iii) shall only be incurred by the Domestic Facility Borrowers (other than Genlyte Thomas), (iv) shall be made only in U.S. Dollars, (v) except as otherwise provided, may, at the option of such Domestic Facility Borrowers, be incurred and maintained as, or Converted into, Domestic Term Loans which are either Domestic Prime Rate Loans or Eurodollar Loans, provided that all Domestic Term Loans made or Converted as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Domestic Term Loans of the same Type; and (vi) shall be repaid and prepaid in accordance with the provisions hereof.  The Obligations of the Domestic Facility Borrowers (other than Genlyte Thomas) in respect of the Domestic Term Loan Facility shall be joint and several.

(e)           Optional Increase in Domestic Revolving Commitments.  At any time, if no Default shall have occurred and be continuing (or would result after giving effect thereto), the Domestic Facility Borrowers may, if they so elect, increase the aggregate amount of the Total Domestic Revolving Commitment (each such increase to be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000), either by designating a financial institution not theretofore a Domestic Revolving Facility Lender to become a Domestic Revolving Facility Lender (such designation to be effective only with the prior written consent of the Domestic Administrative Agent, which consent will not be unreasonably withheld or delayed, and only if such financial institution accepts a Domestic Revolving Commitment in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000), or by agreeing with an existing Domestic Revolving Facility Lender that such Lender’s Domestic Revolving Commitment shall be increased.  Upon execution and delivery by the Borrowers and such Domestic Revolving Facility Lender or other financial institution of an instrument (a “Domestic Revolving Commitment Acceptance”) in form reasonably satisfactory to the Domestic Administrative Agent, such existing Domestic Revolving Facility Lender shall have a Domestic Revolving Commitment as therein set forth or such other financial institution shall become a Domestic Revolving Facility Lender with a Domestic Revolving Commitment as therein set forth and all the rights and obligations of a Domestic Revolving Facility Lender with such a Domestic Revolving Commitment hereunder; provided:

(i)            that the Borrowers shall provide prompt notice of such increase to the Domestic Administrative Agent, who shall promptly notify the Domestic Revolving Facility Lenders;

(ii)           that the Borrowers shall have delivered to the Domestic Administrative Agent a copy of the Domestic Revolving Commitment Acceptance;

(iii)          that the sum of (A) the amount of such increase, (B) the amount of all other increases in the aggregate amount of the Domestic Revolving Commitments pursuant to this section 2.1(e) since the date of this Agreement, and (C) the then Dollar-equivalent amount of all increases in the aggregate amount of the Canadian Revolving Commitments pursuant to section 2.1(f) since the date of this Agreement (or occurring at the same time as such increase), does not exceed $50,000,000;

(iv)          that, before and after giving effect to such increase, the representations and warranties of the Borrowers contained in Section 9 of this Agreement shall be true and correct; and

(v)           that the Domestic Administrative Agent shall have received such evidence (including an opinion of Borrowers’ counsel) as it may reasonably request to confirm the

Borrowers’ due authorization of the transactions contemplated by this section 2.1(e) and the validity and enforceability of the obligations of the Borrowers resulting therefrom.

On the date of any such increase, the Borrowers shall be deemed to have represented to the Administrative Agents and the Lenders that the conditions set forth in clauses (i) through (v) above have been satisfied.

Upon any increase in the aggregate amount of the Domestic Revolving Commitments pursuant to this section 2.1(e):

(x)            within five Business Days, in the case of any Domestic Prime Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Eurodollar Loans then outstanding, the Domestic Facility Borrowers shall prepay such Loans in their entirety and, to the extent the Domestic Facility Borrowers elect to do so and subject to the conditions specified in section 8.2, the Domestic Facility Borrowers shall reborrow Loans from the Domestic Revolving Facility Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Domestic Revolving Facility Lenders in such proportion; and

(y)           each existing Domestic Revolving Facility Lender whose Commitment has not increased pursuant to this section 2.1(e) (each, a “Non-Increasing Domestic Revolving Facility Lender”) shall be deemed, without further action by any party hereto, to have sold to each Domestic Revolving Facility Lender whose Domestic Revolving Commitment has been assumed or increased under this section 2.1(e) (each, an “Increased Commitment Domestic Revolving Facility Lender”), and each Increased Commitment Domestic Revolving Facility Lender shall be deemed, without further action by any party hereto, to have purchased from each Non-Increasing Domestic Revolving Facility Lender, a participation (on the terms specified in section 2.5 and section 3.4 respectively) in each Swing Line Revolving Loan and each Domestic Facility Letter of Credit Outstanding in which such Non-Increasing Domestic Revolving Facility Lender has acquired a participation in an amount equal to such Increased Commitment Domestic Revolving Facility Lender’s Domestic Revolving Facility Percentage thereof, until such time as all Domestic Facility Letter of Credit Exposures and Swing Line Exposures are held by the Domestic Revolving Facility Lenders in proportion to their respective Domestic Revolving Commitments after giving effect to such increase.

(f)            Optional Increase in Canadian Revolving Commitments.  At any time, if no Default shall have occurred and be continuing (or would result after giving effect thereto), the Canadian Facility Borrowers may, if they so elect, increase the aggregate amount of the Total Canadian Revolving Commitment (each such increase to be in an aggregate amount that is an integral multiple of CDN$5,000,000 and not less than CDN$10,000,000), either by designating a financial institution not theretofore a Canadian Facility Lender to become a Canadian Facility Lender (such designation to be effective only with the prior written consent of the Canadian Administrative Agent, which consent will not be unreasonably withheld or delayed, and only if such financial institution accepts a Canadian Revolving Commitment in an aggregate amount that is an integral multiple of CDN$5,000,000 and not less than CDN$10,000,000), or by agreeing with an existing Canadian Facility Lender that such Lender’s Canadian Revolving Commitment shall be increased.  Upon execution and delivery by the Borrowers and such Canadian Facility Lender or other financial institution of an instrument (a “Canadian Revolving Commitment Acceptance”) in form reasonably satisfactory to the Canadian Administrative Agent, such existing Canadian Facility Lender shall have a Canadian Revolving Commitment as therein set forth or such other financial institution shall become a Canadian Facility Lender with a Canadian Revolving Commitment as therein set forth and all the rights and obligations of a Canadian Facility Lender with such a Canadian Revolving Commitment hereunder; provided:

(i)            that the Borrowers shall provide prompt notice of such increase to the Canadian Administrative Agent, who shall promptly notify the Canadian Facility Lenders;

(ii)           that the Borrowers shall have delivered to the Canadian Administrative Agent a copy of the Canadian Revolving Commitment Acceptance;

(iii)          that the sum of (A) the Dollar-equivalent amount of such increase, (B) the then Dollar-equivalent amount of all other increases in the aggregate amount of the Canadian Revolving Commitments pursuant to this section 2.1(f) since the date of this Agreement, and (C) the amount of all increases in the aggregate amount of the Domestic Revolving Commitments pursuant to section 2.1(e) since the date of this Agreement (or occurring at the same time as such increase), does not exceed $50,000,000;

(iv)          that, before and after giving effect to such increase, the representations and warranties of the Borrowers contained in Section 9 of this Agreement shall be true and correct; and

(v)           that the Canadian Administrative Agent shall have received such evidence (including an opinion of Borrowers’ counsel) as it may reasonably request to confirm the Borrowers’ due authorization of the transactions contemplated by this section 2.1(f) and the validity and enforceability of the obligations of the Borrowers resulting therefrom.

On the date of any such increase, the Borrowers shall be deemed to have represented to the Administrative Agents and the Lenders that the conditions set forth in clauses (i) through (v) above have been satisfied.

Upon any increase in the aggregate amount of the Canadian Revolving Commitments pursuant to this section 2.1(f):

(x)            within five Business Days, in the case of any Canadian Prime Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any CDOR Loans then outstanding, the Canadian Facility Borrowers shall prepay such Loans in their entirety and, to the extent the Canadian Facility Borrowers elect to do so and subject to the conditions specified in section 8.2, the Canadian Facility Borrowers shall reborrow Loans from the Canadian Facility Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Canadian Facility Lenders in such proportion; and

(y)           each existing Canadian Facility Lender whose Commitment has not increased pursuant to this section 2.1(f) (each, a “Non-Increasing Canadian Facility Lender”) shall be deemed, without further action by any party hereto, to have sold to each Canadian Facility Lender whose Canadian Revolving Commitment has been assumed or increased under this section 2.1(f) (each, an “Increased Commitment Canadian Facility Lender”), and each Increased Commitment Canadian Facility Lender shall be deemed, without further action by any party hereto, to have purchased from each Non-Increasing Canadian Facility Lender, a participation (on the terms specified in section 4.4) in each Canadian Facility Letter of Credit Outstanding in which such Non-Increasing Canadian Facility Lender has acquired a participation in an amount equal to such Increased Commitment Canadian Facility Lender’s Canadian Revolving Facility Percentage thereof, until such time as all Canadian Facility Letter of Credit Exposures are held by the Canadian Facility Lenders in proportion to their respective Canadian Revolving Commitments after giving effect to such increase.

2.2.         Minimum Borrowing Amounts, etc.; Pro Rata Borrowings.  (a) The aggregate principal amount of each Borrowing by the Borrowers shall not be less than the Minimum Borrowing Amount.  More than one Borrowing may be incurred by the Borrowers on any day, provided that (i) if there are two or more Borrowings on a single day in respect to the same Class of Loans which consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, (ii) if there are two or more Borrowings on a single day under the Canadian Revolving Facility which consist of CDOR Loans, each such Borrowing shall have a different initial Interest Period, (iii) only one Borrowing under the Swing Line Revolving Facility may be made on any single day, (iv) at no time shall there be more than eight Borrowings in the aggregate under the Domestic Revolving Facility and the Domestic Term Loan Facility consisting of Eurodollar Loans outstanding hereunder, and (v) at no time shall there be more than eight Borrowings in the aggregate under the Canadian Revolving Facility consisting of CDOR Loans and Eurodollar Loans outstanding hereunder.

(b)           All Borrowings under a Facility shall be made by the Lenders having Commitments under such Facility, if any, pro rata on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

2.3.         Procedures for Borrowing.  (a) Notice of Borrowing.  Whenever a Borrower desires to incur Loans (and the Domestic Term Loans shall, subject to the terms and conditions of this Agreement, be incurred on the Closing Date), it shall give the Domestic Administrative Agent in the case of a Domestic Revolving Loan or a Swing Line Revolving Loan, or the Canadian

Administrative Agent, in the case of a Canadian Revolving Loan, in each case at its respective Notice Office,

(i)            Borrowings under the Domestic Revolving Facility:  in the case of any Borrowing under the Domestic Revolving Facility of (1) Eurodollar Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least three Business Days’ prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Domestic Administrative Agent); or (2) Domestic Prime Rate Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least same Business Day’s prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Domestic Administrative Agent), or

(ii)           Borrowings under the Swing Line Revolving Facility:  in the case of any Borrowing under the Swing Line Revolving Facility, prior to 2:00 P.M. (local time at its Notice Office), at least same Business Day’s prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Domestic Administrative Agent), or

(iii)          Borrowings under the Canadian Revolving Facility:  in the case of any Borrowing under the Canadian Revolving Facility (A) denominated in Canadian Dollars of (1) CDOR Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least three Business Days’ prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Canadian Administrative Agent); or (2) Canadian Prime Rate Loans to be made hereunder, prior to 10:00 A.M. (local time at its Notice Office), at least same Business Day’s prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Canadian Administrative Agent) and (B) denominated in Dollars of (1) Eurodollar Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least three Business Days’ prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Canadian Administrative Agent); or (2) Domestic Prime Rate Loans to be made hereunder, prior to 10:00 A.M. (local time at its Notice Office), at least same Business Day’s prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Canadian Administrative Agent), or

(iv)          Borrowings under the Domestic Term Loan Facility:  in the case of any Borrowing under the Domestic Term Loan Facility of (1) Eurodollar Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least three Business Days’ prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Domestic Administrative Agent); or (2) Domestic Prime Rate Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least same Business Day’s prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Domestic Administrative Agent).

Each such notice (each such notice, a “Notice of Borrowing”) shall (if requested by the applicable Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify: (i) the Facility under which the Borrowing is to be incurred and the Borrower incurring the Loan; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of the Borrowing (which shall be a Business Day); (iv) whether the Borrowing shall consist of Domestic Prime Rate Loans, Flex Eurodollar Loans, Eurodollar Loans, Canadian Prime Rate Loans or CDOR Loans; (v) if the requested Borrowing consists of Eurodollar Loans or CDOR Loans, the Interest Period to be initially applicable thereto, and (vi) if the requested Borrowing is under the Canadian Revolving Facility, the currency  (Canadian Dollars or Dollars) in which such Borrowing is to be denominated.  If the applicable Borrower fails to specify in a Notice of Borrowing the Interest Period for any Eurodollar Loans or CDOR Loans, such Interest Period shall be deemed to be one month; and if the applicable Canadian Facility Borrower fails to specify in a Notice of Borrowing the currency, such Borrowing shall be denominated in Canadian Dollars.  The applicable Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under the applicable Facility, of such Lender’s proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

(b)           Actions by Administrative Agents on Telephone Notice.  Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agents may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agents in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of that Borrower. In each such case, the Administrative Agents’ record of the terms of such telephonic notice shall be conclusive absent manifest error.

2.4.         Disbursement of Funds.  (a) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the Facility under which any Borrowing pursuant to such Notice of Borrowing is to be made will make available its pro rata share, if any, of each Borrowing under such Facility requested to be made on such date in the manner provided below.  All amounts shall be made available to the Domestic Administrative Agent in U.S. Dollars, except in the case of Canadian Revolving Loans, in which case the amounts shall be made available to the Canadian Administrative Agent in, as elected by the Canadian Borrowers pursuant to the provisions of this Agreement, Canadian Dollars or Dollars, in each case in immediately available funds at the Payment Office and the Domestic Administrative Agent or Canadian Administrative Agent, as the case may be, promptly will make available to the Borrower making the request by depositing to their account at the Payment Office (or such other account(s) as designated by such Borrower in accordance with section 2.4(c)) the aggregate of the amounts so made available in the type of funds received.  Unless the applicable Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the applicable Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, such Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and such Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the applicable Administrative Agent by such Lender and such Administrative Agent has made available same to a Borrower, such Administrative Agent shall be entitled to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the applicable Administrative Agent’s demand therefor, such Administrative Agent shall promptly notify the applicable Borrower, and such Borrower shall immediately pay such corresponding amount to the applicable Administrative Agent.  The Domestic Administrative Agent or the Canadian Administrative Agent, as the case may be, shall also be entitled to recover from such Lender or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by such Administrative Agent to such Borrower to the date such corresponding amount is recovered by such Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate in the case of any Loan denominated in Dollars, or in the case of any Loan denominated in Canadian Dollars, at the weighted average overnight or weekend borrowing rate for immediately available and freely transferable funds denominated in Canadian Dollars which is offered to the Canadian Administrative Agent in the international markets, or (y) if paid by a Borrower, the then applicable rate of interest, calculated in accordance with section 2.8, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.11).

(b)           Nothing herein and no subsequent termination of Commitments pursuant to section 6.1 or 6.2 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)           Whenever a Borrower desires that proceeds of a Borrowing be deposited into an account other than such Borrower’s account at the Payment Office as contemplated by the second sentence of section 2.4(a) (which other account shall be an account of a Credit Party), it shall give the Domestic Administrative Agent in the case of a Domestic Revolving Loan, a Domestic Term Loan or a Swing Line Revolving Loan, or the Canadian Administrative Agent, in the case of a Canadian Revolving Loan, in each case at its respective Notice Office, prior written notice of such other account into which such Borrower desires for such proceeds to be deposited, specifying such other information as the applicable Administrative Agent may request; provided, however, that (i) any such proceeds so deposited into such other account shall, for the purposes of such Borrower’s liability therefore be deemed to have been advanced directly to such Borrower and (ii) no such deposit into such other account shall in any way affect, limit or otherwise modify such Borrower’s obligation to repay such Borrowings in accordance with this Agreement and the applicable Notes.

2.5.         Refunding of, or Participation in, Swing Line Revolving Loans.  (a) If any Event of Default exists, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Line Revolving Loans owing to it be refunded by delivering a notice to such effect to the Domestic Administrative Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Line Refunding”). .Promptly upon receipt of a Notice of Swing Line Refunding, the Domestic Administrative Agent shall give notice of the contents thereof to the Domestic Revolving Facility Lenders and, unless an Event of Default specified in section 12.1(g) in respect of a Borrower has occurred, also to the Domestic Facility Borrowers. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Domestic Facility Borrowers of a Notice of Borrowing

requesting Domestic Revolving Loans consisting of Domestic Prime Rate Loans in the amount of the Swing Line Revolving Loans to which it relates. Each Domestic Revolving Facility Lender (including the Swing Line Lender, in its capacity as a Domestic Revolving Facility Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in section 8.2 hereof or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (b) below) to make a Domestic Revolving Loan to the applicable Borrower in an amount equal to such Domestic Revolving Facility Lender’s Domestic Revolving Facility Percentage of the aggregate amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding relates.  Each such Domestic Revolving Facility Lender shall make the amount of such Domestic Revolving Loan available to the Domestic Administrative Agent in immediately available funds at its Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Domestic Revolving Facility Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Domestic Revolving Facility Lender after such time. The proceeds of such Domestic Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding related.  Each Domestic Facility Borrower irrevocably and unconditionally agree that, notwithstanding anything to the contrary contained in this Agreement, Domestic Revolving Loans made as herein provided in response to a Notice of Swing Line Refunding shall constitute Domestic Revolving Loans hereunder consisting of Domestic Prime Rate Loans.

(b)           If prior to the time a Domestic Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in section 12.1(g) shall have occurred in respect of a Borrower or if one or more of the Domestic Revolving Facility Lenders shall determine that it is legally prohibited from making a Domestic Revolving Loan under such circumstances, each Domestic Revolving Facility Lender (other than the Swing Line Lender), or each Domestic Revolving Facility Lender (other than the Swing Line Lender) so prohibited, as the case may be, shall, on the date such Domestic Revolving Loan would have been made by it (the “Purchase Date”), purchase an undivided participating interest in the outstanding Swing Line Revolving Loans to which such Notice of Swing Line Refunding related, in an amount (the “Swing Line Participation Amount”) equal to such Domestic Revolving Facility Lender’s Domestic Revolving Facility Percentage of such Swing Line Revolving Loans. On the Purchase Date, each such Domestic Revolving Facility Lender or each such Domestic Revolving Facility Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Domestic Revolving Facility Lender’s Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Domestic Revolving Facility Lender, deliver to such Domestic Revolving Facility Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing, such Domestic Revolving Facility Lender’s participating interest in such Swing Line Revolving Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Participation Amount is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

(c)           Whenever, at any time after the Swing Line Lender has received from any other Domestic Revolving Facility Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Domestic Facility Borrowers on account of the related Swing Line Revolving Loans, the Swing Line Lender will promptly distribute to such Domestic Revolving Facility Lender its Domestic Revolving Facility Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Revolving Facility Lender’s participating interest was outstanding and funded); provided, however, that in the event such payment received by the Swing Line Lender is required to be returned, such Domestic Revolving Facility Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(d)           Each Domestic Revolving Facility Lender’s obligation to make Domestic Revolving Loans and/or to purchase participations in connection with a Notice of Swing Line Refunding (which shall in all events be within such Domestic Revolving Facility Lender’s Unutilized Domestic Revolving Commitment) shall be subject to the conditions that:

(i)            such Domestic Revolving Facility Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof, and

(ii)           at the time the Swing Line Revolving Loans which are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Domestic Revolving Facility Lender may have against any other Lender, a Borrower, or any other person, may have against any Lender or other person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon any Borrower; (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

2.6.         Notes and Loan Accounts.  (a) Forms of Notes.  The Borrowers’ obligations to pay the principal of, and interest on, the Loans by each Lender shall be evidenced (i) if Domestic Revolving Loans, by a promissory note of the Domestic Facility Borrowers substantially in the form of Exhibit A-1 with blanks appropriately completed in conformity herewith (each a “Domestic Revolving Note” and, collectively, the “Domestic Revolving Notes”), (ii) if Swing Line Revolving Loans, by a promissory note of the Domestic Facility Borrowers substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (the “Swing Line Revolving Note”), (iii) if Canadian Revolving Loans, by a promissory note of the Canadian Facility Borrowers substantially in the form of Exhibit A-3 with blanks appropriately completed in conformity herewith (each a “Canadian Revolving Note” and, collectively, the “Canadian Revolving Notes”), and (iv) if Domestic Term Loans, by a promissory note of the Domestic Facility Borrowers (other than Genlyte Thomas) substantially in the form of Exhibit A-4 with blanks appropriately completed in conformity herewith (each a “Domestic Term Loan Note” and, collectively, the “Domestic Term Loan Notes”).

In furtherance of the provisions of section 15.23 below, and for the avoidance of doubt, a Foreign Borrower only shall be required to execute and deliver a Note evidencing the Loans actually advanced to such Foreign Borrower (or other Foreign Borrowers of the same country) and in no event, shall a Foreign Borrower execute a Note evidencing any obligations in respect of Loans advanced to any Domestic Facility Borrowers.

(b)           Domestic Revolving Notes.  The Domestic Revolving Note issued to by a Domestic Revolving Facility Lender shall:  (i) be executed only by the Domestic Facility Borrowers; (ii) be payable to the order of such Domestic Revolving Facility Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the Domestic Revolving Commitment of such Domestic Revolving Facility Lender and be payable in the principal amount of Domestic Revolving Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in section 2.8 in respect of the Domestic Prime Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 7.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c)           Swing Line Revolving Note.  The Swing Line Revolving Note issued to the Swing Line Lender shall:  (i) be executed only by the Domestic Facility Borrowers; (ii) be payable to the order the Swing Line Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the Swing Line Revolving Commitment of the Swing Line Lender and be payable in the principal amount of Swing Line Revolving Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in section 2.8 in respect of the Domestic Prime Rate Loans and Flex Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 7.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(d)           Canadian Revolving Notes.  The Canadian Revolving Note issued to a Canadian Facility Lender shall:  (i) be executed only by the Canadian Facility Borrowers; (ii) be payable to the order of such Canadian Facility Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the Canadian Revolving Commitment of such Canadian Facility Lender and be payable in the principal amount of Canadian Revolving Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in section 2.8 in respect of the Canadian Prime Rate Loans and CDOR Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 7.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(e)           Domestic Term Loan Notes.  The Domestic Term Loan Note issued to a Domestic Term Loan Facility Lender shall:  (i) be executed only by the Domestic Facility Borrowers (other than Genlyte Thomas); (ii) be payable to the order of such Domestic Term Loan Facility Lender and be dated on or prior to the date the Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the Domestic Term Loan Commitment of such Domestic Term Loan Facility Lender and be payable in twenty (20) consecutive quarterly installments of the principal of the Domestic Term Loan evidenced thereby on the last Business Day of each January, April, July and October, commencing October 29, 2004, the first nineteen (19) of which each shall be in an amount equal to five percent (5%) of such stated principal amount, and the last of which, on the Maturity Date, shall be in the amount of all remaining principal of the Domestic Term Loan evidenced thereby; (iv) bear interest as provided in section 2.8 in respect of the Domestic Prime Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby; (v) be subject to mandatory prepayment as provided in section 7.2; and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

(f)            Loan Accounts of Lenders.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the respective indebtedness of each of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(g)           Loan Accounts of Administrative Agents.  The Domestic Administrative Agent with respect to the Domestic Revolving Loans, Domestic Term Loans and Swing Line Revolving Loans, and the Canadian Administrative Agent with respect to Canadian Revolving Loans, in each case shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, the particular Facility under which such Loan was made, and the Interest Period or maturity date and applicable interest rate if such Loan is a Eurodollar Loan or a CDOR Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the amount of any sum received by such Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(h)           Effect of Loan Accounts, etc.  The entries made in the accounts maintained pursuant to sections 2.6(f) and (g) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or an Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay or prepay the Loans in accordance with the terms of this Agreement.

(i)            Endorsements of Amounts on Notes Prior to Transfer.  Each Lender will, prior to any transfer of any of the Notes issued to it by the Borrowers, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby.  Failure to make any such notation or any error in any such notation shall not affect the Borrowers’ obligations in respect of such Loans.

2.7.         Conversions of Domestic Revolving Loans; Canadian Revolving Loans and Domestic Term Loans.  The Borrowers shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of their (i) Domestic Revolving Loans of one Type owing by them into a Borrowing or Borrowings pursuant to the Domestic Revolving Facility of another Type of Loans which can be made pursuant to such Facility, (ii) Canadian Revolving Loans of one Type owing by them into a Borrowing or Borrowings pursuant to the Canadian Revolving Facility of another Type of Loans which can be made pursuant to such Facility and (iii) Domestic Term Loans of one Type owing by them into a Borrowing or Borrowings pursuant to the Domestic Term Loan Facility of another Type of Loans which can be made pursuant to such Facility, provided that:

(a)           no partial Conversion of a Borrowing of Eurodollar Loans or CDOR Loans, as applicable, shall reduce the outstanding principal amount of the Eurodollar Loans or

CDOR Loans, as applicable, made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;

(b)           any Conversion of Eurodollar Loans into Domestic Prime Rate Loans and any Conversion of CDOR Loans into Canadian Prime Rate Loans shall, in each case, be made on, and only on, the last day of an Interest Period for such Eurodollar Loans or CDOR Loans, as the case may be;

(c)           Domestic Prime Rate Loans may only be Converted into Eurodollar Loans, and Canadian Prime Rate Loans may only be Converted into CDOR Loans, if no Default under section 12.1(a) or Event of Default is in existence on the date of the Conversion;

(d)           Domestic Prime Rate Loans may not be Converted into Eurodollar Loans, and Canadian Prime Rate Loans may not be Converted into CDOR Loans, during any period when such Conversion is not permitted under section 2.10; and

(e)           Borrowings of Eurodollar Loans and CDOR Loans resulting from this section 2.7 shall conform to the requirements of section 2.2(a).

Each such Conversion shall be effected by the applicable Borrower giving the Domestic Administrative Agent, in the case of Domestic Revolving Loans or Domestic Term Loans , or the Canadian Administrative Agent, in the case of Canadian Revolving Loans, at its Notice Office, prior to 12:00 noon (local time at such Notice Office), at least three Business Days’, in the case of Conversion into a Eurodollar Loan or a CDOR Loan (or prior to 12:00 noon (local time at such Notice Office) same Business Day’s, in the case of a Conversion into Domestic Prime Rate Loans or Canadian Prime Rate Loans), prior written notice (or telephonic notice promptly confirmed in writing if so requested by the applicable Administrative Agent) (each a “Notice of Conversion”), substantially in the form of Exhibit B-2, specifying the Loans to be so Converted, the Type of Loans to be Converted into and, if to be Converted into a Borrowing of Eurodollar Loans or CDOR Loans, the Interest Period to be initially applicable thereto. The Domestic Administrative Agent, in the case of Domestic Revolving Loans and Domestic Term Loans, and the Canadian Administrative Agent, in the case of Canadian Revolving Loans, shall give each Domestic Revolving Facility Lender, Domestic Term Loan Lender or Canadian Facility Lender, as the case may be, prompt notice of any such proposed Conversion affecting any of its Loans.  For the avoidance of doubt, the prepayment or repayment of (i) any Domestic Revolving Loans out of the proceeds of other Domestic Revolving Loans by the Domestic Facility Borrowers is not considered a Conversion of Domestic Revolving Loans into other Domestic Revolving Loans and (ii) any Canadian Revolving Loans out of the proceeds of other Canadian Revolving Loans by the Canadian Facility Borrowers is not considered a Conversion of Canadian Revolving Loans into other Canadian Revolving Loans.

2.8.         Interest.  (a) Interest Rate for Domestic Prime Rate Loans.  During such periods as a Domestic Revolving Loan, a Swing Line Revolving Loan, a Domestic Term Loan or a Canadian Revolving Loan is a Domestic Prime Rate Loan, the unpaid principal amount thereof shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Domestic Prime Rate in effect from time to time.

(b)           Interest Rate for Eurodollar Loans.  During such periods as a Domestic Revolving Loan, a Domestic Term Loan or a Canadian Revolving Loan is a Eurodollar Loan, the unpaid principal amount thereof shall bear interest at a rate per annum which shall at all times during any Interest Period applicable thereto be the relevant Eurodollar Rate for such Interest Period, plus the Applicable Eurodollar Margin in effect from time to time.

(c)           Interest Rate for Canadian Prime Rate Loans.  During such periods as a Canadian Revolving Loan is a Canadian Prime Rate Loan, the unpaid principal amount thereof shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Canadian Prime Rate in effect from time to time.

(d)           Interest Rate for CDOR Loans.  During such periods as a Canadian Revolving Loan is a CDOR Loan, the unpaid principal amount of each CDOR Loan shall bear interest at the rate per annum which shall at all times during any Interest Period applicable thereto be equal to the CDOR Rate for such Interest Period, plus the Applicable Eurodollar Margin in effect from time to time.

(e)           Interest Rate for Flex Eurodollar Loans.  During such periods as a Swing Line Revolving Loan is a Flex Eurodollar Loan, the unpaid principal amount of each Flex Eurodollar Loan shall bear interest a fluctuating rate per annum which shall at all times during the one-month Interest Period applicable thereto be equal to the Flex Eurodollar Rate as determined by the Domestic Administrative Agent plus the Applicable Eurodollar Margin in effect from time to time.

(f)            Default Interest.  Notwithstanding the above provisions, if a Default under section 12.1(a) or an Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a fluctuating rate per annum equal to two percent (2%) per annum above the interest rate which is or would be applicable from time to time pursuant to sections 2.8(a) in respect of Domestic Prime Rate Loans.  If any amount (other than the principal of and interest on the Loans) payable by the Borrowers under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a fluctuating rate per annum equal to two percent (2%) per annum above the interest rate which would be applicable under section 2.8(a) to Domestic Prime Rate Loans in effect from time to time.

(g)           Accrual and Payment of Interest.  Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable on the Maturity Date and:

(i)            in the case of any Swing Line Revolving Loan, (A) monthly in arrears on the last Business Day of each calendar month, and (B) on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand;

(ii)           in the case of any Domestic Revolving Loan, (A) which is a Domestic Prime Rate Loan, monthly in arrears on the last Business Day of each calendar month, (B) which is a Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand;

(iii)          in the case of any Canadian Revolving Loan, (A) which is a Canadian Prime Rate Loan or a Domestic Prime Rate Loan, monthly in arrears on the last Business Day of each calendar month, (B) which is a CDOR Loan or a Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; and

(iv)          in the case of any Domestic Term Loan, (A) which is a Domestic Prime Rate Loan, monthly in arrears on the last Business Day of each calendar month, (B) which is a Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(h)           Computations of Interest.  All computations of interest hereunder shall be made in accordance with section 15.7(b).

(i)            Information as to Interest Rates.  The Domestic Administrative Agent, in the case of Borrowings under the Domestic Revolving Facility, the Domestic Term Loan Facility or the Swing Line Revolving Facility, or the Canadian Administrative Agent, in the case of Borrowings under the Canadian Revolving Facility, as the case may be, upon determining the interest rate for any Borrowing shall promptly notify the affected Borrowers and the affected Lenders thereof.  Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, the Flex Eurodollar Rate shall change automatically without notice to the Borrower immediately on each Business Day with each change in the Flex Eurodollar Rate, with any change thereto effective as of the opening of business on the day of the change.  If the Domestic Administrative Agent or the Canadian Administrative Agent, as the case may be, is unable to determine the Eurodollar Rate for any Borrowing of Eurodollar Loans or the Flex Eurodollar Rate for any Borrowing of Flex Eurodollar Loans by reference to the Telerate Screen or other information provided by a service organization referred to in clause (i) of the definitions of the term Eurodollar Rate and Flex Eurodollar Rate, as the case may be, then each Reference Bank agrees to furnish the Domestic Administrative Agent or the Canadian Administrative Agent, as the case may be, timely information for the purpose of determining the Eurodollar Rate or the Flex Eurodollar Rate, as the case may be, for any such Borrowing.  If any one or more of the Reference Banks shall not timely furnish such information, the Domestic Administrative Agent or the Canadian Administrative Agent, as the case may be, shall determine the Eurodollar Rate or the Flex Eurodollar Rate, as the case may be, on the basis of timely information furnished by the remaining Reference Banks.

(j)            Interest Margins.  As used herein, the term “Applicable Eurodollar Margin”, as applied to any Domestic Revolving Loan or Domestic Term Loan which is a Eurodollar Loan, any Swing Line Revolving Loan which is a Flex Eurodollar Loan, any Canadian Revolving Loan which is a CDOR Loan or a Eurodollar Loan, or any portion of a Domestic Term Loan which is a Eurodollar Loan, means the particular rate per annum determined by the Domestic Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the ratio of Consolidated Total Debt to Consolidated EBITDA and such Pricing Grid Table, and the following provisions:

(i)            Initially, until changed hereunder in accordance with the following provisions, the Applicable Eurodollar Margin will be (A) 70.00 Basis Points per annum for Domestic Revolving Loans, Swing Line Revolving Loans and Canadian Revolving Loans and (B) 87.50 Basis Points per annum for Domestic Term Loans.

(ii)           Commencing with the fiscal quarter of the Borrowers ended on or nearest to September 30, 2004, and continuing with each fiscal quarter thereafter, the Domestic Administrative Agent will determine the Applicable Eurodollar Margin in accordance with the Pricing Grid Table, based on the ratio of (x) Consolidated Total Debt as of the end of such fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of such fiscal quarter, and identified in such Pricing Grid Table; provided, however, that in computing Consolidated EBITDA for each of the Testing Periods ending on or prior to June 30, 2005, Consolidated EBITDA shall be determined as if Genlyte Group had owned, directly or indirectly, 100% of, as the case may be, the capital stock or the membership interests in Genlyte Thomas and GTG Intangible during all of such Testing Period.  Changes in the Applicable Eurodollar Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Domestic Administrative Agent pursuant to section 10.1(a) or (b), as applicable, of the financial statements of the Borrowers in respect of the period ending with such fiscal quarter, accompanied by the applicable certificate and calculations referred to in section 10.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

(iii)          Notwithstanding the above provisions, during any period when (A) the Borrowers have failed to timely deliver their consolidated financial statements referred to in section 10.1(a) or (b), accompanied by the applicable certificate and calculations referred to in section 10.1(c), (B) a Default under section 12.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, without waiving or limiting any other right or remedy of the Lenders in respect thereof, the Applicable Eurodollar Margin shall each be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

(iv)          The Domestic Administrative Agent will promptly provide notice of its determinations hereunder to the Canadian Administrative Agent, the Borrowers and the Lenders.  Any such determination by such Administrative Agent pursuant to this section 2.8(j) shall be conclusive and binding absent manifest error.

PRICING GRID TABLE

(expressed in Basis Points)

Ratio of Consolidated Total Debt To Consolidated EBITDA	Applicable Eurodollar Margin for Domestic Revolving Loans, Swing Line Revolving Loans, and Canadian Revolving Loans	Applicable Facility Fee Rate	Applicable Eurodollar Margin for Domestic Term Loans
> 3.00 to 1.00	100.00	25.00	125.00
> 2.50 to 1.00 and ≤ 3.00 to 1.00	80.00	20.00	100.00
> 2.00 to 1.00 and ≤ 2.50 to 1.00	70.00	17.50	87.50
> 1.50 to 1.00 and ≤ 2.00 to 1.00	60.00	15.00	75.00
≤ 1.50 to 1.00	50.00	12.50	62.50

2.9.         Selection and Continuation of Interest Periods.  (a) A Borrower shall have the right

(i)            at the time that it gives a Notice of Borrowing or Notice of Conversion in respect of the making of or Conversion into a Borrowing of (A) Domestic Revolving Loans consisting of Eurodollar Loans, (B) Canadian Revolving Loans consisting of CDOR Loans or Eurodollar Loans, or (C) any portion of Domestic Term Loans consisting of Eurodollar Loans, to select in such Notice the Interest Period to be applicable to such Borrowing, and

(ii)           prior to 11:00 A.M. (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Domestic Revolving Loans consisting of Eurodollar Loans or any portion of Domestic Term Loans consisting of Eurodollar Loans, to elect by giving the Domestic Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Domestic Administrative Agent) to Continue all or a portion consisting of at least the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of Eurodollar Loans and to select the Interest Period to be applicable to any such Borrowing, and

(iii)          prior to 11:00 A.M. (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Canadian Revolving Loans consisting of CDOR Loans or Eurodollar Loans, to elect by giving the Canadian Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Canadian Administrative Agent) to Continue all or a portion consisting of at least the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of, as the case may be, CDOR Loans or Eurodollar Loans and to select the Interest Period to be applicable to any such Borrowing (any such notice referred to in this section 2.9(a)(ii) or 2.9(a)(iii), a “Notice of Continuation”),

which Interest Period shall, at the option of the applicable Borrowers, be a one, two, three or six month period; provided, that notwithstanding anything to the contrary contained above, the Borrower’s right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.10 and to the following:

(i)            the initial Interest Period for any Borrowing of Eurodollar Loans or CDOR Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii)           if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iii)          if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv)          no Interest Period for any Eurodollar Loan or any CDOR Loan may be selected which would end after the Maturity Date;

(v)           each Borrowing of Eurodollar Loans and CDOR Loans resulting from any Continuation shall be in at least the Minimum Borrowing Amount applicable thereto;

(vi)          no Interest Period may be elected at any time when a Default under section 12.1(a) or an Event of Default is then in existence unless the Required Domestic Revolving Facility Lenders or the Required Canadian Facility Lenders, as applicable, otherwise agree; and

(vii)         A Borrowing of any Class may not be Converted to or Continued as a Borrowing of Eurodollar Loans or CDOR Loans if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Borrowings of Eurodollar Loans or CDOR Loans of such Class with Interest Periods ending on or prior to such scheduled repayment date, plus the aggregate principal amount of outstanding Borrowings of, as applicable, Domestic Prime Rate Loans or Canadian Prime Rate Loans of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

(b)           If upon the expiration of any Interest Period the applicable Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans or CDOR Loans as provided above, such Borrower shall be deemed to have elected to Convert such Borrowing of Eurodollar Loans to Domestic Prime Rate Loans and such Borrowing of CDOR Loans to Canadian Prime Rate Loans, effective as of the expiration date of such current Interest Period.  If the applicable Borrower fails to specify in a Notice of Continuation the Interest Period for any Eurodollar Loans or CDOR Loans which will be Continued as Eurodollar Loans or CDOR Loans, as the case may be, such Interest Period shall be deemed to be one month.

2.10.       Increased Costs, Illegality, etc.  (a) In the event that (1) in the case of clause (i) below, the Administrative Agents or (2) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i)            on any date for determining the Eurodollar Rate or the CDOR Rate for any Interest Period, or the Flex Eurodollar Rate, that by reason of any changes arising after the Effective Date affecting the applicable interbank Eurodollar market or the interbank Canadian Dollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate, the Flex Eurodollar Rate or the CDOR Rate; or

(ii)           at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender reasonably deems material with respect to any Eurodollar Loans, Flex Eurodollar Loans or CDOR Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurodollar Rate and the Flex Eurodollar Rate pursuant to the definitions thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market with respect to Eurodollar Loans and Flex Eurodollar Loans, the interbank Canadian Dollar market with respect to CDOR Loans, or the position of such Lenders in such markets; or

(iii)          at any time, that the making or continuance of any Eurodollar Loan, Flex Eurodollar Loan or CDOR Loan has become unlawful by compliance by such Domestic Revolving Facility Lender, Domestic Term Loan Lender or Canadian Facility Lender, as applicable, in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market or the interbank Canadian Dollar market;

then, and in any such event, such Lender (or the applicable Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the affected Borrowers and to the Administrative Agents of such determination (which notice the Administrative Agents shall promptly transmit to each of the other applicable Lenders).  Thereafter (x) in the case of clause (i) above, affected Eurodollar Loans, Flex Eurodollar Loans or affected CDOR Loans, as the case may be, shall no longer be available until such time as the applicable Administrative Agent notifies the affected Borrowers and the affected Lenders that the circumstances giving rise to such notice by such Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion, as applicable, given by the Borrowers with respect to affected Eurodollar Loans, affected Flex Eurodollar Loans, or affected CDOR Loans, as applicable, which have not yet been incurred or converted shall be deemed rescinded by such Borrowers or, in the case of a Notice of Borrowing, shall, at the option of the affected Borrowers, be deemed converted into a Notice of Borrowing for Domestic Prime Rate Loans (in the case of affected Eurodollar Loans and Flex Eurodollar Loans) or Canadian Prime Rate Loans (in the case of affected CDOR Loans) to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the affected Borrowers shall, for so long as such increased cost or reduction in amount shall exist, pay to such Domestic Revolving Facility Lender, Domestic Term Loan Lender, Swing Line Lender or the Canadian Facility Lender, as applicable, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof submitted to the affected Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the affected Borrowers shall take one of the actions specified in section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b)           At any time that any Eurodollar Loan, any Flex Eurodollar Loan or any CDOR Loan is affected by the circumstances described in section 2.10(a)(ii) or (iii), the affected Borrowers may (and in the case of a Eurodollar Loan, Flex Eurodollar Loan or CDOR Loan affected pursuant to section 2.10(a)(iii) the affected Borrowers shall) either (i) if the affected Eurodollar Loan, the affected Flex Eurodollar Loan, or the affected CDOR Loan, as applicable, is then being made pursuant to a Borrowing, by giving the Domestic Administrative Agent or Canadian Administrative Agent, as applicable, telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrowers were notified by a Lender pursuant to section 2.10(a)(ii) or (iii), cancel said affected Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Domestic Prime Rate Loans (in the case of affected Eurodollar Loans and affected Flex Eurodollar Loans) or Canadian Prime Rate Loan (in the case of affected CDOR Loans) or require the affected Lender to make its requested Loan as a Domestic Prime Rate Loan (in the case of affected Eurodollar Loans or affected Flex Eurodollar Loans) or Canadian Prime Rate Loan (in the case of affected CDOR Loans), as the case may be, or (ii) if the affected Eurodollar Loan, the affected Flex Eurodollar Loan, or the affected CDOR Loan, as applicable, is then outstanding, upon at least one Business Day’s notice (or same Business Day’s notice in the case of an affected Flex Eurodollar Loan) to the Domestic Administrative Agent or the Canadian Administrative Agent, as applicable, require the affected Lender to convert each such Eurodollar Loan or Flex Eurodollar Loan, as applicable, into a Domestic Prime Rate Loan or each such CDOR Loan into a Canadian Prime Rate Loan, provided that if more than one Domestic Revolving Facility Lender or Domestic Term Loan Lender (in the case of Eurodollar Loans) or more than one Canadian Facility Lender (in the case of CDOR Loans or Eurodollar Loans) is affected at any time, then all affected Domestic Revolving Facility Lenders and Domestic Term Loan Lenders and all affected Canadian Facility Lenders, as the case may be, must be treated the same pursuant to this section 2.10(b).

(c)           If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender’s or its parent corporation’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent corporation’s policies with respect to capital adequacy), then from time to time, within five days after demand by such Lender (with a copy to the Administrative Agents), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction.  Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.10(c), will give prompt written notice thereof to the Borrowers, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this section 2.10(c) upon the subsequent receipt of such notice.

2.11.       Breakage Compensation.  Each Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans or CDOR Loans) which such Lender may sustain:  (i) if for any reason (other than a default by such Lender or such Administrative Agent), a Borrowing of Eurodollar Loans or CDOR Loans, as

applicable, does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not rescinded or withdrawn by the Borrowers or deemed rescinded or withdrawn pursuant to section 2.10); (ii) if any repayment, prepayment, Conversion or Continuation of any of its Eurodollar Loans or CDOR Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans or CDOR Loans is not made on any date specified in a notice of prepayment given by a Borrower; or (iv) as a consequence of (x) any other default by a Borrower to repay its Eurodollar Loans or CDOR Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.10(b).  Such loss, cost, expense and liability to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to effect a Borrowing, Conversion or Continuation, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the London interbank market (with respect to Eurodollar Loans) or the Canadian Dollar interbank market (with respect to CDOR Loans). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this section shall be delivered to the Borrowers and shall be conclusive absent manifest error.  Each Borrower shall pay such Lender the amount shown as due on any such request within ten days after receipt thereof.

2.12.       Same Indebtedness; Other References

(a)           This Agreement and the other Credit Documents shall not be deemed to provide for or effect a novation or repayment and re-advance of any portion of the Indebtedness under the Existing Credit Agreement now outstanding, it being the intention of the Borrowers and the Lenders hereby that the Indebtedness owing under this Agreement be and hereby is the same Indebtedness as that owing under the Existing Credit Agreement immediately prior to the effectiveness hereof.  Without limiting the generality of the foregoing, to the extent, if any, not paid prior to the effectiveness of this Agreement, all accrued interest and fees owing under and pursuant to the Existing Credit Agreement shall be due and payable in full on the date on which they would have been due and payable pursuant to the Existing Credit Agreement.

(b)           Upon the effectiveness of this Agreement, the Existing Credit Agreement shall be deemed to have been amended and restated in its entirety and superseded by this Agreement, and any references in any other Credit Document to the Existing Credit Agreement shall be deemed to refer to this Agreement.

SECTION 3.         DOMESTIC FACILITY LETTERS OF CREDIT.

3.1.         Domestic Facility Letters of Credit.  (a) Subject to and upon the terms and conditions herein set forth, any Domestic Facility Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 15 Business Days prior to the Maturity Date to issue, for the account of that Borrower or any of its Subsidiaries (other than the Receivables Facility Subsidiary) a Domestic Facility Letter of Credit (the Borrower so requesting, a “Domestic Facility Letter of Credit Obligor”), and in support of worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of a Domestic Facility Borrower or any Subsidiary (other than the Receivables Facility Subsidiary) of that Borrower incurred in the ordinary course of its business, and such other standby obligations of a Domestic Facility Borrower and any Subsidiary (other than the Receivables Facility Subsidiary) of that Borrower that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated and payable in Dollars in such form as may be approved by such Letter of Credit Issuer and the Domestic Administrative Agent (each such letter of credit, a “Domestic Facility Letter of Credit” and collectively, the “Domestic Facility Letters of Credit”).

(b)           Notwithstanding the foregoing, (i) no Domestic Facility Letter of Credit shall be issued in the Stated Amount of which, when added to the Domestic Facility Letter of Credit Outstandings at such time, would exceed either (x) $50,000,000 or (y) when added to the aggregate principal amount of all Domestic Revolving Loans and Swing Line Revolving Loans then outstanding, an amount equal to the Total Domestic Revolving Commitment at such time; (ii) no individual Domestic Facility Letter of Credit shall be issued which has an initial Stated Amount less than $100,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Domestic Facility Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and the Required Domestic Revolving Facility Lenders, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Domestic Administrative Agent and the Letter of Credit Issuer. In addition, no Domestic Facility Letter of Credit shall be issued or increased in amount if after giving effect thereto the Domestic Facility Borrowers would be required to prepay Domestic Revolving Loans in accordance with section 7.2(a).

(c)           Notwithstanding the foregoing, in the event a Lender Default exists with respect to a Domestic Revolving Facility Lender, no Letter of Credit Issuer shall be required to issue any Domestic Facility Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrowers to eliminate such Letter of Credit Issuer’s risk with respect to the participation in Domestic Facility Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender’s or Lenders’ Domestic Revolving Facility Percentage of the Domestic Facility Letter of Credit Outstandings; or (ii) the issuance of such Domestic Facility Letter of Credit, taking into account the potential failure of such Defaulting Lender or Lenders to risk participate therein, will not cause such Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Domestic Revolving Loans and Domestic Facility Letter of Credit Outstandings in excess of its Domestic Revolving Commitment, and the

Borrowers have undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to the Letter of Credit Issuer, not to thereafter incur Loans or Domestic Facility Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Loans and Domestic Facility Letter of Credit Outstandings in excess of its Domestic Revolving Commitment.

(d)           Annex III hereto contains a description of all Existing Letters of Credit outstanding on, and to continue in effect after, the Closing Date that were issued under the “Domestic Revolving Facility” of the Existing Credit Agreement. Each such Existing Letter of Credit shall constitute a “Domestic Facility Letter of Credit” for all purposes of this Agreement, issued, for purposes of section 5.2(b), on the Closing Date (provided that any and all fees accrued to the Closing Date in respect thereof pursuant to the Existing Credit Agreement shall have been paid in full on or before the Closing Date), and the Borrowers, the Administrative Agents and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

3.2.         Domestic Facility Letter of Credit Requests: Notices of Issuance.  (a) Whenever it desires that a Domestic Facility Letter of Credit be issued, a Domestic Facility Borrower shall give the Domestic Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Domestic Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 12:00 noon (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a “Domestic Facility Letter of Credit Request”), which Domestic Facility Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Domestic Facility Borrowers, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit).  Any documents executed in connection with the issuance of a Letter of Credit (whether a Domestic Facility Letter of Credit or a Canadian Facility Letter of Credit), including the Letter of Credit itself, are herein referred to as “Letter of Credit Documents”.  In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Domestic Facility Letters of Credit, the terms and provisions of this Agreement shall control.  The Domestic Administrative Agent shall promptly notify each Domestic Revolving Facility Lender of each Domestic Facility Letter of Credit Request.

(b)           Each Letter of Credit Issuer shall, on the date of each issuance of a Domestic Facility Letter of Credit by it, give the Domestic Administrative Agent, each applicable Lender and the applicable Borrower written notice of the issuance of such Domestic Facility Letter of Credit, accompanied by a copy to the Domestic Administrative Agent of the such Domestic Facility Letters of Credit issued by it.  Each Letter of Credit Issuer shall provide to the Domestic Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Domestic Facility Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Domestic Facility Letter of Credit Outstandings represented by Domestic Facility Letters of Credit issued by such Letter of Credit Issuer.

3.3.         Agreement to Repay Domestic Facility Letter of Credit Drawings.  (a) Each Domestic Facility Borrower hereby agrees to reimburse (or cause any Domestic Facility Letter of Credit Obligor for whose account a Domestic Facility Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of the Letter of Credit Issuer, for any payment or disbursement made by the Letter of Credit Issuer under any Domestic Facility Letter of Credit (each such amount so paid or disbursed until reimbursed, an “Unpaid Domestic Facility Drawing”) immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies such Borrower of such payment or disbursement (which notice to such Borrower shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Domestic Revolving Loans which are Domestic Prime Rate Loans (plus an additional 2% per annum if not reimbursed by the Business Day after the date of such payment or disbursement), any such interest also to be payable on demand.

(b)           Each Domestic Facility Borrower’s obligation under this section 3.3 to reimburse each Letter of Credit Issuer with respect to Unpaid Domestic Facility Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower or any other Domestic Facility Letter of Credit Obligor may have or have had against the Letter of Credit Issuer, the Administrative Agents, the Co-Lead Arrangers, the Co-Documentation Agents or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Domestic Facility Letter of Credit to conform to the terms of the Domestic Facility Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing or upon any draft, certificate or other document presented under the Domestic Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, however, that no Borrower shall be obligated to reimburse a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Domestic Facility Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

3.4.         Domestic Facility Letter of Credit Participations.  (a) Immediately upon the issuance by a Letter of Credit Issuer of any Domestic Facility Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each Domestic Revolving Facility Lender, and each such Domestic Revolving Facility Lender (each a “Domestic Facility Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Domestic Revolving Facility Percentage, in such Domestic Facility Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrowers under this

Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Domestic Administrative Agent for the account of the Domestic Revolving Facility Lenders as provided in section 5.2(b) and the Domestic Facility Participants shall have no right to receive any portion of any fees of the nature contemplated by section 5.2(c)), the obligations of any Domestic Facility Letter of Credit Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.  Upon any change in the Domestic Revolving Commitments of the Domestic Revolving Facility Lenders pursuant to section 2.1(e) or 15.4(c), it is hereby agreed that, with respect to all outstanding Domestic Facility Letters of Credit and Unpaid Domestic Facility Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new Domestic Revolving Facility Percentages of any Domestic Revolving Facility Lender.

(b)           In determining whether to pay under any Domestic Facility Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Domestic Facility Participants other than to determine that any documents required to be delivered under such Domestic Facility Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Domestic Facility Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Domestic Facility Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

(c)           In the event that a Letter of Credit Issuer makes any payment under any Domestic Facility Letter of Credit and the applicable Borrower shall not have reimbursed (or caused any applicable Domestic Facility Letter of Credit Obligor to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Domestic Administrative Agent, and the Domestic Administrative Agent shall promptly notify each Domestic Facility Participant of such failure, and each Domestic Facility Participant shall promptly and unconditionally pay to the Domestic Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Domestic Facility Participant’s Domestic Revolving Facility Percentage of such payment in U.S. Dollars and in same day funds, provided, however, that no Domestic Facility Participant shall be obligated to pay to the Domestic Administrative Agent its Domestic Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Domestic Facility Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.  If the Domestic Administrative Agent so notifies any Domestic Facility Participant required to fund a payment under a Domestic Facility Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Domestic Facility Participant shall make available to the Domestic Administrative Agent for the account of the relevant Letter of Credit Issuer such Domestic Facility Participant’s Domestic Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds.  If and to the extent such Domestic Facility Participant shall not have so made its Domestic Revolving Facility Percentage of the amount of such payment available to the Domestic Administrative Agent for the account of the relevant Letter of Credit Issuer, such Domestic Facility Participant agrees to pay to the Domestic Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Domestic Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective

Rate.  The failure of any Domestic Facility Participant to make available to the Domestic Administrative Agent for the account of the relevant Letter of Credit Issuer its Domestic Revolving Facility Percentage of any payment under any Domestic Facility Letter of Credit shall not relieve any other Domestic Facility Participant of its obligation hereunder to make available to the Domestic Administrative Agent for the account of such Letter of Credit Issuer its Domestic Revolving Facility Percentage of any payment under any Domestic Facility Letter of Credit on the date required, as specified above, but no Domestic Facility Participant shall be responsible for the failure of any other Domestic Facility Participant to make available to the Domestic Administrative Agent for the account of such Letter of Credit Issuer such other Domestic Facility Participant’s Domestic Revolving Facility Percentage of any such payment.

(d)           Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Domestic Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Domestic Facility Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Domestic Administrative Agent and the Domestic Administrative Agent shall promptly pay to each Domestic Facility Participant which has paid its Domestic Revolving Facility Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Domestic Facility Participant’s Domestic Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

(e)           The obligations of the Domestic Facility Participants to make payments to the Domestic Administrative Agent for the account of each Letter of Credit Issuer with respect to Domestic Facility Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)            any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)           the existence of any claim, set-off defense or other right which a Borrower may have at any time against a beneficiary named in a Domestic Facility Letter of Credit, any transferee of any Domestic Facility Letter of Credit (or any person for whom any such transferee may be acting), either Administrative Agent, either Co-Lead Arranger, either Co-Documentation Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Domestic Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between a Borrower and the beneficiary named in any such Domestic Facility Letter of Credit), other than any claim which a Borrower may have against any applicable Letter of Credit Issuer for gross negligence or willful misconduct of such Letter of Credit Issuer in making payment under any applicable Domestic Facility Letter of Credit;

(iii)          any draft, certificate or other document presented under the Domestic Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents: or

(v)           the occurrence of any Default or Event of Default.

(f)            To the extent the Letter of Credit Issuer is not indemnified by the Borrowers, the Domestic Facility Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Domestic Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Domestic Facility Letters of Credit, provided that no Domestic Facility Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer’s gross negligence or willful misconduct.

3.5.         Increased Costs.  If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Domestic Revolving Facility Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Domestic Facility Letters of Credit issued by such Letter of Credit Issuer or such Domestic Revolving Facility Lender’s participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Domestic Revolving Facility Lender any other conditions affecting this Agreement, any Domestic Facility Letter of Credit or such Lender’s participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Domestic Facility Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the applicable Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Domestic Administrative Agent), the applicable Borrower shall pay to such Letter of Credit Issuer or such Domestic Revolving Facility Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction.  A certificate submitted to the applicable Borrower by the Letter of Credit Issuer or any such Domestic Revolving Facility Lender, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Lender to the Domestic Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrowers absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of such Borrower’s obligations to pay additional amounts pursuant to this section 3.5.

SECTION 4.         CANADIAN FACILITY LETTERS OF CREDIT.

4.1.         Canadian Facility Letters of Credit.  (a) Subject to and upon the terms and conditions herein set forth, a Canadian Facility Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 15 Business Days prior to the Maturity Date to issue, for the account of that Borrower or any of its Subsidiaries a Canadian Facility Letter of Credit (the Borrower so requesting, a “Canadian Facility Letter of Credit Obligor”), and in support of worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of a Canadian Facility Borrower or any of its Subsidiaries incurred in the ordinary course of its business, and such other standby obligations of a Canadian Facility Borrower and any of its Subsidiaries that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated and payable in Canadian Dollars in such form as may be approved by such Letter of Credit Issuer and the Canadian Administrative Agent (each such letter of credit, a “Canadian Facility Letter of Credit” and collectively, the “Canadian Facility Letters of Credit”).

(b)           Notwithstanding the foregoing, (i) no Canadian Facility Letter of Credit shall be issued in the Stated Amount of which, when added to the Canadian Facility Letter of Credit Outstandings at such time, would exceed either (x) CDN$2,000,000 or (y) when added to the aggregate principal amount of all Canadian Revolving Loans then outstanding, an amount equal to the Total Canadian Revolving Commitment at such time; (ii) no individual Canadian Facility Letter of Credit shall be issued which has an initial Stated Amount less than CDN$100,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Canadian Facility Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and the Required Canadian Facility Lenders, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Canadian Administrative Agent and the Letter of Credit Issuer. In addition, no Canadian Facility Letter of Credit shall be issued or increased in amount if after giving effect thereto the Borrowers would be required to prepay Canadian Revolving Loans in accordance with section 7.2(c).

(c)           Notwithstanding the foregoing, in the event a Lender Default exists with respect to a Canadian Facility Lender, no Letter of Credit Issuer shall be required to issue any Canadian Facility Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrowers to eliminate such Letter of Credit Issuer’s risk with respect to the participation in Canadian Facility Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender’s or Lenders’ Canadian Revolving Facility Percentage of the Canadian Facility Letter of Credit Outstandings; or (ii) the issuance of such Canadian Facility Letter of Credit, taking into account the potential failure of such Defaulting Lender or Lenders to risk participate therein, will not cause such Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Canadian Revolving Loans and Canadian Facility Letter of Credit Outstandings in excess of its Canadian Revolving Commitment, and the applicable Borrower has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to the Letter of Credit Issuer, not to thereafter incur Loans or Canadian Facility Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Loans and Canadian Facility Letter of Credit Outstandings in excess of its Canadian Revolving Commitment.

(d)           Annex III hereto contains a description of all Existing Letters of Credit outstanding on, and to continue in effect after, the Closing Date that were issued under the “Canadian Revolving Facility” of the Existing Credit Agreement.  Each such Existing Letter of Credit shall constitute a “Canadian Facility Letter of Credit” for all purposes of this Agreement, issued, for purposes of section 5.2(b), on the Closing Date (provided that any and all fees accrued to the Closing Date in respect thereof pursuant to the Existing Credit Agreement shall have been paid in full on or before the Closing Date), and the Borrowers, the Administrative Agents and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

4.2.         Canadian Facility Letter of Credit Requests: Notices of Issuance.  (a) Whenever it desires that a Canadian Facility Letter of Credit be issued, a Canadian Facility Borrower shall give the Canadian Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Canadian Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-4, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 12:00 noon (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a “Canadian Facility Letter of Credit Request”), which Canadian Facility Letter of Credit Request shall include such Letter of Credit Documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Canadian Facility Letter of Credit for an account party other than the Canadian Facility Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Canadian Facility Letter of Credit).  In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Canadian Facility Letters of Credit, the terms and provisions of this Agreement shall control.  The Canadian Administrative Agent shall promptly notify each Canadian Facility Lender of each Canadian Facility Letter of Credit Request.

(b)           Each Letter of Credit Issuer shall, on the date of each issuance of a Canadian Facility Letter of Credit by it, give the Canadian Administrative Agent, each applicable Lender and the applicable Borrower written notice of the issuance of such Canadian Facility Letter of Credit, accompanied by a copy to the Canadian Administrative Agent of the such Canadian Facility Letters of Credit issued by it.  Each Letter of Credit Issuer shall provide to the Canadian Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Canadian Facility Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Canadian Facility Letter of Credit Outstandings represented by Canadian Facility Letters of Credit issued by such Letter of Credit Issuer.

4.3.         Agreement to Repay Canadian Facility Letter of Credit Drawings.  (a) Each Canadian Facility Borrower hereby agrees to reimburse (or cause any Canadian Facility Letter of Credit Obligor for whose account a Canadian Facility Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of the Letter of Credit Issuer, for any payment or disbursement made by the Letter of Credit Issuer under any Canadian Facility Letter of Credit (each such amount so paid or disbursed until reimbursed, an “Unpaid Canadian Facility Drawing”) immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies such Borrower of such payment or disbursement (which notice to such Borrower shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Canadian Dollars, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Canadian Revolving Loans which are Canadian Prime Rate Loans (plus an additional 2% per annum if not reimbursed by the Business Day after the date of such payment or disbursement), any such interest also to be payable on demand.

(b)           Each Canadian Facility Borrower’s obligation under this section 4.3 to reimburse each Letter of Credit Issuer with respect to Unpaid Canadian Facility Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower or any other Canadian Facility Letter of Credit Obligor may have or have had against the Letter of Credit Issuer, the Administrative Agents, the Co-Lead Arrangers, the Co-Documentation Agents or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Canadian Facility Letter of Credit to conform to the terms of the Canadian Facility Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing or upon any draft, certificate or other document presented under the Canadian Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, however, that no Borrower shall be obligated to reimburse a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Canadian Facility Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

4.4.         Canadian Facility Letter of Credit Participations.  (a) Immediately upon the issuance by a Letter of Credit Issuer of any Canadian Facility Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each Canadian Facility Lender, and each such Canadian Facility Lender (each a “Canadian Facility Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Canadian Revolving Facility Percentage, in such Canadian Facility Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrowers under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Canadian Administrative Agent for the account of the Canadian Facility Lenders as provided in section 5.2(b) and the Canadian Facility Participants shall have no right to receive any portion of any fees of the nature contemplated by section 5.2(c)), the obligations of any Canadian Facility Letter of Credit

Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.  Upon any change in the Canadian Revolving Commitments of the Canadian Facility Lenders pursuant to section 2.1(f) or section 15.4(c), it is hereby agreed that, with respect to all outstanding Canadian Facility Letters of Credit and Unpaid Canadian Facility Drawings, there shall be an automatic adjustment to the participations pursuant to this section 4.4 to reflect the new Canadian Revolving Facility Percentages of any Canadian Facility Lender.

(b)           In determining whether to pay under any Canadian Facility Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Canadian Facility Participants other than to determine that any documents required to be delivered under such Canadian Facility Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Canadian Facility Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Canadian Facility Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

(c)           In the event that a Letter of Credit Issuer makes any payment under any Canadian Facility Letter of Credit and the applicable Borrower shall not have reimbursed (or caused any applicable Canadian Facility Letter of Credit Obligor to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 4.3(a), such Letter of Credit Issuer shall promptly notify the Canadian Administrative Agent, and the Canadian Administrative Agent shall promptly notify each Canadian Facility Participant of such failure, and each Canadian Facility Participant shall promptly and unconditionally pay to the Canadian Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Canadian Facility Participant’s Canadian Revolving Facility Percentage of such payment in Canadian Dollars and in same day funds, provided, however, that no Canadian Facility Participant shall be obligated to pay to the Canadian Administrative Agent its Canadian Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Canadian Facility Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.  If the Canadian Administrative Agent so notifies any Canadian Facility Participant required to fund a payment under a Canadian Facility Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Canadian Facility Participant shall make available to the Canadian Administrative Agent for the account of the relevant Letter of Credit Issuer such Canadian Facility Participant’s Canadian Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds.  If and to the extent such Canadian Facility Participant shall not have so made its Canadian Revolving Facility Percentage of the amount of such payment available to the Canadian Administrative Agent for the account of the relevant Letter of Credit Issuer, such Canadian Facility Participant agrees to pay to the Canadian Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Canadian Administrative Agent for the account of such Letter of Credit Issuer at the Canadian Prime Rate.  The failure of any Canadian Facility Participant to make available to the Canadian Administrative Agent for the account of the relevant Letter of Credit Issuer its Canadian Revolving Facility Percentage of any payment under any Canadian Facility Letter of Credit shall not relieve any other Canadian Facility Participant of its obligation hereunder to make available to the Canadian Administrative Agent for the account of such Letter of Credit Issuer its Canadian Revolving Facility

Percentage of any payment under any Canadian Facility Letter of Credit on the date required, as specified above, but no Canadian Facility Participant shall be responsible for the failure of any other Canadian Facility Participant to make available to the Canadian Administrative Agent for the account of such Letter of Credit Issuer such other Canadian Facility Participant’s Canadian Revolving Facility Percentage of any such payment.

(d)           Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Canadian Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Canadian Facility Participants pursuant to section 4.4(c) above, such Letter of Credit Issuer shall pay to the Canadian Administrative Agent and the Canadian Administrative Agent shall promptly pay to each Canadian Facility Participant which has paid its Canadian Revolving Facility Percentage thereof, in Canadian Dollars and in same day funds, an amount equal to such Canadian Facility Participant’s Canadian Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

(e)           The obligations of the Canadian Facility Participants to make payments to the Canadian Administrative Agent for the account of the Letter of Credit Issuer with respect to Canadian Facility Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)            any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)           the existence of any claim, set-off defense or other right which a Borrower may have at any time against a beneficiary named in a Canadian Facility Letter of Credit, any transferee of any Canadian Facility Letter of Credit (or any person for whom any such transferee may be acting), either Administrative Agent, either Co-Lead Arranger, either Co-Documentation Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Canadian Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between a Borrower and the beneficiary named in any such Canadian Facility Letter of Credit), other than any claim which a Borrower may have against any applicable Letter of Credit Issuer for gross negligence or willful misconduct of such Letter of Credit Issuer in making payment under any applicable Canadian Facility Letter of Credit;

(iii)          any draft, certificate or other document presented under the Canadian Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents: or

(v)           the occurrence of any Default or Event of Default.

(f)            To the extent the Letter of Credit Issuer is not indemnified by the Borrowers, the Canadian Facility Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Canadian Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Canadian Facility Letters of Credit, provided that no Canadian Facility Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer’s gross negligence or willful misconduct.

4.5.         Increased Costs.  If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Canadian Facility Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Canadian Facility Letters of Credit issued by such Letter of Credit Issuer or such Canadian Facility Lender’s participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Canadian Facility Lender any other conditions affecting this Agreement, any Canadian Facility Letter of Credit or such Lender’s participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Canadian Facility Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the applicable Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Canadian Administrative Agent), the applicable Borrower shall pay to such Letter of Credit Issuer or such Canadian Facility Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction.  A certificate submitted to the applicable Borrower by the Letter of Credit Issuer or any such Canadian Facility Lender, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Lender to the Canadian Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrowers absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of such Borrower’s obligations to pay additional amounts pursuant to this section 4.5.

SECTION 5.         FEES.

5.1.         Facility Fee.  (a) The Borrowers agree to pay to each of the Administrative Agents a Facility Fee (“Facility Fee”), for the account of each Non-Defaulting Lender, for the period from and including the Effective Date to but not including the date the Total Domestic Revolving Commitment and the Total Canadian Revolving Commitment have been terminated and no Domestic Revolving Loans or Canadian Revolving Loans are outstanding.  The Facility Fee payable to the Domestic Administrative Agent, in the case of any such Non-Defaulting Lender that is a Domestic Revolving Facility Lender, shall be paid in U.S. Dollars and shall be computed based on the aggregate amount of the Domestic Revolving Commitment of such Non-Defaulting Lender, whether used or unused, at the Applicable Facility Fee Rate in effect from time to time.  The Facility Fee payable to the Canadian Administrative Agent, in the case of any such Non-Defaulting Lender that is a Canadian Facility Lender, shall be paid in Canadian Dollars and shall be computed based on the aggregate amount of the Canadian Revolving Commitment of such Non-Defaulting Lender, whether used or unused, at the Applicable Facility Fee Rate in effect from time to time.  The Facility Fee shall be due and payable in arrears on the last Business Day of each January, April, July and October,  commencing with the last Business Day of October 2004, and on the earlier date on which, as applicable, the Domestic Revolving Loans or the Canadian Revolving Loans are paid or payable in full.

(b)           As used herein, the term “Applicable Facility Fee Rate” means the particular rate per annum determined by the Domestic Administrative Agents in accordance with the Pricing Grid Table which appears in section 2.8(j) hereof, based on the ratio of Consolidated Total Debt to Consolidated EBITDA, and the following provisions:

(i)            Initially, until changed hereunder in accordance with the following provisions, the Applicable Facility Fee Rate will be 17.50 Basis Points per annum.

(ii)           Commencing with the fiscal quarter of the Borrowers ended on or nearest to September 30, 2004, and continuing for each fiscal quarter thereafter, the Domestic Administrative Agent will determine the Applicable Facility Fee Rate in accordance with the Pricing Grid Table, based on the ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, and identified in such Pricing Grid Table; provided, however, that in computing Consolidated EBITDA for each of the Testing Periods ending on or prior to June 30, 2005, Consolidated EBITDA shall be determined as if Genlyte Group had owned, directly or indirectly, 100% of, as the case may be, the capital stock or the membership interests in Genlyte Thomas and GTG Intangible during all of such Testing Period.  Changes in the Applicable Facility Fee Rate shall be made and effective as of the same date as is provided in section 2.8(j) in the case of the determination of the Applicable Eurodollar Margin.

(iii)          Notwithstanding the above provisions, during any period when (A) the Borrowers have failed to timely deliver their consolidated financial statements referred to in section 10.1(a) or (b), accompanied by the applicable certificate and calculations referred to in section 10.1(c), (B) a Default under section 12.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, without waiving or limiting any other right or remedy of the Lenders in respect thereof, the Applicable Facility Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

(iv)          The Domestic Administrative Agent will promptly provide notice of its determinations hereunder to the Canadian Administrative Agent, the Borrowers and the Lenders.  Any such determination by the Domestic Administrative Agent pursuant to this section 5.1(b) shall be conclusive and binding absent manifest error.

5.2.         Closing, Letter of Credit and Other Fees.  (a) The Borrowers shall pay (i) to the Domestic Administrative Agent on the Effective Date for distribution to each Lender a closing fee for such Lender in the amount specified in the Commitment allocation letter between such Lender and either or both of the Co-Lead Arrangers; and (ii) to the Administrative Agents on the Effective Date and thereafter for so long as such Administrative Agent serves in such capacity for its own account such fees as heretofore and hereafter agreed by the Borrowers and the Administrative Agents, including, without limitation, the administrative agency fee due under that certain Fee Letter dated May 24, 2004 by and among the Co-Lead Arrangers, NCB, Bank One, Genlyte Group and Genlyte Thomas (the “Fee Letter”), which is payable, in advance, beginning on the Closing Date and quarterly thereafter on the last Business Day of each of the third, sixth, ninth and twelfth calendar months thereafter (and on the successive anniversary of each such date).

(b)           The Borrowers agree to pay (i) to the Domestic Administrative Agent, in U.S. Dollars, for the account of each Non-Defaulting Lender that is a Domestic Revolving Facility Lender, pro rata on the basis of its Domestic Revolving Facility Percentage, and (ii) to the Canadian Administrative Agent, in Canadian Dollars, for the account of each Non-Defaulting Lender that is a Canadian Facility Lender, pro rata on the basis of its Canadian Revolving Facility Percentage, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), payable quarterly in arrears on the last Business Day of each January, April, July and October following the date of issuance thereof and on the earlier date on which, as applicable, the Domestic Revolving Loans or the Canadian Revolving Loans are paid or payable in full, computed at a rate per annum equal to the Applicable Eurodollar Margin for Domestic Term Loans then in effect, on the Stated Amount thereof for the period from the date of issuance to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the account party or beneficiary).  For the purpose of determining the Letter of Credit Fee payable hereunder with respect to the Existing Letters of Credit, each Existing Letter of Credit which shall constitute a “Domestic Facility Letter of Credit” under this Agreement as contemplated by section 3.1(d), shall be deemed issued on the Closing Date.  The Borrowers also agree to pay additional Letter of Credit Fees, on demand, at the rate of two hundred (200) Basis Points per annum, on the Stated Amount of each Letter of Credit, for any period when a Default under section 12.1(a) or Event of Default is in existence.

(c)           The Borrowers agree to pay directly to each Letter of Credit Issuer, for its own account, a fee in respect of each Letter of Credit issued by it (a “Facing Fee”), payable on the date of issuance (or any increase in the amount, or renewal or extension) thereof, computed at the rate of twelve and one-half (12.5) Basis Points on the Stated Amount thereof, such Facing Fee to be payable in U.S. Dollars with respect to Domestic Facility Letters of Credit and in Canadian Dollars with respect to Canadian Facility Letters of Credit.

(d)           The Borrowers agree to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such reasonable amounts as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

5.3.         Computations of Fees.  All computations of Fees under this Agreement shall be made in accordance with section 15.7(b).

SECTION 6.         REDUCTIONS AND TERMINATION OF COMMITMENTS.

6.1.         Voluntary Termination/Reduction of Commitments.

(a)           Upon at least three Business Days’ prior written notice (or telephonic notice confirmed in writing) to the Administrative Agents at their Notice Office (which notice the Administrative Agents shall promptly transmit to each of the Lenders), the Borrowers shall have the right, without premium or penalty, to:

(i)            terminate the Total Domestic Revolving Commitment and the Total Canadian Revolving Commitment, provided that (i) all outstanding Loans thereunder are contemporaneously prepaid in accordance with section 7.1, and (ii) either (A) no Letters of Credit remain outstanding, or (B) the Borrowers shall contemporaneously take one of the following actions: (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions reasonably acceptable to the Required Domestic Revolving Facility Lenders or the Required Canadian Facility Lenders, as applicable), (y) the applicable Borrower shall pay to (1) the Domestic Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Domestic Facility Letter of Credit Outstandings and (2) the Canadian Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Canadian Facility Letter of Credit Outstandings, and the Administrative Agents shall hold such payments as security for the reimbursement obligations of the Borrowers hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agents and the Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agents and the Borrowers until the proceeds are applied to the Obligations), or (z) the applicable Borrower shall cause to be issued (1) one or more irrevocable letters of credit to each Letter of Credit Issuer with an aggregate stated amount equal to 100% of the Domestic Facility Letter of Credit Outstandings applicable to Domestic Facility Letters of Credit issued by such Letter of Credit Issuer and (2) one or more irrevocable letters of credit to each Letter of Credit Issuer with an aggregate stated amount equal to 100% of the Canadian Facility Letter of Credit Outstandings applicable to Canadian Facility Letters of Credit issued by such Letter of Credit Issuer, in each case on terms, and from financial institutions, reasonably acceptable to such Letter of Credit Issuer, as security for the reimbursement obligations of the Borrowers hereunder in respect of such Letters of Credit.

(b)           Upon at least three Business Days’ prior written notice (or telephonic notice confirmed in writing) to the Domestic Administrative Agent at its Notice Office (which notice the Domestic Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, without premium or penalty, to:

(i)            terminate the Total Domestic Revolving Commitment, provided that (i) all outstanding Domestic Revolving Loans are contemporaneously prepaid in accordance with section 7.1, and (ii) either(A) no Domestic Facility Letters of Credit remain outstanding, or

(B) the Domestic Facility Borrowers shall contemporaneously take one of the following actions: (x) cause all outstanding Domestic Facility Letters of Credit to be surrendered for cancellation (any such Domestic Facility Letters of Credit to be replaced by letters of credit issued by other financial institutions reasonably acceptable to the Required Domestic Revolving Facility Lenders), (y) the Domestic Facility Borrowers shall pay to the Domestic Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Domestic Facility Letter of Credit Outstandings and the Domestic Administrative Agent shall hold such payment as security for the reimbursement obligations of the Domestic Facility Borrowers hereunder in respect of Domestic Facility Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Domestic Administrative Agent and the Domestic Facility Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Domestic Administrative Agent and the Domestic Facility Borrowers until the proceeds are applied to the Obligations), or (z) the applicable Borrower shall cause to be issued one or more irrevocable letters of credit to each Letter of Credit Issuer with an aggregate stated amount equal to 100% of the Domestic Facility Letter of Credit Outstandings applicable to Domestic Facility Letters of Credit issued by such Letter of Credit Issuer on terms, and from financial institutions, reasonably acceptable to such Letter of Credit Issuer, as security for the reimbursement obligations of the Borrowers hereunder in respect of such Domestic Facility Letters of Credit;

(ii)           terminate the Swing Line Revolving Commitment, provided that all outstanding Swing Line Revolving Loans are contemporaneously prepaid in accordance with section 7.1;

(iii)          partially and permanently reduce the Unutilized Total Domestic Revolving Commitment, provided that (i) any such reduction shall apply to proportionately and permanently reduce the Domestic Revolving Commitment of each of the Domestic Revolving Facility Lenders; (ii) any partial reduction of the Unutilized Total Domestic Revolving Commitment pursuant to this section 6.1(b) shall be in the amount of at least $2,000,000 (or, if greater, in integral multiples of $500,000); and (iii) after giving effect to any such partial reduction of the Unutilized Total Domestic Revolving Commitment, the Total Domestic Revolving Commitment then in effect shall exceed the Swing Line Revolving Commitment then in effect by at least $20,000,000; and/or

(iv)          partially and permanently reduce the Unutilized Swing Line Revolving Commitment, provided that any partial reduction of the Unutilized Swing Line Revolving Commitment pursuant to this section 6.1(b) shall be in the amount of at least $2,000,000 (or, if greater, in integral multiples of $500,000).

(c)           Upon at least three Business Days’ prior written notice (or telephonic notice confirmed in writing) to the Canadian Administrative Agent at its Notice Office (which notice the Canadian Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, without premium or penalty, to:

(i)            terminate the Total Canadian Revolving Commitment, provided that (i) all outstanding Canadian Revolving Loans are contemporaneously prepaid in accordance with section 7.1 and (ii) either (A) no Canadian Facility Letters of Credit remain outstanding, or (B) the Canadian Facility Borrowers shall contemporaneously take one of the following actions: (x) cause all outstanding Canadian Facility Letters of Credit to be surrendered for cancellation (any such Canadian Facility Letters of Credit to be replaced by letters of credit issued by other financial institutions reasonably acceptable to the Required Canadian Facility Lenders), (y) pay to the Canadian Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Canadian Facility Letter of Credit Outstandings and the Canadian Administrative Agent shall hold such payment as security for the reimbursement obligations of the Canadian Facility Borrowers hereunder in respect of Canadian Facility Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Canadian Administrative Agent and the Canadian Facility Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Canadian Administrative Agent and the Canadian Facility Borrowers until the proceeds are applied to the Obligations), or (z) cause to be issued one or more irrevocable letters of credit to each Letter of Credit Issuer with an aggregate stated amount equal to 100% of the Canadian Facility Letter of Credit Outstandings applicable to Canadian Facility Letters of Credit issued by such Letter of Credit Issuer, in each case on terms, and from financial institutions, reasonably acceptable to such Letter of Credit Issuer, as security for the reimbursement obligations of the Borrowers hereunder in respect of such Canadian Facility Letters of Credit; and/or

(ii)           partially and permanently reduce the Unutilized Total Canadian Revolving Commitment, provided that (i) any such reduction shall apply to proportionately and permanently reduce the Canadian Revolving Commitment of each of the Canadian Facility Lenders; and (ii) any partial reduction of the Unutilized Total Canadian Revolving Commitment pursuant to this section 6.1(c) shall be in the amount of at least CDN$2,000,000 (or, if greater, in integral multiples of CDN$500,000).

6.2.         Mandatory Termination/Adjustments of Commitments, etc.  (a) The Total Domestic Revolving Commitment and the Total Domestic Canadian Commitment and any obligation to issue Letters of Credit shall terminate (and the Commitment of each Lender thereunder shall terminate) on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

(b)           The Total Domestic Revolving Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of Domestic Revolving Loans would be made pursuant to section 7.2(d) or 7.2(f) if Domestic Revolving Loans were then outstanding in the full amount of the Total Domestic Revolving Commitment then in effect, in an amount equal to the required prepayment of principal of Domestic Revolving Loans which would be required to be made in such circumstance.  Any such reduction shall apply to proportionately and permanently reduce the Domestic Revolving Commitment of each of the Domestic Revolving Facility Lenders. The Borrowers will provide at least three Business Days’ prior written notice (or telephonic notice confirmed in writing) to the Domestic Administrative Agent at its Notice Office (which notice the Domestic Administrative Agent shall promptly transmit to each of the Domestic Revolving Facility Lenders), of any reduction of the Total Domestic Revolving Commitment pursuant to this section 6.2(b), specifying the date and amount of the reduction.

(c)           The Total Canadian Revolving Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of Canadian Revolving Loans would be made pursuant to section 7.2(d) or 7.2(f) if Canadian Revolving Loans were then outstanding in the full amount of the Total Canadian Revolving Commitment then in effect, in an amount equal to the required prepayment of principal of Canadian Revolving Loans which would be required to be made in such circumstance.  Any such reduction shall apply to proportionately and permanently reduce the Canadian Revolving Commitment of each of the Canadian Facility Lenders.  The Borrowers will provide at least three Business Days’ prior written notice (or telephonic notice confirmed in writing) to the Canadian Administrative Agent at its Notice Office (which notice the Canadian Administrative Agent shall promptly transmit to each of the Canadian Facility Lenders), of any reduction of the Total Canadian Revolving Commitment pursuant to this section 6.2(c), specifying the date and amount of the reduction.

SECTION 7.         PAYMENTS.

7.1.         Voluntary Prepayments.  The Borrowers shall have the right to prepay any of their Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

(a)           the Borrowers shall give the Domestic Administrative Agent (in the case of Domestic Revolving Loans and the Domestic Term Loans) and the Canadian Administrative Agent (in the case of Canadian Revolving Loans) at its respective Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by such Administrative Agent) of their intent to prepay such Loans, the amount of such prepayment and (in the case of Eurodollar Loans or CDOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the applicable Administrative Agent by

(i)            12:00 noon (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans or CDOR Loans, or

(ii)           12:00 noon (local time at the Notice Office) one Business day prior to the date of such prepayment, in the case of any prepayment of Domestic Prime Rate Loans or Canadian Prime Rate Loans,

and which notice shall promptly be transmitted by such Administrative Agent to each of the affected Lenders;

(b)           in the case of prepayment of any Borrowings under the Domestic Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof, in the case of Domestic Prime Rate Loans, and at least $2,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans;

(c)           in the case of prepayment of any Borrowings under the Swing Line Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof;

(d)           in the case of prepayment of any Borrowings under the Canadian Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least CDN$500,000 or an integral multiple of CDN$100,000 in excess thereof, in the case of Canadian Prime Rate Loans, at least CDN$2,000,000 or an integral multiple of CDN$1,000,000 in excess thereof, in the case of CDOR Loans; at least $500,000 or an integral multiple of $100,000 in excess thereof, in the case of Domestic Prime Rate Loans, and at least $2,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans;

(e)           in the case of prepayment of any Borrowings under the Domestic Term Loan Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof, in the case of Domestic Prime Rate Loans, and at least $2,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans, and shall be applied to the principal installments of the Domestic Term Loans in their inverse order of maturity;

(f)            no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

(g)           each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and

(h)           each prepayment of Eurodollar Loans or CDOR Loans pursuant to this section 7.1 on any date other than the last day of the Interest Period applicable thereto shall be accompanied by any amounts payable in respect thereof under section 2.11.

7.2.         Mandatory Prepayments.  The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

(a)           If Outstanding Domestic Revolving Loans and Swing Line Revolving Loans Exceed Total Domestic Revolving Commitment.  If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Domestic Revolving Loans and the Domestic Facility Letter of Credit Outstandings, plus (ii) the aggregate outstanding principal amount of Swing Line Revolving Loans, exceeds the Total Domestic Revolving Commitment as then in effect, the Domestic Facility Borrowers shall prepay on such date that principal amount of Swing Line Revolving Loans and, after Swing Line Revolving Loans have been paid in full, Unpaid Domestic Facility Drawings and Domestic Revolving Loans, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of any Loans to the applicable requirements as to the amounts of partial prepayments which are contained in section 7.1.  If, after giving effect to the prepayment of Loans and Unpaid Domestic Facility Drawings, the aggregate amount of Domestic Facility Letter of Credit Outstandings exceeds the Total Domestic Revolving Commitment as then in effect, the Domestic Facility Borrowers shall pay to the Domestic Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Domestic Administrative Agent shall hold such payment as security for the reimbursement obligations of the Domestic Facility Borrowers hereunder in respect of Domestic Facility Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Domestic Administrative Agent and the Domestic Facility Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Domestic Administrative Agent and the Domestic Facility Borrowers until the proceeds are applied to the Obligations).

(b)           If Outstanding Swing Line Revolving Loans Exceed Swing Line Revolving Commitment.  If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Swing Line Revolving Commitment at such time, the Domestic Facility Borrowers shall prepay on such date Swing Line Revolving Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Revolving Loans to the requirements as to the amounts of partial prepayments of Swing Line Revolving Loans which are contained in section 7.1.

(c)           If Outstanding Canadian Revolving Loans Exceed Canadian Revolving Commitment.  If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Canadian Revolving Loans denominated in Canadian Dollars, (ii) the Canadian Dollar equivalent of the aggregate outstanding principal amount of Canadian Revolving Loans denominated in Dollars and (iii) the Canadian Facility Letter of Credit Outstandings, exceeds the Total Canadian Revolving Commitment as then in effect, the Canadian Facility Borrowers shall prepay on such date the Unpaid Canadian Facility Drawings and Canadian Revolving Loans, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of any Loans to the applicable requirements as to the amounts of partial prepayments which are contained in section 7.1.  If, after giving effect to the prepayment of Loans and Unpaid Canadian Facility Drawings, the aggregate amount of Canadian Facility Letter of Credit Outstandings exceeds the Total Canadian Revolving Commitment as then in effect, the Canadian Facility Borrowers shall pay to the Canadian Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Canadian Administrative Agent shall hold such payment as security for the reimbursement obligations of the Canadian Facility Borrowers hereunder in respect of Canadian Facility Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Canadian Administrative Agent and the Canadian Facility Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Canadian Administrative Agent and the Canadian Facility Borrowers until the proceeds are applied to the Obligations).

(d)           Certain Proceeds of Asset Sales.  If at any time following the Closing Date the Borrowers or any of their respective Material Subsidiaries have received cumulative Net Cash Proceeds during such fiscal year from one or more Asset Sales in an aggregate amount at least equal to $25,000,000, then not later than the third Business Day following the date of receipt of any Net Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 7.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale, shall be applied as a mandatory prepayment of principal of, first, Domestic Term Loans (applied to the principal installments of the Domestic Term Loans in their inverse order of maturity), second, after Domestic Term Loans have been paid in full, Swing Line Revolving Loans and, third, after Swing Line Revolving Loans have been paid in full, Domestic Revolving Loans and Canadian Revolving Loans in such proportionate amounts as each of the Total Domestic Revolving Commitment and the Total Canadian Revolving Commitment, as applicable, bears to the Total Revolving Commitment; provided, that (i) if no Default under section 12.1(a) or Event of Default shall have occurred and be continuing, (ii) the Borrowers and their Material Subsidiaries have expected Consolidated Capital Expenditures during the following 12 months, and (iii) the Borrowers notify the Administrative Agents of the amount and nature thereof and of their intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent the Borrowers so indicate that such reinvestment will take place.  If at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested, the Borrowers will immediately make a prepayment of the outstanding Domestic Term Loans, Swing Line Revolving Loans, Domestic Revolving Loans and Canadian Revolving Loans as provided above in an amount, conforming to the requirements as to amount of prepayments contained in section 7.1, at least equal to such remaining amount.

(e)           Change of Control.  On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full, together with accrued interest and Fees and any other Obligations, and the Borrowers shall contemporaneously take one of the following actions: (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions reasonably acceptable to the Required Domestic Revolving Facility Lenders or the Required Canadian Facility Lenders, as applicable), (y) the applicable Borrower shall pay to (1) the Domestic Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Domestic Facility Letter of Credit Outstandings and (2) the Canadian Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Canadian Facility Letter of Credit Outstandings, and the Administrative Agents shall hold such payments as security for the reimbursement obligations of the Borrowers hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agents and the Borrowers (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agents and the Borrowers until the proceeds are applied to the Obligations), or (z) the applicable Borrower shall caused to be issued (1) one or more irrevocable letters of credit to each Letter of Credit Issuer with an aggregate stated amount equal to 100% of the Domestic Facility Letter of Credit Outstandings applicable to Domestic Facility Letters of Credit issued by such Letter of Credit Issuer and (2) one or more irrevocable letters of credit to each Letter of Credit

Issuer with an aggregate stated amount equal to 100% of the Canadian Facility Letter of Credit Outstandings applicable to Canadian Facility Letters of Credit issued by such Letter of Credit Issuer, in each case on terms, and from financial institutions, reasonably acceptable to such Letter of Credit Issuer, as security for the reimbursement obligations of the Borrowers hereunder in respect of such Letters of Credit.

(f)            Certain Proceeds of Additional Indebtedness or Equity.  Not later than the Business Day following the date of the receipt by the Borrowers or any of their respective Material Subsidiaries of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from the incurrence of any additional Indebtedness or the sale or issuance of debt or equity securities by a Borrower or any of its Material Subsidiaries after the Closing Date in an amount, as to Indebtedness incurred or debt securities sold or issued, exceeding the Indebtedness permitted to be incurred under section 11.4, without waiving or limiting any other right or remedy of the Lenders in respect of such Event of Default existing by reference to section 11.4, such net cash proceeds shall be applied as a mandatory prepayment of principal of, first, Domestic Term Loans (applied to the principal installments of the Domestic Term Loans in their inverse order of maturity); second, after the Domestic Term Loans have been paid in full, Swing Line Revolving Loans and, third, after Swing Line Revolving Loans have been paid in full, Domestic Revolving Loans and Canadian Revolving Loans in such proportionate amounts as each of the Total Domestic Revolving Commitment and the Total Canadian Revolving Commitment, as applicable, bears to the Total Revolving Commitment.

(g)           Particular Loans to be Prepaid.  With respect to each repayment or prepayment of Loans required by this section 7.2, the Borrowers shall designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided that (i) the Borrowers shall first so designate all Loans that are Domestic Prime Rate Loans, Canadian Prime Rate Loans and Eurodollar Loans and CDOR Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans or CDOR Loans for repayment or prepayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Domestic Prime Rate Loans, (iii) if the outstanding principal amount of CDOR Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Canadian Prime Rate Loans and (iv) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agents shall, subject to the above, make such designation in their sole discretion.  Any repayment or prepayment of Eurodollar Loans or CDOR Loans pursuant to this section 7.2 shall in all events be accompanied by such compensation as is required by section 2.11.

No Foreign Borrower shall be required to make a mandatory repayment or prepayment as provided in this section 7.2 in excess of the amount actually advanced to such Foreign Borrower or other Foreign Borrowers of the same country.

7.3.         Method and Place of Payment.  (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Domestic Administrative Agent or the Canadian Administrative Agent, as the case may be, for the ratable (based on its pro rata share) account of the Domestic Revolving Facility Lenders, the Canadian Facility Lenders, the Domestic Term Loan Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made in immediately available funds and U.S. Dollars, or in the case of a Canadian Revolving Loan that is denominated in Canadian Dollars or amounts due with respect to Canadian Facility Letters of Credit, in immediately available funds and in Canadian Dollars, at the applicable Payment Office, it being understood that written notice by the Borrowers to the applicable Administrative Agent to make a payment from the funds in the Borrowers’ account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(b)           If at any time insufficient funds are received by and available to the Domestic Administrative Agent or the Canadian Administrative Agent, as the case may be, to pay fully all amounts of principal, interest and Fees then due hereunder and an Event of Default is not then in existence, such funds shall be applied (i) first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

7.4.         Net Payments.  (a)               (i)  All payments made by the Borrowers hereunder, under any Note or any other Credit Document (including, without limitation, the Guaranties and the guaranty to be provided by Genlyte Group as contemplated by Article 14), will be made without setoff, counterclaim or other defense.  All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, other that Excluded Taxes, now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect to the taxes, levies imposts, duties, fees, assessments or other charges described in this section 7.4(a)(i) that are not Excluded Taxes (all such taxes, levies, imposts, duties, fees, assessments or other charges that are not Excluded Taxes, and all such interest, penalties or similar liabilities with respect thereto being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, the Borrowers agree to pay, and indemnify each Lender in respect of, the full amount of such Taxes and such additional amounts (other than in respect of Excluded Taxes) as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document.

(ii)  If any amounts are payable in respect of Taxes pursuant to paragraph (i), above, the Borrowers agree to reimburse and indemnify each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction and for any withholding of income or similar taxes imposed by, as applicable, the United States or Canada (or any such jurisdiction within such country) as such Lender shall reasonably determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to said paragraph (i) and in respect of any amounts paid to or on behalf of such Lender pursuant to this paragraph (ii), which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts.

(iii)  The Borrowers will furnish to the Domestic Administrative Agent or the Canadian Administrative Agent, as the case may be, within 60 days after the date of the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to such Lender, evidencing such payment by the Borrowers.  The Borrowers will indemnify and hold harmless each Administrative Agent and each Lender, and reimburse such Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

(b)           At any time after the applicable Lender (or, if applicable, participant) shall have made a written demand for increased cost or other compensation pursuant to any one or more of section 2.10, section 3.5  or section 4.5 or for Taxes pursuant to section 7.4(a), the Borrowers may cause the affected Lender (or participant) to be replaced with, as applicable, (i) a lending institution meeting the requirements for an Eligible Transferee approved by the Domestic Administrative Agent, in the event the affected Lender is a Domestic Revolving Facility Lender or a Domestic Term Loan Lender, or the Canadian Administrative Agent, in the event the affected Lender is a Canadian Facility Lender (which approval may not be unreasonably withheld by such Administrative Agent) or (ii) or a participant complying with the requirements of section 15.4(b) and reasonably satisfactory to the participating Lender.  Any such replacement with a new lending institution, as Lender, so approved by the applicable Administrative Agent shall be made effective pursuant to an Assignment and Assumption Agreement (which the affected Lender shall execute and deliver) but only upon payment to the affected Lender of all principal of and interest on all of its then outstanding Loans and of all Fees and other Obligations then owing to it.

(c)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the laws of, as applicable, the United States or Canada, or under any treaty to which, as the case may be, the United States or Canada is a party, with respect to any payment under this Agreement shall deliver to the applicable Borrower (with a copy to the applicable Administrative Agent) at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payment to be made without, or at a reduced rate of, withholding.  If any such Foreign

Lender becomes subject to any Tax by reason of its failure to comply with the requirements of the preceding sentence, the applicable Borrower shall, at the expense of such Foreign Lender, take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Tax.

SECTION 8.         CONDITIONS PRECEDENT.

8.1.         Conditions Precedent at Closing Date.  Prior to the effectiveness of this Agreement to amend and restate the Existing Credit Agreement in its entirety and the occurrence of the initial Borrowing or Letter of Credit issuance hereunder, the Borrowers shall satisfy each of the following conditions:

(a)           Effectiveness; Notes.  On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agents for the account of each Lender the appropriate Note or Notes executed by, as applicable, the Domestic Facility Borrowers, the Domestic Facility Borrowers other than Genlyte Thomas or the Canadian Facility Borrowers, in each case, in the amount, maturity and as otherwise provided herein.

(b)           Fees, etc.  The Borrowers shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 5 hereof, the structuring and arrangement fee to each of the Co-Lead Arrangers as heretofore agreed to in the Fee Letter, and all reasonable fees and expenses of the Administrative Agents and of special counsel to the Administrative Agents which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

(c)           Formation Documents and Good Standing.  The Administrative Agents shall have received, in sufficient quantity for the Administrative Agents and the Lenders, (i) a photocopy of, as appropriate, the Certificate of Formation or the Articles or Certificate (or equivalent formation documents) of Incorporation of each of the Credit Parties and any and all amendments and restatements thereof, certified as of a recent date by the Secretary of State (or equivalent public officer) of the state or province of its formation or organization, as the case may be, (ii) a certificate the Secretary of State of the state of its formation or organization, as the case may be, dated as of a recent date, listing all charter documents affecting each Credit Party and certifying as to the good standing of each Credit Party, and (iii) a photocopy of a copy of, as appropriate, the Operating Agreement (including all amendments thereto), By-Laws or equivalent governing documents of each of the Credit Parties, in each case certified as true, correct and in full force and effect by a Principal Officer of such Credit Party.

(d)           Officer’s Certificate.  The Administrative Agents shall have received, in sufficient quantity for the Administrative Agents and the Lenders, a certificate of the Principal Officer of each of the Borrowers dated the Closing Date or reasonably prior thereto, substantially in the form attached hereto as Exhibit C, and such certificate shall be satisfactory in form and substance to the Administrative Agents.

(e)           Opinion of Counsel.  On the Closing Date, the Administrative Agents shall have received an opinion, addressed to the Administrative Agents and each of the Lenders and dated the Closing Date, from Stoll, Keenon & Park, LLP, counsel to the Borrowers and the Guarantors, relating to the matters referenced in Exhibit D hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agents may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agents.

(f)            Receivables Facility.  The Qualified Receivables Facility pursuant to the Qualified Receivables Sale Agreement and the Qualified Receivables Purchase Agreement shall have been consummated having aggregate “Commitments” (as defined in the Qualified Receivables Purchase Agreement) in the amount of $100,000,000 and having a term of not less than 362 days.

(g)           Thomas Purchase.  The Administrative Agents shall have received true and complete copies of the Purchase Agreement and related schedules, agreements and other material documents; all of the Thomas Interests shall have been acquired by certain of the Credit Parties; no material breach by any party to the Purchase Agreement shall then exist; and simultaneously with the initial advance of Loans on the Closing Date, all of the purchase price for the Thomas Interests due under and pursuant to the Purchase Agreement shall have been paid and satisfied in full.

(h)           Search Reports.  The Administrative Agents shall have received completed requests for information on Form UCC-11, or search reports from one or more commercial search firms acceptable to the Administrative Agents, listing all of the effective financing statements filed against any Credit Party in any jurisdiction in which such person maintains an office, together with copies of such financing statements.

(i)            Material Adverse Change.  There shall have occurred no change in the business, property, prospects, condition (financial or otherwise) or results of operations of the Borrowers and their respective Subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

(j)            No Material Litigation.  There shall be no litigation or governmental or regulatory investigation or proceeding pending against or involving the Borrowers or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

(k)           Proceedings and Documents.  All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be reasonably satisfactory in substance and form to the Administrative Agents and the Lenders and the Administrative Agents and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agents or their special counsel or any Lender may reasonably request.

(l)            Security Documents.  The Administrative Agents shall have received from the Guarantors the executed Guaranties in the form attached hereto as Exhibit G-1 or G-2, as applicable, and from Genlyte Group, GTG Intangible, Genlyte Thomas, Genlyte Intangible Inc., Lumec Holding Corp., Canlyte Inc., Genlyte General Nova Scotia and Genlyte Limited Nova Scotia executed Pledge Agreements in the form attached hereto as Exhibit F, whereby Genlyte Group, GTG Intangible, Genlyte Thomas, Genlyte Intangible Inc., Lumec Holding Corp. or Canlyte Inc., as the case may be, shall pledge, or cause to be pledged, the capital stock of each of the following: Genlyte Limited Nova Scotia, Genlyte General Nova Scotia, Canlyte Inc., Lumec Holding Corp., Ledalite Architectural Products LP, Lumec Inc. and Genlyte International Acquisitions LP.  In connection therewith, the Administrative Agents also shall have received the stock certificate(s) representing, and the Borrowers shall have taken such other actions as the Administrative Agents may deem necessary or appropriate to perfect their security interest in, and have control of, 65% of the capital stock of such Persons, together with executed stock powers all as described in the Pledge Agreements.  In addition, the Administrative Agents shall have received executed Guaranties of Genlyte Lighting, Genlyte Holdings, Genlyte Thomas and Genlyte Group in the form attached hereto as Exhibit G-3.

(m)          Resolutions and Approvals.  The Administrative Agents shall have received, in sufficient quantity for the Administrative Agents and the Lenders, certified copies of the resolutions of the Members, Management Board, Board of Directors or the equivalent thereof, as the case may be, of each of the Borrowers and their respective Material Subsidiaries approving the Credit Documents to which it is a party and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by such entities of the Credit Documents.

(n)           Incumbency Certificates.  The Administrative Agents shall have received, in sufficient quantity for the Administrative Agents and the Lenders, a certificate of the Secretary or an Assistant Secretary of each Borrower and each other Credit Party, certifying the names and true signatures of the officers of the Borrowers or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which the Borrower or such other Credit Party is a party and the other documents which may be executed and delivered in connection herewith.

(o)           No Material Adverse Change in Loan Syndication or Capital Markets.  There shall not have occurred a material disruption or material adverse change in financial, banking, loan syndication or capital market conditions generally or in the market for new syndicated loan facilities similar to the credit facilities provided for herein which, in the sole respective judgment of the Administrative Agents, could be expected to materially adversely affect the syndication of portions or all of the Facilities to additional Lenders.

(p)           Financial Projections.  The Administrative Agents shall have received the Financial Projections in form and substance satisfactory to the Administrative Agents.

(q)           Fairness Opinion.  On the Closing Date, the Administrative Agents shall have received a copy of the ‘fairness opinion’ of Lehman Brothers, addressed to the Board of Directors of Genlyte Group dated May 20, 2004.

(r)           Due Diligence.  Each of the Administrative Agents shall have completed to its reasonable satisfaction such examinations and other due diligence of the Borrowers and their respective Subsidiaries as it deems necessary.

(s)           Evidence of Insurance.  The Administrative Agents shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement.

(t)            Other Documents.  The Administrative Agents and the Lenders shall have received such other approvals, opinions, documents or materials as they may reasonably request.

8.2.         Conditions Precedent to All Loans.  The obligation of the Lenders to make each Loan and the obligation of a Letter of Credit Issuer to issue a Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

(a)           Notice of Borrowing, etc.  The Domestic Administrative Agent or the Canadian Administrative Agent, as applicable, shall have received a Notice of Borrowing or request for the issuance of a Letter of Credit meeting the requirements of section 2.3 with respect to the incurrence of Loans and section 3.2 or section 4.2 with respect to the issuance of Letters of Credit.

(b)           No Default; Representations and Warranties.  At the time of such Loan or issuance of such Letter of Credit, as the case may be, and also after giving effect thereto, (i) there shall exist no Default or Event of Default, (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date thereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made, and (iii) no event or condition having a Material Adverse Effect shall have occurred.

The acceptance of the benefits of each Loan or Letter of Credit shall constitute a representation and warranty by the Borrowers to each of the Lenders that all of the applicable conditions specified in section 8.1 and/or 8.2, as the case may be, exist as of that time.  All of the certificates, legal opinions and other documents and papers referred to in this section 8, unless otherwise specified, shall be delivered to the Administrative Agents for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agents will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

SECTION 9.         REPRESENTATIONS AND WARRANTIES.

In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrowers make the following representations and warranties to, and agreements with, the Lenders, on a joint and several basis, all of which shall survive the execution and delivery of this Agreement and the making of each Loan and the issuance of each Letter of Credit; provided, however, for the avoidance of doubt, at the time of the making of any Loan or the issuance of any Letter of Credit subsequent to the Closing Date, the following representations and warranties to, and agreements with, the Lenders shall be deemed made, on a joint and several basis, only by those Credit Parties that are the Borrowers at such time:

9.1.         Corporate Status, etc.  Each of the Borrowers and their respective Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

9.2.         Subsidiaries.  Annex II hereto lists, as of the date hereof, each Subsidiary of the Genlyte Group and sets forth their respective jurisdictions of incorporation or formation, as the case may be, and the percentage of their respective capital stock, membership interests or partnership interests, as the case may be, owned by Genlyte Group or other such Subsidiaries.  All of the issued and outstanding shares of capital stock, membership interests or partnership interests, as the case may be, of Genlyte Group and such Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.  There are no options, warrants or other rights outstanding to purchase shares of any of such Subsidiaries, except as indicated in Annex II.

9.3.         Corporate Power and Authority, etc.  Each of the Credit Parties has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is party.  Each of the Credit Parties has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of that Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

9.4.         No Violation.  Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to that Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens created under the Credit Documents) upon any of the property or assets of that Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which that Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject other than pursuant to the Existing Credit Agreement, all of the commitments under which shall be terminated, and all of the borrowings thereunder shall be repaid, not later than the Closing Date in accordance with section 8.1(f), or (iii) will violate any provision of the articles or certificate of incorporation, or certificate of formation or code of regulations or bylaws or operating agreement or other organizational documents of that Credit Party.

9.5.         Governmental Approvals.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party.

9.6.         Litigation.  There are no actions, suits or proceedings pending or, to, the knowledge of the Borrowers, threatened with respect to the Borrowers or any of their respective Subsidiaries (i) that have resulted in, or that a Borrower reasonably expects to result in, liability for damages in excess of fifteen percent (15%) of the Consolidated Net Worth (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any of the Borrowers pursuant to any of the Credit Documents to which it is a party.

9.7.         Use of Proceeds; Margin Regulations.  (a) The proceeds of all Loans shall be utilized to pay the purchase price for the Thomas Interests under and pursuant to the Purchase Agreement and for other lawful purposes not inconsistent with the requirements of this Agreement.

(b)           No part of the proceeds of any Loan will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrowers or of the Borrowers and the consolidated Subsidiaries that are subject to any “arrangement” (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

9.8.         Financial Statements, etc.  (a) The Borrowers have furnished to the Lenders and the Administrative Agents complete and correct copies of (i) the audited consolidated balance sheet of Genlyte Group and its consolidated Subsidiaries, as of the end of the fiscal years ended on or nearest to December 31, 2002 and December 31, 2003, and the related audited consolidated statements of income, members’ equity (or net worth), and cash flows for the fiscal years then ended, accompanied by the unqualified report thereon of its independent accountants; and (ii) the unaudited consolidated balance sheet of Genlyte Group and its consolidated Subsidiaries, as of April 3, 2004, and the related consolidated statements of income and of cash flows for the fiscal quarter or quarters then ended.  All such financial statements (together with the notes included or referenced therein) have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present in all material respects the financial position of Genlyte Group and its Subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

(b)           The Borrowers have delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of Genlyte Group’s Report on Form 10-K as filed (without Exhibits) with the SEC for their fiscal year ended on or nearest to December 31, 2003, which contains a general description of the business and affairs of the Borrowers and the Subsidiaries, and (ii) financial projections prepared by management of Genlyte Group and its Subsidiaries for the fiscal years 2004-2008 (the “Financial Projections”).  The Financial Projections were prepared on behalf of the Borrowers in good faith after taking into account the existing and historical levels of business activity of Genlyte Group and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of Genlyte Group and its Subsidiaries to be reasonable at the time.  Except for facts relating to general economic and industry conditions, no facts are known to the Borrowers at the Effective Date that the Borrowers believe will result in a material adverse change in the results of operations reflected in the Financial Projections.

9.9.         No Material Adverse Change.  Since December 31, 2003, there has been no change in the business, operations, property, assets, prospects, liabilities or condition (financial or otherwise) of the Borrowers and their respective Subsidiaries taken as a whole, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

9.10.       Tax Returns and Payments.  Each of the Borrowers and their respective Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith.  The Borrowers and each of their respective Subsidiaries have established on their books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP.  There is no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrowers and their Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

9.11.       Title to Properties, etc.  Each of the Borrowers and each of their respective Subsidiaries has good and marketable title (or valid Leaseholds, in the case of any leased property), in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 11.3, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The interests of the Borrowers and each of their respective Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 9.8, taken as a whole, were sufficient, in the judgment of the Borrowers, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrowers and such Subsidiaries.

9.12.       Lawful Operations, etc.  Each of the Borrowers and their respective Subsidiaries (i) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, and (ii) is in full compliance with all requirements imposed by law, regulation or rule, whether federal, state or local, which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.13.       Environmental Matters.  (a) Each of the Borrowers and their respective Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) could not reasonably be expected to have a Material Adverse Effect.  All licenses, permits, registrations or approvals required for the conduct of the business of the Borrowers, and each of their respective Subsidiaries under any Environmental Law have been secured, and each of the Borrowers and such Subsidiaries is in compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith could not reasonably be expected to have a Material Adverse Effect.  None of the Borrowers or any of their respective Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which a Borrower or such Subsidiary is a party or which could affect the ability of a Borrower or any of its Subsidiaries to operate any Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  There are no Environmental Claims pending or, to the best knowledge of a Borrower threatened, which could reasonably be expected to have a Material Adverse Effect.  There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrowers or any of their respective Subsidiaries or on any property adjacent to any such Real Property, which are known by a Borrower or as to which a Borrower or any of its Subsidiaries has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against a Borrower or any of its Subsidiaries or any Real Property of a Borrower or any of its Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b)           Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrowers, or any of their respective Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance in all material respects with Environmental Laws and could reasonably be expected to have a Material Adverse Effect.

9.14.       Compliance with ERISA and Canadian Benefit Plans.

(a)           Compliance with ERISA.  Compliance by the Borrowers with the provisions hereof and Loans and Letters of Credit contemplated hereby will not involve any Prohibited Transaction within the meaning of ERISA or section 4975 of the Code or any breach of any other comparable foreign law.  The Borrowers and each of their respective Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event has or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a liability of the Borrowers or any ERISA Affiliate in respect thereof which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  No Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the five years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan.  Each Plan that is intended to be so qualified under section 401(a) of the Code in fact is so qualified.  No Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as has been disclosed prior to the date hereof to the Lenders in writing or on any financial statements of a Borrower or any ERISA Affiliate provided to the Administrative Agents and the Lenders or except for such contingent liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           Canadian Benefit Plans.  Each employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the employees or former employees of any Canadian Facility Borrower or any of the Subsidiaries of a Borrower resident in Canada (collectively, the “Employee Plans”) is and has been established, registered, qualified, invested and administered, in all respects, in accordance with its terms, all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the particular Employee Plan and all understandings, written or oral, between any Canadian Facility Borrower or any of the Subsidiaries of a Borrower resident in Canada, as applicable, and the employees or former employees, as applicable, except when the failure to so establish, register, qualify, invest or administer, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All obligations regarding the Employee Plans have been satisfied, there are no outstanding defaults or violations by any party thereto and no taxes, penalties or fees are owing or exigible under any of the Employee Plans that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  No Employee Plan, nor any related trust or other funding medium thereunder, is subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental agency or instrumentality, or by any other party (other than routine claims for benefits), and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Employee Plan required to be registered.  All contributions or premiums required to be made by any Canadian Facility Borrower or any of the Subsidiaries of a Borrower resident in Canada under the terms of each Employee Plan or by applicable laws have been made in a timely fashion in accordance with applicable laws and the terms of the Employee Plans except to the extent that the failure to make such contributions or premiums could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Employee Plan which is required to be funded pursuant to its terms or applicable laws is fully funded on an ongoing, wind-up and solvency basis, determined using reasonable actuarial assumptions except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as has been disclosed prior to the date hereof to the Lenders in writing, none of the Employee Plans provides benefits to retired or terminated employees or to their respective beneficiaries or dependents.  None of the Employee Plans is a multi-employer pension plan as defined under the provisions of applicable Canadian federal or provincial law.

9.15.       Intellectual Property, etc.  The Borrowers or their Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the present and planned future operation of their respective businesses, without conflict in any material respect with the rights of any other Person, other than patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights the loss of which could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any of their respective Subsidiaries infringes upon any rights held by any other Person in any material respect, which infringement would give rise to a claim which, if determined adversely to such Credit Party could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or to the knowledge of the Borrowers threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

9.16.       Investment Company Act, etc.  None of the Borrowers or any of their respective Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

9.17.       Burdensome Contracts; Labor Relations.  None of the Borrowers or any of their respective Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of a Borrower or any of its Subsidiaries, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of a Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, (v) is subject to any significant pending or, to the knowledge of a Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of a Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrowers, involved or subject to any union representation organizing or certification matter with respect to the employees of a Borrower or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.18.       Existing Indebtedness.  Annex III sets forth a true and complete list by category, as of the date or dates set forth therein, of all Indebtedness of Genlyte Group and each of its Subsidiaries, on a consolidated basis, which will be outstanding on the Closing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed in Annex III, herein the “Existing Indebtedness”). As and to the extent the Administrative Agents have so requested, the Borrowers have provided to the Administrative Agents prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed in Annex III (the “Existing Indebtedness Agreements”).

9.19.       True and Complete Disclosure.  All factual information  (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrowers or any of their respective Subsidiaries in writing to the Administrative Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 9.8), is, and all other such factual information hereafter furnished by or on behalf of such person in writing to any Lender in respect of this Agreement or any other Credit Document will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.  As of the Effective Date, there is no fact known to the Borrowers or any of their respective Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lenders.

9.20.       Solvency.  Each of the Borrowers and each of their respective Subsidiaries is Solvent.  After giving effect to the transactions contemplated by this Agreement, including all Indebtedness incurred thereby, the Liens granted by the Borrowers in connection therewith and the payment of all fees and expenses related thereto, the Borrowers and each of their respective Subsidiaries will be Solvent, determined as of the Closing Date.

9.21.       Material Agreements.  None of the Borrowers or any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could, individually or in the aggregate with all such defaults, reasonably be expected to result in a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness, which default, individually or in the aggregate with all such defaults, could reasonably be expected to result in a Material Adverse Effect or, in either case, would, if such default had occurred after the Closing Date, create an Event of Default under this Agreement.

9.22        Insurance.  The Borrowers and their respective Subsidiaries carry insurance on their businesses with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses in localities where Borrower and such Subsidiaries operate.

9.23.       Security Interests.  Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents that grants a Lien creates, as security for the obligations purported to be secured thereby and upon filing of any financing statements, deeds of hypothec, or equivalent filings otherwise named in the appropriate office or offices or delivery of possession of the collateral in question to the Administrative Agents, as the case may be, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Administrative Agents, as collateral agents, superior to and prior to the rights of all third persons and subject to no other Liens, other than Liens arising by operation of law, if any, in respect of personal property taxes that are not due and payable.  No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

9.24        Thomas Purchase.    The Purchase Agreement is in full force and effect; no default by either of Genlyte Group or Genlyte Thomas exists in the performance of any of their respective obligations thereunder; to the Borrowers’ knowledge, no default by Thomas Industries, Inc. or any of its “Transferring Affiliates” (as defined in the Purchase Agreement) exists in the performance of any of their respective obligations thereunder; to the Borrowers’ knowledge, each of the representations and warranties made by Thomas Industries, Inc. to Genlyte Group pursuant to the Purchase Agreement are true and correct in all material respects; and upon consummation of the transactions contemplated by the Purchase Agreement, on Closing Date, Genlyte Group (directly or indirectly through its Material Subsidiaries) will own 100% of the issued and outstanding, as the case may be, capital stock, membership interests, partnership interests or other economic and voting equity interests in Genlyte Thomas, Genlyte Holdings, Genlyte Lighting, Genlyte Limited Nova Scotia, Genlyte General Nova Scotia, Genlyte Canadian Holdings, LLC, Genlyte Intangible Inc., Shakespeare Composite Structures LLC, GTG Intangible, Genlyte International Acquisitions LP,

Canlyte Inc., Ledalite Architectural Products LP (other than a 0.1% interest), Lumec Holding Corp., and Lumec Inc., all free and clear of any adverse claim (as defined in Section 8-102 of the Uniform Commercial Code) or other Lien, other than pursuant to the Security Documents.

SECTION 10.       AFFIRMATIVE COVENANTS.

The Borrowers, on a joint and several basis, hereby covenant and agree that until such time as the Total Commitment has been terminated, no Notes are outstanding, there are no Domestic Facility Letter of Credit Outstandings, there are no Canadian Facility Letter of Credit Outstandings, and the Loans, together with interest and Fees hereunder and all obligations in respect of Letters of Credit and all other Obligations, have been indefeasibly paid in full:

10.1.       Reporting Requirements.  The Borrowers will furnish or cause to be furnished to each Lender and the Administrative Agents:

(a)           Annual Financial Statements.  As soon as available and in any event within 90 days after the close of each fiscal year of Genlyte Group, the consolidated balance sheet of Genlyte Group and its consolidated Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income, of members’ equity (or net worth) and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and, solely in the case of the consolidated financial statements, accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by Genlyte Group, which opinion shall be unqualified and shall state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements (including the notes thereto) present fairly in all material respects the financial position of Genlyte Group and its Subsidiaries as at the end of such fiscal year and the results of their operations and cash flows for such fiscal year in conformity with GAAP.

(b)           Quarterly Financial Statements.  As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Genlyte Group, the unaudited consolidated balance sheets of Genlyte Group and its Subsidiaries, as at the end of such quarterly period and the related unaudited consolidated statements of income, members’ equity and of cash flows for such quarterly period, and setting forth, in the case of such unaudited statements of income, members’ equity (or net worth) and of cash flows, comparative figures for the related periods in the prior fiscal year, and which financial statements shall be certified as true and correct on behalf of Genlyte Group by a Principal Officer of Genlyte Group, subject to changes resulting from normal year-end audit adjustments.

(c)           Compliance Certificates.

(i)            At the time of the delivery of the financial statements provided for in sections 10.1(a) and (b), a certificate on behalf of a Principal Officer of Genlyte

Group to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 11.3, 11.4, 11.5, 11.6, 11.7 and 11.8 of this Agreement, together with such other supporting information as the Administrative Agents may reasonably request to determine the accuracy of such calculations.

(ii)           At the time of the delivery of the financial statements provided for in section 10.1(a), a certificate of the independent public accountants referenced therein stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default.

(d)           Budgets and Forecasts.  Within thirty (30) days following approval by the Board of Directors of Genlyte Group, a consolidated budget in reasonable detail for each entire fiscal year and for each of the fiscal quarters in such fiscal year as customarily prepared by management for their internal use.

(e)           Notice of Default, Litigation or Material Adverse Effect.

(i)            Promptly, and in any event within three Business Days thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, or of the occurrence or existence of any event or circumstance that reasonably forseeably will become a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto;

(ii)           Promptly, and in any event within three Business Days after any of the Borrowers or any of their respective Subsidiaries obtains knowledge thereof, notice of any litigation or governmental or regulatory investigation or proceeding pending against or involving the Borrowers or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and

(iii)          Promptly, and in any event within three Business Days after any Borrowers or any of their respective Subsidiaries obtains knowledge of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect, including, without limitation, to the extent applicable, (a) Environmental Claims or (b) any breach or non-performance of, or any default under, any provision of any security issued by any of the Borrowers or any of their respective Subsidiaries or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

(f)            ERISA.  Promptly, and in any event within 15 days after the occurrence of any of the following (if such event or condition reasonably could be expected to have a Material Adverse Effect), the Borrowers will deliver to each of the Lenders a certificate on behalf of the Borrowers of an Authorized Officer of the Borrowers setting forth the full details as to such occurrence and the action, if any, that the Borrowers, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrowers, such Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

(i)            that a Reportable Event has occurred with respect to any Plan;

(ii)           the institution of any steps by the Borrowers, any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

(iii)          the institution of any steps by the Borrowers or any ERISA Affiliate to withdraw from any Plan;

(iv)          the institution of any steps by the Borrowers or any of their respective Subsidiaries to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA);

(v)           a non-exempt “prohibited transaction” within the meaning of section 406 of ERISA in connection with any Plan;

(vi)          that a Plan has an Unfunded Current Liability;

(vii)         any material increase in the contingent liability of the Borrowers or any of their respective Subsidiaries with respect to any post-retirement welfare liability; or

(viii)        the taking of any action by, or the written threat of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

(g)           Canadian Benefit Plans.  Promptly, and in any event, within 15 days after the occurrence of any of the following (if such event or condition reasonably could be expected to have a Material Adverse Effect), the Borrowers will deliver to each of the Lenders a certificate on behalf of the Borrowers of an Authorized Officer of the Borrowers setting forth the full details as to such occurrence and the action, if any, that the Borrowers or any of their respective Subsidiaries are required or propose to take, together with any notices required or proposed to be given to or filed with or by the Borrowers or such Subsidiaries or an Employee Plan participant with respect thereto:

(i)            the institution of any steps by the Borrowers or any of their respective Subsidiaries or an applicable regulator or any other person to terminate any Employee Plan;

(ii)           that an Employee Plan has an unfunded liability or solvency deficiency, determined in each case using reasonable actuarial assumptions;

(iii)          any material increase in the contingent liability of the Borrowers or any of their respective Subsidiaries with respect to any post-retirement or post-termination welfare liability; or

(iv)          the taking of any action by, or the written threat of the taking of any action by, an applicable regulator, an Employee Plan participant, a former Employee Plan participant or any other person with respect to any Employee Plan.

(h)           Other Information.  Such other information or documents (financial or otherwise) relating to a Borrower or any Subsidiary as any Lender may reasonably request from time to time.

10.2.       Books, Records and Inspections.  The Borrowers will, and will cause each of the Subsidiaries, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrowers or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit officers and designated representatives of the Administrative Agents or any of the Lenders to visit and inspect any of the properties or assets of the Borrowers and their respective Subsidiaries in whomsoever’s possession (as to any such assets not in the possession of a Borrower or such a Subsidiary, to the extent that, following diligent efforts by such Credit Party, permission is obtained from such possessor) and to examine (and make copies of or take extracts from) the books of account of the Borrowers and their respective Subsidiaries and discuss the affairs, finances and accounts of the Borrowers and their respective Subsidiaries with, and be advised as to the same by, their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals upon reasonable notice (except that during the existence of an Event of Default, no notice shall be required) as the Administrative Agents or any of the Lenders may request.

10.3.       Insurance.  The Borrower shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

10.4.       Payment of Taxes and Claims.  The Borrowers will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrowers or any of their respective Subsidiaries; provided that none of the Borrowers or any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Borrowers will not be considered to be in default of any of the provisions of this sentence if the Borrowers or any of their respective Subsidiaries fails to pay any such amount or amounts that, individually or in the aggregate, do not exceed $10,000,000 so long as that matter is being negotiated in good faith with the applicable taxing authority.

10.5.       Corporate Franchises.  The Borrowers will, and will cause each of the Material Subsidiaries to:

(a)           preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of incorporation;

(b)           preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) governmental rights, privileges, qualifications, permits, licenses and franchises the loss of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) in connection with transactions permitted by section 11.2;

(c)           use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d)           preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

10.6.       Good Repair.  The Borrowers will, and will cause each of the Material Subsidiaries to ensure that their properties and equipment used or useful in their business in whomsoever’s possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and will make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and except as permitted by section 11.2.  The Borrowers will, and will cause each of the Material Subsidiaries to use the standard of care typical in the industry in the operation and maintenance of its facilities.

10.7.       Compliance with Statutes, etc.  Subject to section 10.8, the Borrowers will, and will cause each of the Material Subsidiaries to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, other than those being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP; provided, however, a failure to comply with such statutes, regulations, orders and restrictions shall not constitute a breach of this section 10.7 if such noncompliance could not reasonably be expected to have a Material Adverse Effect.

10.8.       Compliance with Environmental Laws.  Notwithstanding, and in addition to, the covenants contained in section 10.7 hereof:

(a)           The Borrowers will, and will cause each of the Subsidiaries to, (i) comply in all respects with all Environmental Laws applicable to the ownership, lease or use of all Real

Property and personal property now or hereafter owned, leased or operated by a Borrower or any of its Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance; provided, however, that a failure to comply with such Environmental Laws shall not constitute a breach of this section 10.8(a) if such noncompliance could not reasonably be expected to have a Material Adverse Effect; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 11.3.

(b)           Without limitation of the foregoing, if a Borrower or any of its Subsidiaries shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by a Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, any such action shall be effected in compliance with all Environmental Laws applicable thereto; provided, however, a failure of any such action to comply with such Environmental Laws shall not constitute a breach of this section 10.8(b) if such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(c)           If required to do so under any applicable order of any governmental agency, the Borrowers will undertake, and cause each of the Subsidiaries to undertake or cause, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by a Borrower or any of its Subsidiaries in accordance with the requirements of all applicable Environmental Laws and in accordance with such orders of all governmental authorities, except to the extent that such Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP; provided, however, that a failure to so clean-up, remove, remediate or take such action necessary to remove and clean up such Hazardous Materials shall not constitute a breach of this section 10.8(c) if such failure could not reasonably be expected to have a Material Adverse Effect.

10.9.       Fiscal Years, Fiscal Quarters.  None of the Borrowers or any of their respective Material Subsidiaries shall change its fiscal year or fiscal quarters, other than the fiscal year or fiscal quarters of a person which becomes a Material Subsidiary, made at the time such person becomes a Material Subsidiary to conform to the Borrowers’ fiscal year and fiscal quarters.

10.10.     Hedge Agreements, etc.  In the event any of the Borrowers or any of their respective Material Subsidiaries determine to enter into a Hedge Agreement they may do so, provided that such Hedge Agreement is entered to for the purpose of hedging or mitigating risks to which a Borrower or any Material Subsidiary is exposed in the conduct of its business or the management of its liabilities and, when considered in light of other outstanding Hedge Agreements to which that Borrower or that Material Subsidiary is a party, does not expose that Borrower or that Material Subsidiary, as the case may be, to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under such Hedge Agreement.

10.11.     Senior Debt.  The Borrowers will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Credit Parties will not be subordinate to, and will in all respects at least rank pari passu with, the claims of every other senior unsecured creditor of the Credit Parties, and (b) any Indebtedness subordinated in any manner to the claims of any other senior unsecured creditor of the Credit Parties will be subordinated in like manner to such claims of the Lenders.

10.12.     Security Documents.

(a)           Except with respect to the Foreign Subsidiaries the capital stock of which has been pledged in accordance with section 10.12(b), in order to secure the Obligations of the Borrowers, the Borrowers will cause any Domestic Subsidiary and any Foreign Subsidiary that is a Material Subsidiary created or acquired by a Borrower, or which becomes a Material Subsidiary, after the Effective Date to execute and deliver to the Administrative Agents a Guaranty substantially in the form attached as Exhibit G-1 and G-2, as applicable

(b)           With the approval of the Administrative Agents, which approval shall not be unreasonably withheld, in lieu of providing a Guaranty as contemplated by section 10.12(a), at the option of the Borrowers, the Borrowers will pledge as collateral to the Administrative Agents, as collateral agents, pursuant to a Pledge Agreement substantially in the form attached as Exhibit F, 65% of the capital stock of, or other equity or ownership interest in, any Foreign Subsidiary that is a Material Subsidiary created or acquired by a Borrower, or which becomes a Material Subsidiary of a Borrower, after the Effective Date, provided that in each such case, the Borrowers are able to demonstrate to the Administrative Agents that providing a Guaranty with respect to such Foreign Subsidiaries as contemplated by this Agreement would have a material adverse tax consequence to such Borrowers or to such Foreign Subsidiaries.  The above-described pledges of capital stock shall grant to the Administrative Agents, as collateral agents, and such Borrower shall execute such documents and take such other actions as deemed by the Administrative Agents to be necessary or appropriate to effect a first priority perfected Lien on 65% of the capital stock of each such Foreign Subsidiary that is owned by a Borrower or any Domestic Subsidiary.

10.13.     Use of Proceeds.  The Borrowers will use the proceeds of the Loans (i) to pay the purchase price for the Thomas Interests under and pursuant to the Purchase Agreement, (ii) for Consolidated Capital Expenditures, (iii) for Permitted Acquisitions or (iv) for working capital and other general corporate purposes, in each case not in contravention of any applicable law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or in contravention of any of the Credit Documents.

SECTION 11.       NEGATIVE COVENANTS.

The Borrowers, on a joint and several basis, hereby covenant and agree that until such time as the Total Commitment has been terminated, no Notes are outstanding, there are no Domestic Facility Letter of Credit Outstandings, there are no Canadian Facility Letter of Credit Outstandings, and the Loans, together with interest and Fees hereunder and all obligations in respect of Letters of Credit and all other Obligations, have been indefeasibly paid in full:

11.1.       Changes in Business.  None of the Borrowers nor any of their respective Material Subsidiaries will engage in any other business if, as a result, the general nature of the business which would then be engaged in by that Borrower or that Material Subsidiary, as the case may be, would be substantially changed from the general nature of the business engaged in by a Borrower or any of its Material Subsidiaries on the date hereof (such business being referred to in this section 11.1 as the “principal business”).  Notwithstanding the foregoing, the Borrowers or any of their respective Material Subsidiaries may engage in any business other than the principal business if (i) the consolidated assets of all such other businesses account for less than fifteen percent (15%) of the consolidated assets of Genlyte Group and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP, and (ii) the operations of all such other businesses in the current fiscal year are expected to represent, or in the most recent fiscal year represented, less than fifteen percent (15%) of the earnings before interest, taxes, depreciation and amortization generated by Genlyte Group and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP.

11.2.       Consolidation, Merger, Acquisitions, Asset Sales, etc.  The Borrowers will not, and will not permit any Material Subsidiary to, (1) wind up, liquidate or dissolve their affairs, other than the dissolution of GTG Nova Scotia and GTG International Acquisitions LP promptly following the Closing Date, (2) enter into any transaction of merger or consolidation, (3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of their property or assets outside the ordinary course of business, other than the sale of Receivables Facility Assets under a Qualified Receivables Transaction, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, except that the following transactions shall be permitted under this section 11.2:

(a)           Certain Intercompany Mergers, etc.  If no Default or Event of Default shall have occurred and be continuing or would result therefrom,

(i)            the merger, consolidation or amalgamation of any Material Subsidiary of a Borrower with or into a Borrower, provided a Borrower is the surviving or continuing or resulting Person;

(ii)           the merger, consolidation or amalgamation of any Material Subsidiary with or into another Material Subsidiary;

(iii)          the merger, consolidation or amalgamation of any Material Subsidiary of a Borrower that is not a Guarantor with or into another Material Subsidiary of a Borrower, provided that the surviving or continuing or resulting Person is a Wholly-Owned Material Subsidiary that is a Domestic Subsidiary directly owned by a Borrower or a Guarantor that is a Wholly-Owned Material Subsidiary of a Borrower;

(iv)          the merger, consolidation or amalgamation of any Domestic Facility Guarantor with or into another Domestic Facility Guarantor;

(v)           the merger, consolidation or amalgamation of any Canadian Facility Guarantor with or into another Canadian Facility Guarantor;

(vi)          the transfer or other disposition of any property by any Domestic Facility Guarantor to a Domestic Facility Borrower or to another Domestic Facility Guarantor; and

(vii)         the transfer or other disposition of any property by any Canadian Facility Guarantor to a Canadian Facility Borrower or to another Canadian Facility Guarantor.

(b)           Acquisitions.  If no Default or Event of Default shall have occurred and be continuing or would result therefrom, a Borrower or any of its Material Subsidiaries may make any Acquisition that is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

(c)           Permitted Dispositions.  If no Default or Event of Default shall have occurred and be continuing or would result therefrom, a Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person, (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary, other than a Material Subsidiary, owned by a Borrower or any other Subsidiary, other than a Material Subsidiary, to any person, or (iii) permit any Subsidiary, other than a Material Subsidiary, to be merged or consolidated with a person which is not an Affiliate of Genlyte Group, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of that Borrower; provided that:

(A)          the consideration for such transaction (1) represents fair value (as reasonably determined by management of Genlyte Group), and (2) does not exceed, when aggregated with the consideration of any other transaction or transactions of any Borrower or any of its Subsidiaries during the then current fiscal year permitted under this section 11.2(c), twenty percent (20%) of the Consolidated Net Worth as of the date of such transaction,

(B)           in the case of any such transaction involving consideration equal to or in excess of $25,000,000, at least five Business Days prior to the date of completion of such transaction the Borrowers shall have delivered to the Administrative Agents an officer’s certificate executed on behalf of the Borrowers by Principal Officers of the Borrowers, which certificate shall contain (1) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, (2) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (3) which shall (if requested by the Administrative Agents) include a certified copy of the draft or definitive documentation pertaining thereto, and

(C)           contemporaneously with the completion of such transaction the Borrowers prepay their Loans as and to the extent required by section 7.2 hereof; and

provided, further, that sales or other dispositions of inventory in the ordinary course of business or of obsolete or worn out equipment or fixtures in the ordinary course of business may be effected without compliance with the above provisions and the amount of any such sales or other dispositions shall be excluded from any computations under this section 11.2(c).

(d)           Leases.  The Borrowers or any of their respective Material Subsidiaries may enter into leases of property or assets not constituting Acquisitions, provided such leases are not otherwise in violation or could cause a violation of section 11.11 of this Agreement or any other provision of this Agreement.

(e)           Capital Expenditures:  The Borrowers and their respective Material Subsidiaries shall be permitted to make Consolidated Capital Expenditures.

(f)            Permitted Investments.  The Borrowers and their respective Material Subsidiaries shall be permitted to make the investments permitted pursuant to section 11.5.

11.3.       Liens.  The Borrowers will not, and will not permit any of the Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrowers or any of their respective Material Subsidiaries whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including consignment arrangements and including sales of accounts receivable or notes with or without recourse to the Borrowers or any of their respective Material Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except that the following Liens shall be permitted under this section 11.3:

(a)           Standard Permitted Liens.  The Liens granted to the Administrative Agents on behalf of the Lenders and the Standard Permitted Liens;

(b)           Existing Liens, etc.  Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex IV, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

(c)           Purchase Money Liens.  Liens which are placed upon fixed or capital assets, acquired, constructed or improved by a Borrower or any of its Material Subsidiaries, including, without limitation, Capital Lease obligations, provided that (A) such Liens secure Indebtedness permitted by section 11.4(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 20 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets; and (D)

such Liens shall not apply to any other property or assets of the Borrowers or any of their respective Material Subsidiaries;

(d)           Import Letters of Credit.  Liens securing obligations in respect of import letters of credit incurred by Genlyte Thomas or Genlyte Group in the ordinary course of its business;

(e)           Banker’s Liens, etc.  Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrowers or the Subsidiaries, as the case may be, in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (ii) no security interest in such deposit account (other than any such banker’s liens, rights of set-off or similar rights or remedies arising at law) is held by the depository institution or any other Person;

(f)            Liens of After-Acquired Subsidiaries.  Liens on the property or assets of a person that becomes a Material Subsidiary after the date hereof securing Indebtedness permitted by section 11.5(i), provided that (i) such Liens existed at the time such person became a Material Subsidiary were incurred in the ordinary course of business and were not created in anticipation of the Acquisition, (ii) any such Lien does not by its terms cover any property or assets after the time such person becomes a Material Subsidiary which were not covered immediately prior thereto, (iii) such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the existing time as such person becomes a Material Subsidiary, and (iv) the aggregate amount of all Indebtedness secured by all such Liens does not exceed the amount that is permitted under section 11.4(c); and

(g)           Receivables Securitizations.  Liens, if any, on Receivables Facility Assets resulting from a Qualified Receivables Transaction.

11.4.       Indebtedness.  The Borrowers will not, and will not permit any of the Material Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrowers or any of their respective Material Subsidiaries, except that the following shall be permitted under this section 11.4:

(a)           Credit Documents:  Indebtedness incurred under this Agreement and the other Credit Documents;

(b)           Existing Indebtedness:  existing Indebtedness; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness, provided that any increase in the principal amount thereof shall be included in the aggregate amount of additional Indebtedness that may be incurred under section 11.4(h) (irrespective of whether such Indebtedness is secured) and may only be increased to the extent and by the amount permitted by section 11.4(h);

(c)           Certain Priority Debt:  to the extent not permitted by the foregoing clauses,

(i)            Indebtedness consisting of obligations under Synthetic Leases of a Borrower and any of its Material Subsidiaries,

(ii)           Indebtedness of the Borrowers and any of their respective Material Subsidiaries secured by a Lien referred to in either of section 11.3(c) or 11.3(f), in an aggregate amount outstanding, as to both such sections together, not to exceed $10,000,000,

(iii)          Indebtedness of the Borrowers and any of their respective Material Subsidiaries under industrial revenue or other municipal bonds with an aggregate principal amount outstanding at any time not to exceed  $25,000,000,

(iv)          the obligations of Genlyte Group and its Subsidiaries (including, without limitation, the Receivables Facility Subsidiary) under a Qualified Receivables Transaction, which shall be deemed to include, without limitation, the Indebtedness evidenced by the Receivables Purchase Note and any other obligations under a Qualified Receivables Transaction which would be characterized as principal or interest if such Qualified Receivables Transaction had been structured as a secured lending transaction rather than a purchase, and

(v)           any refinancing, extension, renewal or refunding of any such Indebtedness, provided that any increase in the principal amount thereof shall be included in the aggregate amount of additional Indebtedness that may be incurred under section 11.4(h) (irrespective of whether such Indebtedness is secured) and may only be increased to the extent and by the amount permitted by section 11.4(h), provided that at the time of any incurrence thereof after the date hereof, and after giving effect thereto, the Borrowers would be in compliance with sections 11.7 and 11.8, and no Default under section 12.1(a) or Event of Default shall have occurred and be continuing or would result therefrom;

(d)           Intercompany Debt:  unsecured Indebtedness of any of the Material Subsidiaries to any Borrower or to another Material Subsidiary;

(e)           Hedge Agreements:  Indebtedness of the Borrowers and any of their respective Material Subsidiaries under Hedge Agreements that do not contravene the requirements of section 10.10;

(f)            Guaranty Obligations:  any Guaranty Obligations permitted by section 11.5;

(g)           Leases:  Indebtedness of the Borrowers and any of their respective Material Subsidiaries in connection with leases that do not contravene the restrictions of section 11.11; and

(h)           Additional Unsecured Debt:  additional unsecured Indebtedness of the Borrowers and any of their respective Material Subsidiaries, with terms and conditions no more restrictive or burdensome to the Borrowers and any of their respective Material Subsidiaries than the terms and conditions contained in this Agreement (provided that a maturity date earlier than the Maturity Date shall not be construed as more restrictive) the aggregate principal amount outstanding at any time not in excess of $20,000,000; provided that at the time of incurrence thereof, and after giving effect thereto, (i) the Borrowers would be in compliance with sections 11.7, and 11.8; and (ii) no Default under section 12.1(a) or Event of Default shall have occurred and be continuing or would result therefrom.

11.5.       Advances, Investments, Loans and Guaranty Obligations.  The Borrowers will not, and will not permit any of the Material Subsidiaries to, (1) lend money or credit or make advances in the nature of credit to any person, other than trade credit extended in the ordinary course of business of such Credit Parties, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Material Subsidiary, (4) be or become a party to any joint venture, member of a limited liability company or partner of a partnership, or (5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lenders pursuant to the Credit Documents), except that the following shall be permitted under this section 11.5:

(a)           the Borrowers or any of their respective Material Subsidiaries may invest in cash and Cash Equivalents;

(b)           any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

(c)           the Borrowers and their respective Material Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including receivables evidenced by a promissory note executed after the account debtor in question fails to make payments when due);

(d)           loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business and consistent with past practice;

(e)           the existing loans, advances, investments and guarantees described in Annex V hereto;

(f)            investments of the Borrowers and their respective Material Subsidiaries in Hedge Agreements that comply with section 10.10;

(g)           existing investments in any Material Subsidiaries shall be permitted, and the creation and holding of any Wholly-Owned Material Subsidiary and any additional investments in any current or future Wholly-Owned Material Subsidiary, so long as the

Borrowers comply with section 10.12(b) in connection with the creation of any such Subsidiary and with section 10.12(a) by causing the Subsidiaries referenced therein to execute and deliver a Guaranty, or pledge its capital stock to the extent permitted by section 10.12(b);

(h)           intercompany loans and advances permitted by section 11.4(d);

(i)            the Acquisitions permitted by section 11.2; and loans, advances and investments of any person which are outstanding at the time such person becomes a Material Subsidiary as a result of an Acquisition permitted by section 11.2 and were incurred in the ordinary course of business and not created in contemplation thereof, but not any increase in the amount thereof;

(j)            any of the following in connection with a Qualified Receivables Transaction: (i) Indebtedness of the Receivables Facility Subsidiary evidenced by a Receivables Purchase Note held by Genlyte Thomas or certain of its Subsidiaries and (ii) subject to the limitation set forth in section 11.6(d), any extension of credit or capital contribution to, or other investment in, the Receivables Facility Subsidiary made by Genlyte Group (or any Material Subsidiary that is the immediate parent entity of the Receivables Facility Subsidiary after the Closing Date);

(k)           any unsecured Guaranty Obligation incurred by a Borrower or any of its Material Subsidiaries with respect to (i) Indebtedness of a Wholly-Owned Subsidiary which is permitted under section 11.4 without restriction upon the ability of the Borrowers or any of their respective Subsidiaries to guarantee the same, or (ii) other obligations of a Wholly-Owned Subsidiary, including, without limitation, obligations under Hedge Agreements, which are not prohibited by this Agreement; and

(l)            any other Guaranty Obligations, loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by a Borrower), in or to any corporation, partnership, limited liability company, joint venture or other business entity, not otherwise permitted by the foregoing clauses, made after the date hereof, provided that at the time of making any such loan, advance or investment, no Event of Default or Default shall have occurred and be continuing, or would result therefrom.

11.6.       Restricted Payments.  The Borrowers shall not, and shall not permit any of the Material Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or membership interests, or purchase, redeem or otherwise acquire for value any shares of any class of its capital stock or its membership interests or any warrants, rights or options to acquire such capital stock membership interests, now or hereafter outstanding; except that the following shall be permitted under this section 11.6:

(a)           the declaration and making of distributions payable solely as capital stock, membership interests or partnership interests;

(b)           the purchase, redemption or other acquisition of a Credit Party’s capital stock, membership interests or partnership interests or warrants or options to acquire any such interests with the proceeds received from the substantially concurrent issue of new capital stock, membership interests or partnership interests;

(c)           the declaration and making of dividend payments or other cash distributions by any Material Subsidiary of a Borrower to such Borrower (whether directly or through another Subsidiary of such Borrower); and

(d)           any loan, distribution or transfer, however characterized, that Genlyte Group (or any Material Subsidiary that is the immediate parent entity of the Receivables Facility Subsidiary after the Closing Date) may make to the Receivables Facility Subsidiary in connection with a Qualified Receivables Transaction; provided that the aggregate amount of all loans, distributions and other transfers by Genlyte Group (or such Material Subsidiary that is such immediate parent entity after the Closing Date) to the Receivables Facility Subsidiary at any time outstanding shall not exceed the aggregate of (i) the aggregate amount of loans, distributions and transfers outstanding on the Closing Date and (ii) the greater of (A) Ten Million Dollars ($10,000,000) and (B) an amount equal to 10% of the remainder of (I) the outstanding balance at such time of all Receivables that have been sold by Genlyte Thomas and its Subsidiaries to the Receivables Facility Subsidiary, minus (II) the sum of the aggregate “Commitments” (as defined in the Qualified Receivables Purchase Agreement) at such time and the “Aggregate Reserves” (as defined in the Qualified Receivables Purchase Agreement) as if such “Commitments” were fully utilized.

11.7        Ratio of Consolidated Total Debt to Consolidated EBITDA.  The Borrowers shall not permit the ratio of (a) the amount of Consolidated Total Debt as of the end of any Testing Period (commencing with the Testing Period ending September 30, 2004) to (b) Consolidated EBITDA for such Testing Period to exceed 3.25 to 1.00.

11.8.       Consolidated Interest Coverage Ratio.  The Borrowers will not permit the Consolidated Interest Coverage Ratio as of the end of any Testing Period (commencing with the Testing Period ending September 30, 2004) to be less than 3.00 to 1.00.

11.9.       Transactions with Affiliates.  The Borrowers will not, and will not permit any Material Subsidiary that is a Credit Party to, enter into any transaction or series of transactions with any Affiliate of any such Person (other than, in the case of (i) a Borrower, another Borrower or any Wholly-Owned Material Subsidiary that is a Guarantor or a Pledged Entity, (ii) a Material Subsidiary that is a Guarantor or a Pledged Entity, a Borrower or another Wholly-Owned Material Subsidiary that is a Guarantor or a Pledged Entity), other than pursuant to the reasonable requirements of a Borrower’s, or such Subsidiary’s, as applicable, business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a person other than an Affiliate, except for a Qualified Receivables Transaction and the transactions described in Annex VI.  The Borrowers will not permit any Material Subsidiary that is not a Guarantor or a Pledged Entity to enter into any transaction or series of transactions with any Affiliate of any such Person (other than a Borrower or a Wholly-Owned Material Subsidiary of a Borrower), other than pursuant to the reasonable requirements of such Material Subsidiary’s business and upon fair and reasonable terms no less favorable to such Material Subsidiary than would be obtained in a comparable arm’s-length transaction with a person other than an Affiliate, except for the transactions described in Annex VI.

11.10.     Plan Terminations, Minimum Funding, etc.

(a)           Domestic Benefit Plan Terminations, Minimum Funding, etc.  The Domestic Facility Borrowers will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in an additional net current liability of the Borrowers or any ERISA Affiliate to the PBGC in excess of, in the aggregate, an amount that reasonably could be expected to have a Material Adverse Effect, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrowers or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply in any material respect with the minimum funding standards of ERISA and the Code with respect to any Plan.

(b)           Canadian Benefit Plan Terminations, Minimum Funding, etc.  The Canadian Facility Borrowers will not, and will not permit any of their respective Subsidiaries to, (i) terminate, in whole or in part, any Employee Plan or Employee Plans so as to result in additional liabilities or accelerated funding obligations of the Borrowers or their respective Subsidiaries in respect of such Employee Plan or Employee Plans in excess of, in the aggregate, an amount that reasonably could be expected to have a Material Adverse Effect, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination, in whole or in part, of any Employee Plan or Employee Plans by any applicable regulator which would result in additional liabilities or accelerated funding obligations of the Borrowers or their respective Subsidiaries under such Employee Plan or Employee Plans in excess of, in the aggregate, an amount that reasonably could be expected to have a Material Adverse Effect, or (iii) fail to comply in any material respect with the minimum funding requirements for any Employee Plan imposed under applicable laws or the terms of such Employee Plan.

11.11.     Certain Leases.  The Borrowers shall not, and shall permit any of the Material Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except that the following leases shall be permitted under this section 11.11:

(a)           leases of the Borrowers and their respective Material Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

(b)           Operating Leases entered into by the Borrowers or any of their respective Material Subsidiaries after the Closing Date in the ordinary course of business; and

(c)           leases entered into by the Borrowers, or any of their respective Material Subsidiaries after the Closing Date pursuant to Sale-Leaseback Transactions consistent with past practice.

11.12.     Limitation on Certain Restrictive Agreements; Qualified Receivables Transaction Documents.

(a)           Restrictive Agreements.  The Borrowers will not, and will not permit any of the Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any “negative pledge” covenant or other similar agreement, restriction or arrangement otherwise named that prohibits, restricts or imposes any condition upon (a) the ability of a Borrower or any of its Material Subsidiaries to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of a Borrower or any of Material Subsidiaries to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by a Borrower or any of its Material Subsidiaries, or pay any Indebtedness owed to a Borrower, or any of its Material Subsidiaries, or to make loans or advances to a Borrower or any of its Material Subsidiaries, or transfer any of its property or assets to a Borrower, or any of its Material Subsidiaries, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) provisions in any agreement or agreements (including, without limitation, licenses, leases, agreements relating to the purchase or sale of any property, agreements relating to providing or obtaining any services) prohibiting or limiting the right to assign or transfer such agreement(s) or any rights therein, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens that are permitted under section 11.3(b) or (c) from the restrictions and prohibitions otherwise contained in section 11.3, (vi) customary restrictions affecting only a Material Subsidiary under any agreement or instrument governing any of the Indebtedness of a Material Subsidiary permitted pursuant to section 11.4, excluding any restriction on dividends or distributions to its stockholders, members or other equity holders (vii) restrictions affecting any Foreign Subsidiary under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to section 11.4, and customary restrictions contained in “comfort” letters and guarantees of any such Indebtedness, excluding any restriction on dividends or distributions to its stockholders, (viii) any Lien permitted by section 11.3, (ix) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person, and (x) pursuant to the Qualified Receivables Sale Agreement and the Qualified Receivables Purchase Agreement.

(b)           Qualified Receivables Transaction Documents.  None of Genlyte Group, Genlyte Thomas or any of their Subsidiaries shall amend, modify or supplement any terms or provisions contained in any of the documents evidencing, securing or otherwise governing a Qualified Receivables Transaction (including, without limitation, the Qualified Receivables Sale Agreement, the Qualified Receivables Purchase Agreement or any of the other Transaction Documents), unless (i) Genlyte Group or Genlyte Thomas shall have delivered to the Administrative Agents and the Lenders the proposed form of any such amendment, modification or supplement not less than five (5) Business Days prior to the proposed effective date thereof (or such lesser period as the Administrative Agents may approve in writing) and (ii) after giving effect to such amendment, modification or supplement, the Qualified Receivables Transaction, as evidenced, secured or otherwise governed by such documents (including, without limitation, the Qualified Receivables Sale Agreement, the Qualified Receivables Purchase Agreement and the other Transaction Documents), as so amended, modified or supplemented, will meet all of the criteria set forth in clauses (ii) through (x), inclusive, of the definition of Qualified Receivables Facility Requirements.

11.13.     Accounting Changes.  The Borrowers shall not, and shall not permit any of their respective Material Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

SECTION 12.       EVENTS OF DEFAULT.

12.1.       Events of Default.  Any of the following specified events (each an “Event of Default”) shall constitute an Event of Default hereunder:

(a)           Payments:  a Borrower shall (i) default in the payment when due of any principal of the Loans; or (ii) default, and such default shall continue for three or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

(b)           Representations, etc.:  any representation, warranty or statement made by the Borrowers or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c)           Certain Covenants:  a Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in section 10.1(e)(i), or section 11 of this Agreement; or

(d)           Other Covenants:  a Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 12.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of a Borrower obtaining actual knowledge of such default and (ii) a Borrower receiving written notice of such default from either Administrative Agent or the Required Lenders (any such notice to be identified as a “notice of default “ and to refer specifically to this paragraph); or

(e)           Cross Default Under Other Agreements:  a Borrower or any of its Subsidiaries shall (i) permit the occurrence of an “event of default” (or equivalent event or condition otherwise named) under a Specified Hedge Agreement or otherwise shall default in the observance or performance of any agreement or condition under a Specified Hedge Agreement (and all grace periods, if any, applicable to such observance, performance or condition shall have expired), the effect of which “event of default” or other default is to cause or to permit the Lender or Affiliate thereof that is a party to such Specified Hedge Agreement to require an early termination thereof, (ii) default in any payment with respect to any Indebtedness (other than the Obligations) in excess, in the aggregate, of $10,000,000 owed to any Lender or any of their Affiliates, or to any other person, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness in excess, in the aggregate, of $10,000,000, or (iii) default in the observance or performance of any agreement or condition relating to any such Indebtedness in excess, in the aggregate, of $10,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or circumstance shall exist, the effect of which default or other event or circumstance is to cause, or to permit the holder or holders of such Indebtedness in excess, in the aggregate, of $10,000,000 (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness in excess, in the aggregate, of $10,000,000 to become due prior to its stated maturity; or any such Indebtedness in excess, in the aggregate, of $10,000,000 of a Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

(f)            Judgments:  one or more judgments or decrees shall be entered against a Borrower, or any of its Subsidiaries involving a liability equal to or more than $25,000,000 in the aggregate for all such judgments and decrees for the Borrowers and their respective Subsidiaries (excluding any judgment covered by insurance as to which the carrier has adequate claims paying ability and has not reserved its rights), and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

(g)           Bankruptcy, etc.:  a Borrower or any of the Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or an equivalent statute under the laws of Canada or any province thereof; or an involuntary case is commenced against a Borrower or any of the Material Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 45 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or equivalent appointee under the laws of Canada or any province thereof is appointed for, or takes charge of, all or substantially all of the property of a Borrower or any of the Material Subsidiaries; or any of the Borrowers or a Material Subsidiary commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to a Borrower or any of the Material Subsidiaries; or any such proceeding is commenced against a Borrower or any of the Material Subsidiaries to the extent such proceeding is consented to by such person or remains undismissed for a period of 45 days; or a Borrower or any of the Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or a Borrower or any of the Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 45 days; or a Borrower or any of the Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate (or similar organizational) action is taken by a Borrower or any of the Material Subsidiaries for the purpose of effecting any of the foregoing; or

(h)           ERISA:  (1) any of the events described in clauses (i) through (viii) of section 10.1(f) or clauses (i) through (iv) of section 10.1(g) shall have occurred; or (2) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (3) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(i)            Other Credit Documents:  the Pledge Agreements, any Guaranty or any other Credit Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms or by agreement made pursuant to the provisions of section 15.12) to be in full force and effect; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation under a Credit Document (other than this Agreement) to which it is a party and such default shall continue unremedied for a period of at least 30 days (or such other longer cure period permitted under the applicable Credit Document) after the earlier of (i) an officer of a Borrower obtaining actual knowledge of such default and (ii) after notice to Genlyte Group by either Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations under a Credit Document to which it is a party otherwise than in strict compliance with the terms thereof.

(j)            Change of Control:  there shall have occurred a Change of Control.

(k)           Qualified Receivables Transaction:  there shall occur an “Amortization Event” (as defined in the Qualified Receivables Purchase Agreement).

12.2.       Acceleration, etc.  Upon the occurrence of any Event of Default, the Administrative Agents shall, upon the written request of the Required Lenders, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of any of the Administrative Agents, for itself or as collateral agent or otherwise, or any Lender to enforce its claims against the Borrowers or any other Credit Party (provided that, if an Event of Default specified in section 12.1(g) shall occur, the result which would occur upon the giving of written notice by the Administrative Agents as specified in clauses (i), (ii) and (iii) below shall occur automatically without the giving of any such notice):  (i) declare the Total Commitment and the obligation to issue Letters of Credit terminated, whereupon the Commitment and any such obligation of each Lender shall forthwith terminate immediately without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, and all other Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii)  require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Administrative Agents, as cash collateral for their Obligations under the Credit Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agents and the Lenders and grant to the Administrative Agents and the Lenders a security interest in, all such cash as security for such Obligations; and/or (iv) require the Borrowers to, and the Borrowers shall thereupon cause to be issued one or more irrevocable letters of credit to the Administrative Agents, as collateral for their Obligations under the Credit Documents, on terms, and from financial institutions, reasonably acceptable to the Administrative Agents in an aggregate stated amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agents and the Lenders and grant to the Administrative Agents and the Lenders a security interest in, the proceeds payable under such letters of credit as security for such Obligations.  Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Administrative Agents shall return such cash collateral to Genlyte Group.

12.3.       Application of Liquidation Proceeds.  All monies received by the Administrative Agents or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

(1)           first, to the payment of all expenses (to the extent not paid by the Borrowers) incurred by the Administrative Agents and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys’ fees, court costs and any foreclosure expenses;

(2)           second, to the payment pro rata of interest then accrued on the outstanding Loans;

(3)           third, to the payment pro rata of any fees then accrued and payable to the Administrative Agents or any Lender under this Agreement;

(4)           fourth, to the payment pro rata of the principal balance then owing on the outstanding Loans, the Unpaid Drawings and the Specified Hedge Agreements;

(5)           fifth, to the payment pro rata of all other amounts owed by the Borrowers to the Administrative Agents or any Lender under this Agreement or any other Credit Document (including, without limitation, a deposit with any Letter of Credit Issuer in the aggregate amount of the Stated Amounts of all Letters of Credit Outstanding);

(6)           sixth, to the payment pro rata of all other amounts owed by the Borrowers to the Administrative Agents or any Lender or any Affiliate of any of the foregoing under any other agreement, instrument or document, so long as such Administrative Agent is provided with a true and correct copy thereof and such person timely certifies to such Administrative Agent the amount or amounts due and owing thereunder; and

(7)           finally, any remaining surplus after all of the Obligations and obligations described in clause (6) above have been paid in full, to Genlyte Group (as agent for itself and the Subsidiaries as their interests may appear) or to whomsoever shall be lawfully entitled thereto.

For the purpose of determining pro rata shares under clause (4) of this section 12.3, all Obligations in respect of Specified Hedge Agreements will be deemed to have an outstanding principal amount equal to the amount that would be payable (or would permit the Lender or Lender Affiliate counterparty thereto to cause to become payable) by, as the case may be, Genlyte Group or its Material Subsidiary that is party thereto (after giving effect to any netting agreement) upon the occurrence of any default or other termination thereunder (after notice and opportunity to cure to the extent, if any, provided for in such Specified Hedge Agreement).

SECTION 13.       THE ADMINISTRATIVE AGENTS.

13.1.       Appointment.  Each Lender hereby irrevocably designates and appoints NCB as the Domestic Administrative Agent and Bank One Canada as the Canadian Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes each of NCB and Bank One Canada as the Administrative Agents for such Lender and as collateral agents under the Pledge Agreements, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Administrative Agents by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  The Administrative Agents agree to act as such upon the express conditions contained in this section 13.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agents.  The provisions of this section 13 are solely for the benefit of the Administrative Agents, and the Lenders, and the Borrowers and their respective Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, the Administrative Agents shall act solely as agents of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers or any of their respective Subsidiaries.

13.2.       Delegation of Duties.  Each Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 13.3.

13.3.       Exculpatory Provisions.  Neither of the Administrative Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person’s own gross negligence or willful misconduct) or (ii)

responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Genlyte Group, or any of the Subsidiaries, or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by either Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrowers or any of their respective Subsidiaries, or any of their respective officers to perform its obligations hereunder or thereunder.  Neither of the Administrative Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their respective Subsidiaries.  Neither of the Administrative Agents shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agents to the Lenders or by or on behalf of the Borrowers or any of their respective Subsidiaries to the Administrative Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

13.4.       Reliance by Administrative Agents.  Each of the Administrative Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of their respective Subsidiaries), independent accountants and other experts selected by either Administrative Agent.  Each of the Administrative Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 15.12, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

13.5.       Notice of Default.  The Administrative Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agents have received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that an Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agents shall have received such directions, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable and in the best interests of the Lenders.

13.6.       Non-Reliance.  Each Lender expressly acknowledges that neither of the Administrative Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agents hereinafter taken, including any review of the affairs of the Borrowers or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agents to any Lender.  Each Lender represents to the Administrative Agents that it has, independently and without reliance upon either Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their respective Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon either Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their respective Subsidiaries.  No Administrative Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrowers or any of their respective Subsidiaries which may come into its possession or its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

13.7.       Indemnification.  The Lenders agree to indemnify each Administrative Agent in its capacity as such ratably according to their respective Domestic Revolving Loans, Unutilized Domestic Revolving Commitments, Canadian Revolving Loans, Unutilized Canadian Revolving Commitments and Domestic Term Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by such Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers, provided that no Lender shall be liable to either Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from such Administrative Agent’s gross negligence or willful misconduct.  If any indemnity furnished to an Administrative Agent for any purpose shall, in the opinion of such Administrative Agent, be insufficient or become impaired, such Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this section 13.7 shall survive the payment of all Obligations.

13.8.       The Administrative Agents in Individual Capacity.  Each Administrative Agent and its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Genlyte Group and the Subsidiaries and their Affiliates as though not acting as an Administrative Agent hereunder or as a collateral agent under the Pledge Agreements.  With respect to the Loans made by it and all Obligations owing to it, each Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms “Lender” and “Lenders” shall include such Administrative Agent in its individual capacity.

13.9.       Successor Administrative Agent.  Each Administrative Agent may resign as an Administrative Agent and as a collateral agent under the Pledge Agreements, upon not less than 20 Business Days’ notice to the Lenders and the Borrowers.  Each Administrative Agent may be removed as an Administrative Agent for cause upon not less than 20 Business Days’ notice to such Administrative Agent and the Borrowers from the Required Lenders. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders for any resigning or removed Administrative Agent, subject to prior approval by the Borrowers if no Default under section 12.1(a) or Event of Default has occurred and is continuing (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the resigning or removed Administrative Agent, and the term “Administrative Agents” and “Domestic Administrative Agent” or “Canadian Administrative Agent”, as the case may be, shall include such successor agent effective upon its appointment, and the resigning or removed Administrative Agent’s rights, powers and duties as an Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement.  After the resigning or removed Administrative Agent’s resignation or removal hereunder as an Administrative Agent, the provisions of this section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

13.10.     Other Agents.  Any Lender identified herein as a Co-Agent, Co-Lead Arranger, Syndication Agent, Co-Documentation Agent, Managing Agent, Manager or any other corresponding title, other than “Administrative Agent”, “Domestic Administrative Agent” or “Canadian Administrative Agent” shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

SECTION 14.  GUARANTY BY GENLYTE GROUP.

14.1.       Guaranty of Subsidiary Borrowings.  Without limiting in any respect the obligations and liabilities of Genlyte Group under and pursuant to the Guaranty executed and delivered pursuant to section 8.1(l), Genlyte Group hereby unconditionally guarantees, for the benefit of each Administrative Agent, each Letter of Credit Issuer and each Lender or any of its Affiliates which extends credit to any other Borrower or any Subsidiary hereunder or under a Specified Hedge Agreement or incurs expenses or liability hereunder or under a Specified Hedge Agreement, the full and punctual payment of all amounts at any time owed of every type or description, whether direct or indirect, contingent or absolute, by any such other Borrower or

Subsidiary in respect of any such extension or extensions of credit or expenses or liability (collectively, the “Guaranteed Obligations”).  Upon failure by any other Borrower or Guarantor to pay punctually any such amount, Genlyte Group shall forthwith on demand by the Administrative Agents (for their own account or acting on instructions from any affected Lender, on its own behalf or on behalf of any of its Affiliates) pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement (including, without limitation, section 7.4) or any other applicable agreement or instrument.

14.2.       Additional Undertaking.  As a separate, additional and continuing obligation, Genlyte Group unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agents, the Letter of Credit Issuers and the Lenders and their Affiliates referred to in section 14.1, that, should any amounts described in section 14.1 not be recoverable from Genlyte Group under section 14.1 for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or Specified Hedge Agreement or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, either Administrative Agent, any of their respective Affiliates, or any other Person, at any time, Genlyte Group as sole, original and independent obligor, upon demand by the Administrative Agents (acting on instructions from any affected Lender, on its own behalf or on behalf of any of its Affiliates), will make payment to the Administrative Agents, for the account of the affected Administrative Agents, Letter of Credit Issuers or Lenders (or any such Affiliate), of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in any applicable agreement or instrument.

14.3.       Guaranty Unconditional, etc.  The obligations of Genlyte Group under this section shall be unconditional and absolute and, without limiting the generality of the foregoing, except in the case of payment in full of all Obligations, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect to any Guaranteed Obligation of any other Borrower under any agreement or instrument, by operation of law or otherwise;

(b)           any modification or amendment of or supplement to this Agreement, any Note, any other Credit Document, or any agreement or instrument evidencing or relating to any Guaranteed Obligation;

(c)           any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation of any other Borrower or Subsidiary under any agreement or instrument evidencing or relating to any Guaranteed Obligation;

(d)           any change in the corporate existence, structure or ownership of any other Borrower or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Borrower or its assets or any resulting release or discharge of any obligation of any other Borrower contained in any agreement or instrument evidencing or relating to any Guaranteed Obligation;

(e)           the existence of any claim, set-off or other rights which Genlyte Group may have at any time against any other Borrower or Guarantor, either Administrative Agent, any Letter of Credit Issuer, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(f)            any invalidity or unenforceability relating to or against any other Borrower or Guarantor for any reason of any agreement or instrument evidencing or relating to any Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any other Borrower or Guarantor of any Guaranteed Obligation; or

(g)           any other act or omission to act or delay of any kind by any other Borrower or Guarantor, either Administrative Agent, any Lender, any of their Affiliates, or any other Person, or any other circumstance whatsoever, which might, but for the provisions of this section, constitute a legal or equitable discharge of Genlyte Group’s obligations under this section.

14.4.       Genlyte Group Obligations to Remain in Effect; Restoration.  Genlyte Group’s obligations under this section 14 shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Guaranteed Obligations, and all other amounts payable by Genlyte Group or any other Borrower or Guarantor under the Credit Documents or any other agreement or instrument evidencing or relating to any of the Guaranteed Obligations, shall have been paid in full and all Letters of Credit have been terminated or have expired. If at any time any payment of any of the Guaranteed Obligations of any other Borrower or Guarantor in respect of any Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such other Borrower or Guarantor, Genlyte Group’s obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

14.5.       Waiver of Acceptance, etc.  Genlyte Group irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Borrower, Guarantor or any other Person, or against any collateral or guaranty of any other Person.

14.6.       Subrogation.  Until the indefeasible payment in full of all of the Obligations and any other Guaranteed Obligations and the termination of the Commitments of the Lenders hereunder, and the termination or expiration of any Letters of Credit, Genlyte Group shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Borrower or Guarantor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Borrower or Guarantor in respect thereof.

14.7.       Effect of Stay.  In the event that acceleration of the time for payment of any amount payable by any other Borrower or Guarantor under any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of such other Borrower or Guarantor, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any Guaranteed Obligation shall nonetheless be payable by Genlyte Group under this section forthwith on demand by the Administrative Agents.

SECTION 15.       MISCELLANEOUS.

15.1.       Payment of Expenses etc.  (a) Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to pay (or reimburse the Administrative Agents and the Co-Lead Arrangers for) all reasonable out-of-pocket costs and expenses of the Administrative Agents and the Co-Lead Arrangers in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of Squire, Sanders & Dempsey L.L.P. and any other special counsel to the Administrative Agents.

(b)           The Borrowers agree to pay (or reimburse the Administrative Agents and the Co-Lead Arrangers for) all reasonable out-of-pocket costs and expenses of the Administrative Agents and the Co-Lead Arrangers in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by the Borrowers, including, without limitation, the reasonable fees and disbursements of Squire, Sanders & Dempsey L.L.P. and any other special counsel to the Administrative Agents.

(c)           The Borrowers agree to pay (or reimburse the Administrative Agents, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Administrative Agents and, upon and during the continuance of a Default or an Event of Default, the Lenders, in each case in connection with the enforcement against the Borrowers of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, (i) the reasonable fees and disbursements of Squire, Sanders & Dempsey L.L.P. and any other special counsel to the Administrative Agents, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel).

(d)           The Borrowers agree to pay and hold the Administrative Agents and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agents and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified person) to pay such taxes.

(e)           The Borrowers agree to indemnify each Administrative Agent, each Co-Lead Arranger, each Co-Documentation Agent, each Lender, and their respective officers, directors, trustees, employees, representatives, agents and Affiliates, and the successors and assigns of any of the foregoing (collectively, the “Indemnities”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

(i)            any investigation, litigation or other proceeding (whether or not either Administrative Agent, either Co-Lead Arranger, either Co-Documentation Agent or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders, either of the Co-Lead Arrangers, either of the Co-Documentation Agents or either of the Administrative Agents, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

(ii)           the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrowers or any of their past or then current Subsidiaries or Affiliates or any of their predecessors in interest, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrowers or any of their past or current Subsidiaries or any of their respective Affiliates or any of their predecessors in interest, if the Borrowers or any such Subsidiary or Affiliate could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrowers or any of their Subsidiaries or any of their respective Affiliates, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

15.2.       Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each of its Affiliates is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender or Affiliate (including, without limitation, by branches and agencies of such Lender or Affiliate wherever located) to or for the credit or the account of the Borrowers against and on account of the Obligations and liabilities of the Borrowers to such Lender under this Agreement or under any of the other Credit Documents or Specified Hedge Agreements, including, without limitation, all interests in Obligations of the Borrowers purchased by such Lender pursuant to section 15.4(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document or Specified Hedge Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

15.3.       Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission, e-mail transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrowers, at 10350 Ormsby Park Place, Suite 601, Louisville, Kentucky 40223 (telecopy, 502.420.9540), Attention: Treasurer (the Borrowers acknowledge and agree that any notice to the Borrowers provided for or required herein shall be sufficient as notice to all of the Borrowers if sent to the foregoing address); if to any Lender at its address specified for such Lender in Annex I hereto; if to the Domestic Administrative Agent or the Canadian Administrative, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, transmitted or cabled or sent by overnight courier, and shall be effective when received.

15.4.       Benefit of Agreement.  (a) Successors and Assigns Generally.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of all the Lenders (other than any Defaulting Lender), and, provided, further, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 15.4(c).

(b)           Participations.  Notwithstanding the foregoing, with the prior written consent of Genlyte Group (unless a Default or an Event of Default exists, in which case no consent of Genlyte Group shall be required, unless following such participation permitted under this section 15.4(b), a Borrower would incur additional costs, withholding obligations or other reimbursement obligations under section 2.10 that are not then being paid or performed in respect of the participating Lender and such Borrower has not otherwise exercised its right to replace such participant under section 7.4(b), in which case Genlyte Group will have a right to consent to such participation in accordance with this paragraph) and the Administrative Agents (which consents shall not be unreasonably withheld) each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to any person, provided, however, a reasonable basis to withhold such consent includes any increased costs to a Borrower under section 2.10 or otherwise from those being charged by the respective granting Lender prior to granting such participation, and provided further that in the case of any such participation,

(i)            the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

(ii)           such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

(iii)          such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

(iv)          such Lender shall remain the holder of any Note for all purposes of this Agreement, and

(v)           the Borrowers, the Administrative Agents, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.10 and 2.11  of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend any interim or final date on or by which any Loan in which such participant is participating may be incurred, or on which any such Loan or Unpaid Drawing is scheduled to be repaid, prepaid or mature, extend the expiration date of any Letter of Credit in which such participant is participating beyond the Maturity Date, or extend any interim or final date on which any Commitment in which such participant is participating is scheduled to expire or terminate, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), or release of all or a substantial portion of the collateral pledged under any of the Pledge Agreements or release of a Borrower from any obligations hereunder or any Guarantor from its Guaranty, or (y) consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement.

(c)           Assignments by Lenders.  Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) which is not a Defaulting Lender and which is a commercial bank, financial institution or other “accredited investor” (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $2,000,000 (with respect to Domestic Revolving Loans, Domestic Revolving Commitments or Domestic Term Loans) or CDN$2,000,000 (with respect to Canadian Revolving Loans or Canadian Revolving Commitments), as the case may be, in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that

(i)            in the case of any assignment of a portion of (1) any Domestic Revolving Loans and/or Domestic Revolving Commitment of a Domestic Revolving Facility Lender, such Lender shall retain a minimum fixed portion of all Domestic Revolving Loans and Domestic Revolving Commitments equal to at least $2,000,000, (2) any Domestic Term Loan, such Lender shall retain a minimum fixed portion equal to at least $2,000,000, and (3)

any Canadian Revolving Loans and/or Canadian Revolving Commitment of a Canadian Facility Lender, such Lender shall retain a minimum fixed portion of all Canadian Revolving Loans and Canadian Revolving Commitments equal to at least CDN$2,000,000,

(ii)           the Swing Line Lender may only assign its Swing Line Revolving Commitment and its Swing Line Revolving Loans as an entirety and only if the assignee thereof is or becomes a Domestic Revolving Facility Lender,

(iii)          at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

(iv)          upon surrender of the old Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

(v)           in the case of clause (y) only, the consent of the Administrative Agents and Genlyte Group shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed; provided, however, a reasonable basis to withhold such consent includes any increased costs, withholdings or financial burden to a Borrower under any one or more of section 2.10, section 3.5, section 4.5 and section 7.4(a) or otherwise from those being charged by the respective assigning Lender prior to such assignment; and provided further, however, that no such consent of Genlyte Group shall be required if any Default under section 12.1(a) or an Event of Default shall have occurred and be continuing), unless following such transfer to an Eligible Transferee permitted under this section 15.4(c), a Borrower would incur additional costs, withholding obligations or other reimbursement obligations under any one or more of section 2.10, section 3.5, section 4.5 and section 7.4(a) that are not then being paid or performed in respect of the transferring Lender and such Borrower has not otherwise exercised its right to replace such Eligible Transferee under section 7.4(b), in which case Genlyte Group will have a right to consent to such transfer in accordance with this paragraph,

(vi)          in the case of an assignment by a Canadian Facility Lender, the assignee is not a non-resident of Canada, as defined by the Income Tax Act (Canada), and

(vii)         the Domestic Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500,

and, provided further, that such transfer or assignment will not be effective until the Assignment and Assumption Agreement in respect thereof is recorded by the Administrative Agents on the Lender Register maintained by it as provided herein.

To the extent of any assignment pursuant to this section 15.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

At the time of each assignment pursuant to this section 15.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrowers and the Administrative Agents the appropriate Internal Revenue Service Forms.  To the extent that an assignment of all or any portion of a Lender’s Commitment and related outstanding Obligations pursuant to this section 15.4(c) would, at the time of such assignment, result in increased costs under any one or more of section 2.10, section 3.5, section 4.5 and section 7.4(a) from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type referred to above in this sentence resulting from changes after the date of the respective assignment).

Nothing in this section 15.4(c) shall prevent or prohibit (i) any Lender which is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) any Lender which is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it.  No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

(d)           No SEC Registration or Blue Sky Compliance.  Notwithstanding any other provisions of this section 15.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any State.

(e)           Representations of Lenders.  Each Lender initially party to this Agreement hereby represents, and each person that becomes a Lender pursuant to an assignment permitted by this section 15.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other “accredited investor” (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding sections 15.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

15.5.       No Waiver: Remedies Cumulative.  No failure or delay on the part of either Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between a Borrower or the Borrowers and either Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which either Administrative Agent or any Lender would otherwise have.  No notice to or demand on a Borrower in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of either Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

15.6.       Payments Pro Rata.  (a) Each Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers or other Credit Parties in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Class of Loans or other Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agents prior to 1:00 P.M. (local time at its Payment Office) in funds which are immediately available on such day, the Administrative Agents will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

(b)           Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c)           Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 15.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

15.7.       Calculations: Computations.  (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders); provided, that if at any time the computations determining compliance with section 11 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

(b)           All computations of interest on Eurodollar Loans and CDOR Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days, and all computations of Facility Fees and other fees and interest on Domestic Prime Rate Loans and Canadian Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as the case may be.  For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period of time.  The rates of interest under this Agreement are nominal rates, and not effective rates or yields.  The principal of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

15.8.       Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.  (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.  Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrowers hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrowers hereby further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrowers at the address for notices pursuant to section 15.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against another party hereto in any other jurisdiction to the extent otherwise permitted by law.

(b)           The Borrowers hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 15.8(a) above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

15.9.       Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and each Administrative Agent.

15.10.     Effectiveness; Integration.  This Agreement shall become effective on the date (the “Effective Date”) on which the Borrowers and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agents at the applicable Notice Office of the Administrative Agents or, in the case of the Lenders, shall have given to the Administrative Agents telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed or sent by overnight courier to it. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agents or the Co-Lead Arrangers, for their own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

15.11.     Headings Descriptive.  The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

15.12.     Amendment or Waiver.  Except as otherwise expressly provided in this Agreement, neither this Agreement nor any terms hereof or thereof may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and signed by the Borrowers and:

(1)           with respect to any such amendment, waiver or other modification that (A) affects a right, privilege, remedy or other interest of the Canadian Facility Lenders only and (B) does not in any respect limit, impair or otherwise adversely affect any right, privilege, remedy or other interest of any one or more of the Domestic Revolving Facility Lenders or Domestic Term Loan Lenders, by the Required Canadian Facility Lenders,

(2)           with respect to any such amendment, waiver or other modification that (A) affects a right, privilege, remedy or other interest of the Domestic Revolving Facility Lenders only and (B) does not in any respect limit, impair or otherwise adversely affect any right, privilege, remedy or other interest of any one or more of the Canadian Facility Lenders, or Domestic Term Loan Lenders by the Required Domestic Revolving Facility Lenders,

(3)           with respect to any such amendment, waiver or other modification that (A) affects a right, privilege, remedy or other interest of the Domestic Term Loan Lenders only and (B) does not in any respect limit, impair or otherwise adversely affect any right, privilege, remedy or other interest of any one or more of the Domestic Revolving Facility Lenders or Canadian Facility Lenders, by the Required Domestic Term Loan Lenders, and

(4)           otherwise, by the Required Lenders;

provided, however, that, notwithstanding the provisions of clauses (1), (2), (3) and (4), immediately preceding, no such amendment, waiver or other modification shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

(a)           extend the Maturity Date or any other date on which any Loan principal is due or extend any date on or by which any Loan to be made by such Lender may be incurred or any Letter of Credit may be issued, or extend any date on or by which any reimbursement or Unpaid Drawing is scheduled to be repaid, or extend the expiration date of any Letter of Credit beyond the Maturity Date, or extend any date on which any Commitment of such Lender is scheduled to expire or terminate, or reduce the rate or extend the time of payment of any interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount of any Loan or Unpaid Drawing, or increase any Commitment of such Lender over the amount thereof then in effect, or release all or a substantial portion of the collateral pledged under any of the Pledge Agreements, or release a Borrower from its obligations hereunder or under any Guaranty or any Guarantor from its Guaranty,

 (b)          amend, modify or waive any provision of this section 15.12, or section 12.3, 13.7, 15.1, 15.4, 15.6 or 15.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

(c)           reduce the percentage specified in, or otherwise modify, the definition of Required Canadian Facility Lenders, Required Domestic Revolving Facility Lenders, Required Domestic Term Loan Lenders, or Required Lenders, or

(d)           consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement.

No provision of section 13 may be amended without the consent of the Administrative Agents.

15.13.     Survival.  All indemnities set forth herein including, without limitation, in sections 2.10, 2.11, 7.4, 13.7, 15.1, 15.15 and 15.16, shall survive the execution and delivery of this Agreement and the making, prepayment and repayment of Loans.

15.14.     Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrowers shall not be responsible for costs arising under any one or more of section 2.10, section 3.5, section 4.5 and section 7.4(a) resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

15.15.     Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any of the Notes in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Domestic Administrative Agent (in the case where the Original Currency is U.S. Dollars) or the Canadian Administrative Agent (in the case where the Original Currency is Canadian Dollars) could purchase the Original Currency with the Other Currency at the Payment Office of such Administrative Agent on the second Business Day preceding that on which final judgment is given.

(b)           The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or either Administrative Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or such Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Lender or such Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase U.S. Dollars or Canadian Dollars, as applicable, with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or such Administrative Agent (as the case may be) in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or such Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or such Administrative Agent (as the case may be) in the Original Currency, such Lender or such Administrative Agent (as the case may be) agrees to remit to the applicable Borrower such excess.

15.16.     Lender Register.  The Borrowers hereby designate the Administrative Agents to serve as their agents, solely for purposes of this section 15.16, to retain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and to maintain a register (the “Lender Register”) on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of such Lenders to the Borrowers, the Loans made to the Borrowers by each of such Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender.  Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans.  With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agents with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agents on the Lender Register only upon the acceptance by the Administrative Agents of a properly executed and delivered Assignment and Assumption Agreement pursuant to section 15.4(c).  The Borrowers agree to indemnify each Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by such Administrative

Agent in performing its duties under this section 15.16.  The Lender Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

15.17.     General Limitation of Liability.  No claim may be made by the Borrowers, any Lender or either Administrative Agent or any other person against the other Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of the Administrative Agents or any other Lender, for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and the Borrowers, each Lender and each Administrative Agent hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

15.18.     No Duty.  All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by either Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of such Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrowers or to any of their respective Subsidiaries or Affiliates, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.  The Borrowers agree, on behalf of themselves and on behalf of their Subsidiaries not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

15.19.     Lenders and Agents Not Fiduciary to Borrowers, etc.  The relationship among the Borrowers and their respective Subsidiaries and Affiliates, on the one hand, and the Administrative Agents and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agents and the Lenders have no fiduciary or other special relationship with the Borrowers and any of their respective Subsidiaries and Affiliates, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

15.20.     Survival of Representations and Warranties.  All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Notes and any other documents the forms of which are attached as Exhibits hereto and any other Credit Documents, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by either Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf.  All statements of any Credit Party contained in any certificate or other document delivered to either Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrowers or any of their respective Subsidiaries or Affiliates pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to either Administrative Agent or any Lender.

15.21.     Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

15.22.     Obligations of Borrowers.  Except as otherwise provide in section 15.23, all obligations, liabilities, covenants and agreements of the Borrowers in this Agreement and any other Credit Document shall be joint and several, whether or not expressly so stated, and the joint obligation of each Borrower shall be unconditional and absolute and, without limiting the generality of the foregoing, except in the case of payment in full of all Obligations, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any act or omission to act or delay of any kind by the other Borrower, either Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of that Borrowers’ obligations under this Agreement and the other Credit Documents.  Any right exercisable, direction or notice that may be given or request that may be made by the Borrowers under or in respect of this Agreement or any other Credit Document may be exercised, given or made by any other Borrower, and the other Borrower acknowledges and agrees that in that case it shall be bound by the other Borrower.  In the event that any exercise of a right, direction, notice or request made by a Borrower violates or in any manner conflicts with or is inconsistent with that of the other Borrower, the Administrative Agents and the Lenders will deem the exercise, direction, notice or request of Genlyte Group as binding on the Borrowers and may ignore those of any other Borrower.

15.23.     Separate Obligations of Foreign Borrowers and Canadian Facility Guarantors.  For the avoidance of doubt, each of the Borrowers, Administrative Agents and Lenders acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or any of the Credit Documents, (a) the Obligations of any Foreign Borrower under this Agreement or any of the Credit Documents shall be separate and distinct from the Obligations of any other Borrower (other than a Foreign Borrower of the same country) and shall be expressly limited to the extent of such Obligations directly attributable to such Foreign Borrower (or other Foreign Borrower of the same country), and (b) the Obligations of any Canadian Facility Guarantor under this Agreement or any of the Credit Documents shall be expressly limited to the Obligations arising under or in connection with the Canadian Revolving Facility.  In furtherance of the foregoing, each of the parties acknowledges and agrees that the liability of any Foreign Borrower for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Credit Documents shall be several from but not joint with the Obligations of any other Borrower (other than a Foreign Borrower of the same country).

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

THE GENLYTE GROUP INCORPORATED
as a Borrower

By:	/s/ William G. Ferko
Name/Title:	William G. Ferko
CFO, VP, and Treasurer

GENLYTE THOMAS GROUP LLC
as a Borrower

By:	/s/ William G. Ferko
Name/Title:	William G. Ferko CFO & VP

GENLYTE HOLDINGS INC.
as a Borrower

By:	/s/ William G. Ferko
Name/Title:	William G. Ferko, Treasurer

GENLYTE LIGHTING CORPORATION
as a Borrower

By:	/s/ William G. Ferko
Name/Title::	William G. Ferko, Treasurer

GENLYTE CLP NOVA SCOTIA ULC
as a Borrower

By: :	/s/ William G. Ferko
Name/Title:	William G. Ferko, Vice President

[Signatures continue on the following page.]

GENLYTE CGP NOVA SCOTIA ULC
as a Borrower

By:	/s/ William G. Ferko
Name/Title:	William G. Ferko, VP

NATIONAL CITY BANK OF KENTUCKY,
as a Lender, a Letter of Credit Issuer, the Swing Line Lender, a Co-Lead Arranger and the Domestic Administrative Agent

By:	/s/ Deroy Scott
Name/Title:	Deroy Scott, Sr. Vice President

BANK ONE, NA, CANADA BRANCH
as a Lender, a Letter of Credit Issuer and the Canadian Administrative Agent

By:	/s/ Michael Tam
Name/Title:	Michael Tam, Director

J.P. MORGAN SECURITIES INC.
as a Co-Lead Arranger

By:	/s/ Joseph Brenner
Name/Title:	Joseph Brenner, Sr. Vice President

[Signatures continue on the following page.]

BANK ONE, N.A.
as a Lender and a Letter of Credit Issuer

By:	/s/ Joseph Brenner
Name/Title:	Joseph Brenner, Sr. Vice President

[Signatures continue on the following page.]

BANK OF AMERICA, N.A.
as a Lender, a Letter of Credit Issuer and a Co-Documentation Agent

By:	/s/ Bryan Hulker
Name/Title:	Bryan Hulker, Sr. Vice President

[Signatures continue on the following page.]

SUNTRUST BANK
as a Lender and a Co-Documentation Agent

By:	/s/ Anson M. Lewis
Name/Title:	Anson M. Lewis, Banking Officer

[Signatures continue on the following page.]

NATIONAL CITY BANK, CANADA BRANCH
as a Lender

By:	/s/ G. William Hines
Name/Title:	G. William Hines, Sr. Vice President

[Signatures continue on the following page.]

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Chester A. Misbach, Jr.
Name/Title:	Chester A. Misbach, Jr.
Sr. Vice President

[Signatures continue on the following page.]

FIFTH THIRD BANK, KENTUCKY, INC.
as a Lender

By:	/s/ Jeff Goodwin
Name/Title:	Jeff Goodwin, Vice President

[Signatures continue on the following page.]

THE BANK OF NEW YORK
as a Lender

By:	/s/ Kenneth R. McDonnell
Name/Title:	Kenneth R. McDonnell
Vice President

[Signatures continue on the following page.]

BRANCH BANKING AND TRUST COMPANY
as a Lender

By:	/s/ Philip S. Poindexter
Name/Title:	Philip S. Poindexter, Sr. Vice President

[Signatures continue on the following page.]

THE TORONTO DOMINION BANK
as a Lender

By:	/s/ Denis Houle
Name/Title:	Denis Houle, Relationship Manager

[Signatures continue on the following page.]

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By:	/s/ David A. Wombwell
Name/Title:	David A. Wombwell, Sr. Vice President

[Signatures continue on the following page.]

OLD NATIONAL BANK
as a Lender

By:	/s/ Darrin McCauley
Name/Title:	Darrin McCauley, Sr. Vice President

[Signatures continue on the following page.]

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ David Wilsdorf
Name/Title:	David Wilsdorf, Vice President